As filed with the Securities and Exchange Commission on March 21, 2007.

Registration No. 333-_________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

QUAINT OAK BANCORP, INC.

(Name of small business issuer in its charter)

Pennsylvania	6036	(To be requested)
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

607 Lakeside Drive Southampton, Pennsylvania 18966 (215) 364-4059
(Address and telephone number of principal executive offices) (Address of principal place of business or intended principal place of business)

Robert T. Strong
President and Chief Executive Officer
607 Lakeside Drive
Southampton, Pennsylvania 18966
(215) 364-4059
(Name, address and telephone number of agent for service)

With copies to:

Raymond A. Tiernan, Esq. Eric M. Marion, Esq. Elias, Matz, Tiernan & Herrick L.L.P. 734 15th Street, N.W., 12th Floor Washington, DC 20006 (202) 347-0300	V. Gerard Comizio, Esq. Thacher Proffitt & Wood LLP 1700 Pennsylvania Avenue, N.W., Suite 800 Washington, DC 20005 (202) 347-8400

Approximate date of proposed sale to the public: As soon as practicableafter this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [    ]  ____________________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [    ] _________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [    ] _________________________

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [    ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $0.01 par value	1,388,625(1)	$10.00	$13,886,250	$426.31

(1)	Estimated solely for the purpose of calculating the registration fee.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Securities and Exchange Commission declares the registration statement effective. This prospectus is not an offer to sell these securitites, and are not soliticing an offer to buy these securities, in any state or jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION - DATED                 , 2007

PROSPECTUS

Quaint Oak Bancorp, Inc.
(Proposed Holding Company for Quaint Oak Bank)
Up to 1,207,500 Shares of Common Stock

        This prospectus describes the initial public offering of shares of Quaint Oak Bancorp, Inc., a company being formed in connection with the conversion of Quaint Oak Savings Bank from the mutual to the stock form of organization. In connection with the conversion, Quaint Oak Savings Bank will amend and restate its Pennsylvania mutual savings bank charter as a Pennsylvania stock savings bank charter and change its name to “Quaint Oak Bank.” Upon completion of the conversion and offering, all of the common stock of Quaint Oak Bank will be owned by Quaint Oak Bancorp, and all of the common stock of Quaint Oak Bancorp will be owned by public shareholders. We expect that the common stock of Quaint Oak Bancorp will be listed on the OTC Bulletin Board.

        We are offering up to 1,207,500 shares of common stock for sale, at a price of $10.00 per share, on a priority basis to Quaint Oak Savings Bank’s depositors in a subscription offering. Shares of common stock not purchased in the subscription offering may be offered to the general public in a community offering. The community offering may begin during or immediately following the subscription offering. Any shares of common stock not purchased in the subscription offering or the community offering may also be offered for sale through a syndicated community offering. We must sell a minimum of 892,500 shares to complete the offering. We may increase the maximum number of shares that we sell in the offering up to 1,388,625 shares, without notice to persons who have subscribed for shares, due to regulatory considerations, demand for the shares or changes in financial market conditions. The offering is expected to terminate at 12:00 noon, Eastern time, on _________ __, 2007. We may extend this expiration date without notice to you until __________ __, 2007.

        If you are or were a depositor of Quaint Oak Savings Bank, you have priority rights to purchase shares of common stock in a subscription offering if:

•	you had at least $50 on deposit at Quaint Oak Savings Bank on December 31, 2005;
•	you had at least $50 on deposit at Quaint Oak Savings Bank on ________ __, 2007; or
•	you were a depositor of Quaint Oak Savings Bank as of [Voting Record Date].

        If you do not fit the categories described above, but you are interested in purchasing shares of our common stock, you may have the opportunity to purchase shares in a community offering after subscription offering orders are filled. We expect our directors and executive officers, together with their associates, to subscribe for a total of 78,500 shares, which at the maximum of the offering range equals 6.5% of the shares to be sold in the offering.

        The minimum number of shares you may purchase is 25 shares. After submission, orders are irrevocable unless the offering is terminated or is extended beyond _______ __, 2007 or the number of shares of common stock to be sold increases to more than 1,388,625 shares or decreases to less than 892,500 shares. If the offering is extended beyond _______ __, 2007, subscribers will have the right to modify or rescind their purchase orders. Funds received during the offering by check or money order will be held in a segregated account at Quaint Oak Savings Bank, or at our discretion, at another insured depository institution, and will earn interest at our passbook savings rate. If we terminate the offering, or if we extend the offering beyond _______ __, 2007 and you reduce or rescind your order, we will promptly return your funds without penalty, with interest at our passbook savings rate, and deposit withdrawal authorizations will be cancelled or reduced.

        Ryan Beck & Co., Inc. will assist us in selling our shares of common stock on a best efforts basis. Ryan Beck & Co., Inc. is not required to purchase any shares of the common stock that are being offered for sale. Purchasers will not pay a commission to purchase shares of common stock in the offering.

This investment involves a degree of risk, including the possible loss of principal.

Please read “Risk Factors” beginning on page __.

OFFERING SUMMARY

Price per share: $10.00

	Minimum	Maximum	Maximum, as Adjusted
Number of shares	892,500	1,207,500	1,388,625
Gross offering proceeds	$8,925,000	$12,075,000	$13,886,250
Estimated offering expenses(1)	$370,000	$370,000	$370,000
Selling agent fees and expenses	$180,000	$180,000	$180,000
Estimated net proceeds	$8,375,000	$11,525,000	$13,336,250
Estimated net proceeds per share	$9.38	$9.54	$9.60

(1)	Excludes selling agent fees and expenses payable to Ryan Beck & Co., Inc. in connection with the offering.

        These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

        Neither the Securities and Exchange Commission, the Federal Deposit Insurance Corporation, the Pennsylvania Department of Banking nor any state securities regulator has approved or disapproved these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

For assistance, please contact our Stock Information Center at __________.

RYAN BECK & CO., INC.

The date of this prospectus is __________ __, 2007

[Map Appears Here]

Table of Contents

Questions and Answers About the Conversion and Offering	1
Summary	5
Risk Factors	16
Forward-Looking Statements	19
Selected Financial and Other Data	20
How We Intend To Use The Proceeds From The Offering	22
Our Policy Regarding Dividends	23
Market For The Common Stock	23
Regulatory Capital Requirements	24
Our Capitalization	25
Unaudited Pro Forma Data	26
Management's Discussion and Analysis of Financial Condition and Results of Operations	30
Business of Quaint Oak Bancorp	38
Business of Quaint Oak Savings Bank	38
Regulation	48
Federal and State Taxation	56
Management	57
Proposed Purchases of Common Stock by Management	65
The Conversion and Offering	66
Restrictions on Acquisition of Quaint Oak Bancorp and Quaint Oak Bank and Related Anti-Takeover Provisions	82
Description of Capital Stock of Quaint Oak Bancorp	89
Transfer Agent and Registrar	89
Registration Requirements	90
Legal and Tax Matters	90
Experts	90
Where You Can Find Additional Information	90
Index to Financial Statements	91

QUESTIONS AND ANSWERS ABOUT THE CONVERSION AND OFFERING

        The following are answers to frequently asked questions. You should read this entire prospectus, including “Risk Factors” beginning on page __. The sections entitled “Summary” and “The Conversion and Offering” beginning on page __ and page __, respectively, provide detailed information about Quaint Oak Bancorp and Quaint Oak Savings Bank, the conversion, the offering and placing stock orders.

General — The Conversion

Q. What is a conversion?

A. A conversion is a change in corporate form of organization. Currently, Quaint Oak Savings Bank is a Pennsylvania-chartered mutual savings bank. As a result of the conversion and offering, Quaint Oak Savings Bank will become a Pennsylvania-chartered stock savings bank and will change its name to “Quaint Oak Bank.” Quaint Oak Bank will be wholly-owned by our recently formed Pennsylvania corporation, Quaint Oak Bancorp, Inc. Quaint Oak Bancorp will sell shares of its common stock to the public and to our employee stock ownership plan. The plan of conversion is subject to the approval of eligible Quaint Oak Savings Bank depositors as of [Voting Record Date].

Q. What are the reasons for the conversion?

A. The conversion and offering are intended to provide an additional source of capital not currently available to Quaint Oak as a mutual institution. The net proceeds raised in the offering will allow us to:

•	better serve the needs of our community by financing the expansion of its business activities, including future lending and operational growth;
•	enhance existing products and services and support the development of new products and services;
•	enhance our ability to attract and retain qualified directors, management and other employees through stock-based incentive plans;
•	upgrade our technology infrastructure, marketing, training programs and staff recruitment. We may use the net proceeds retained by Quaint Oak Bancorp to pay dividends to stockholders (although we have not determined whether to pay dividends at this time);
•	repurchase shares of our common stock; and
•	fund other general corporate purposes.

Q. Will the conversion affect my deposit accounts or loans?

A. No. The conversion will not affect the balance or terms of deposit accounts or loans. Deposits will continue to be federally insured by the Federal Deposit Insurance Corporation up to the maximum legal limits. Deposit accounts are not being converted to stock.

Q. Will customers notice any change in Quaint Oak Savings Bank’s day-to-day activities as a result of the conversion?

A. No. It will be business as usual. The conversion is a change in our corporate structure. There will be no change to management or staff as a result of the conversion.

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Q. Why should I vote on the Plan of Conversion?

A. Each Quaint Oak Saving Bank voting depositor (depositors on _______ __, 2007) who is eligible to vote received a proxy card attached to a stock order form. Voter packages include detailed information with regard to the Plan of Conversion, which cannot be implemented without their approval. Our Board of Trustees believes that converting to a fully-public company will best support Quaint Oak Savings Bank’s future growth. YOUR VOTE IS IMPORTANT. Not returning a proxy card has the same effect as a vote AGAINST the proposal. Our Board urges a vote FOR the proposal.

The Offering

Q. Will I be charged a commission if I purchase shares of common stock in the offering?

A. No. You will not be charged a commission or fee to purchase shares in the offering.

Q. How many shares of common stock are being offered for sale and at what price?

A. We are offering for sale between 892,500 and 1,207,500 shares of common stock at a price of $10.00 per share, subject to an increase up to 1,388,625 shares.

Q. Who may purchase shares of common stock in the offering?

A. By regulation, non-transferable rights to subscribe for shares of common stock in a subscription offering have been granted under our plan of conversion in the following order of priority:

(1) Depositors with a minimum of $50 on deposit at Quaint Oak as of December 31, 2005.

(2) Our tax-qualified employee stock ownership plan.

(3) Depositors with a minimum of $50 on deposit at Quaint Oak as of _____ __, 2007.

(4) Quaint Oak’s depositors as of [Voting Record Date].

        If all shares are not subscribed for in the subscription offering, we may offer shares in a community offering. The community offering, if any, may commence during the subscription offering or just after the subscription offering concludes. If a community offering is conducted, shares will be offered with a preference given first to natural persons who reside in Bucks County, Pennsylvania and then to members of the general public. Shares may also be offered for sale through a syndicated community offering managed by Ryan Beck &Co., Inc.

Q. How many shares of common stock may I purchase in the offering?

A. The minimum number of shares you may purchase is 25 shares ($250). The maximum number of shares that may be purchased by one person, or persons exercising subscription rights through a single qualifying deposit account held jointly, is 15,000 shares ($150,000). Furthermore, no person, together with associates and persons acting in concert with such person, may purchase more than 25,000 shares ($250,000) in all categories of the offering combined. More detail on purchase limits, including the definition of “associate” and “acting in concert” can be found in the Prospectus section entitled “The Conversion and Offering — Limitations on Common Stock Purchases.”

Q. How can I pay for the shares of common stock?

A. Payment for shares may be remitted in two ways:

•	By personal check, bank check or money order made payable to Quaint Oak Bancorp, Inc., which will be cashed immediately upon receipt and deposited into a segregated account at Quaint Oak Savings Bank or, at our discretion at another depository institution.
•	By authorization to withdraw funds from certain types of Quaint Oak Savings Bank deposit accounts, as explained on the stock order form. A hold will be placed on the dollar amounts

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authorized, and the funds will not be available to you. Funds will be withdrawn at the completion of the offering. There will be no penalty for early withdrawal from certificate of deposit accounts.

        Cash, wire transfers or third party checks may not be remitted as payment. To ensure proper allocation of stock, each account holder must list on his stock order form all deposit accounts in which he had an ownership interest as of his applicable eligibility date. Failure to list an account, or providing incorrect information, could result in a loss of all or part of the subscriber’s allocation, in the event the offering is oversubscribed.

Q. When is the deadline for subscribing for stock?

A. We must receive a properly signed and completed stock order form at our Stock Information Center with the required payment no later than 12:00 noon, Eastern time, on _______ __, 2007. Delivery of a stock order form may only be made by:

•	mail, using the order reply envelope provided,
•	overnight delivery to the Stock Information Center address on the stock order form, or
•	hand-delivery to the Stock Information Center, located at our corporate office, 607 Lakeside Drive, Southampton, Pennsylvania 18966.

Q. Can I cancel or change my stock order?

A. No. After we receive your order, you cannot cancel or change it.

Q. Will I earn interest on my funds?

A. Yes. If you pay by check or money order, you will earn interest at Quaint Oak Savings Bank’s passbook savings rate from the day we cash your check or money order until the completion of the offering, when we will issue you a check for interest earned on these funds. If you pay for the shares by authorizing a direct withdrawal from your Quaint Oak Savings Bank deposit account(s), your funds will continue earning interest at the contractual rate, and the interest will remain in your account(s) after the subscription funds are withdrawn, upon completion of the offering.

Q. I am eligible to subscribe for shares of common stock in the subscription offering but am not interested in investing. May I allow someone else to use my stock order form to take advantage of my priority as an eligible depositor?

A. No. Subscription rights are non-transferable. Only certain Quaint Oak Savings Bank depositors are eligible to purchase shares in the subscription offering. To preserve subscription rights, the shares purchased may only be registered in the name(s) of the eligible depositor(s), as described further in this prospectus. On occasion, unscrupulous people attempt to persuade eligible account holders to transfer subscription rights, or to purchase shares in the offering based on an understanding that the shares will be subsequently transferred to others. If you participate in these schemes, you are breaking the law and may be subject to prosecution. If you become aware of any such activities, we ask that you notify our Stock Information Center promptly so that we can take the necessary steps to protect our eligible depositors’ subscription rights in the offering.

Q. May I obtain a loan from Quaint Oak Savings Bank to pay for shares of common stock in the offering?

A. No. Federal law prohibits Quaint Oak Savings Bank from knowingly loaning funds to purchase shares of common stock in the offering.

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Q. May I use my Quaint Oak Savings Bank individual retirement account, or an individual retirement account held elsewhere, to purchase shares in the offering?

A. You might be able to use your individual retirement account funds; however using your individual retirement account funds for this type of purchase requires special arrangements and additional processing time. If you are interested in using your individual retirement account funds held at Quaint Oak Savings Bank or elsewhere, please call the Stock Information Center for assistance at least two weeks before _______ __, 2007. Your ability to use these funds may depend on timing constraints and, possibly, limitations imposed by your individual retirement account trustee.

Q. What happens if there are not enough shares of common stock to fill all stock orders?

A. If we receive orders for more shares than we have available to sell, we will be required to allocate shares in the order of priority outlined under the headings “The Conversion and Offering — Subscription Offering and Subscription Rights” and “The Conversion and Offering — Community Offering” of this prospectus. Orders received in the subscription offering will have priority. If we are unable to fill your order, or can only fill your order in part, you will receive a refund of the appropriate amount, with interest. If you paid by check or money order, we will issue you a refund check. If you paid by authorizing withdrawal from your Quaint Oak Savings Bank deposit account(s), we will only withdraw the funds necessary to pay for the shares you are allocated to receive. Unused funds, along with accrued interest, will remain in your account(s).

Q. Will the common stock be insured?

A. No. Like any other shares of common stock, our shares of common stock will not be insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Q. Are directors and executive officers of Quaint Oak Bancorp, Inc. planning to purchase shares?

A. Yes. We expect our directors and executive officers, together with their associates, to subscribe for a total of ______ shares, which at the maximum of the offering range equals ____% of the shares to be sold in the offering.

Q. How will our shares be traded and when will I receive a stock certificate?

A. We expect that shares of our common stock will be listed on the OTC Bulletin Board. As soon as possible after the completion of the offering, investors will be mailed stock certificates. Although the shares of common stock will have begun trading, brokerage firms may require that you have received your stock certificate(s) prior to selling your shares. We cannot assure you that you will be able to sell your shares at or above the $10.00 per share offering price.

Q. Where can I call or visit to get more information?

A. A Stock Information Center has been established at Quaint Oak Savings Bank’s corporate office, 607 Lakeside Drive, Southampton, Pennsylvania 18966. For assistance, you may call the Stock Information Center at [___-___ ____] from __:00 a.m. to __:00 p.m., Eastern time, Monday through Friday. The Stock Information Center is not open on weekends or on bank holidays.

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SUMMARY

        This summary highlights material information from this document and may not contain all the information that is important to you. You should read this entire document carefully, including the sections entitled “Risk Factors” and “The Conversion and Offering,” before making a decision to invest in our common stock.

        In this prospectus, unless we specify otherwise, “Quaint Oak Bancorp,”“we,” “us,” and “our” refers to Quaint Oak Bancorp, Inc., a Pennsylvania corporation. “Quaint Oak Savings Bank”, “Quaint Oak Bank” or “Quaint Oak” refer to Quaint Oak Savings Bank, a Pennsylvania-chartered savings bank in its mutual form or Quaint Oak Bank in its stock form as the context requires.

The Companies

        Quaint Oak Bancorp, Inc. Quaint Oak Bancorp is a Pennsylvania corporation recently formed for the purpose of implementing the conversion and offering described in this prospectus. Our principal activity after the conversion will be the ownership of all of the outstanding common stock of Quaint Oak Bank. This offering is being made by Quaint Oak Bancorp. Following the conversion, we will elect to be treated as a savings and loan holding company regulated by the Office of Thrift Supervision. Our corporate office is located at 607 Lakeside Drive, Southampton, Pennsylvania 18966. Our telephone number at this address is (215) 364-4059.

        Quaint Oak Savings Bank. Quaint Oak Savings Bank is a Pennsylvania-chartered mutual savings bank. Quaint Oak Savings Bank was formed in 1926 as a Pennsylvania-chartered building and loan association which converted to a Pennsylvania-chartered savings bank effective January 1, 2000. In connection with the conversion, Quaint Oak Savings Bank will change its name to “Quaint Oak Bank.” Quaint Oak Savings Bank’s corporate office is located at 607 Lakeside Drive, Southampton, Pennsylvania 18966. Its telephone number at this address is (215) 364-4059. Quaint Oak’s website is located at www.quaintoak.com.

Our Business

        Quaint Oak conducts its operations through its corporate office in Southampton, Pennsylvania located in Bucks County, Pennsylvania. Quaint Oak’s principal business is accepting deposits from the general public and using those deposits to make residential loans, as well as commercial real estate loans to individuals and small businesses located primarily in Bucks and Montgomery Counties in Pennsylvania and northeast Philadelphia. In recent years, we have increased our originations of commercial real estate loans and non-owner occupied residential loans in our market area in order to improve the yield on our loan portfolio and to improve overall profitability. We seek to control our operating expenses by limiting the variety of deposit products we offer while paying attractive rates on certificates of deposit. We do not offer checking accounts because we cannot do so on a cost effective basis. Quaint Oak currently invests in demand and interest-earning deposits and holds stock of the Federal Home Loan Bank. At December 31, 2006, Quaint Oak had total assets of $61.2 million, deposits of $55.8 million and total equity of $4.7 million. Following the conversion and offering, Quaint Oak Bank will be wholly-owned by Quaint Oak Bancorp.

Our Business Strategy

        We have several business strategies that are designed to operate and grow Quaint Oak as a profitable community-oriented financial institution serving primarily individual customers and small businesses in our market area. To implement this business strategy, we strive to:

•	continue our emphasis on higher yielding commercial real estate loans;
•	continue our emphasis on controlling our costs and creating efficiencies;
•	continue to provide residential mortgage loans, including owner occupied and non-owner occupied loans, and a limited variety of deposit products competitively priced to attract and retain our customers;

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•	capitalize on our knowledge of the local banking market and meet the needs of our customers through a service-oriented approach to banking, which emphasizes delivering a consistent and quality level of professional service that is both responsive and personal, in the communities that Quaint Oak serves;
•	offer competitive rates and develop customer relationships to attract new deposits and maintain our existing deposit base; and
•	maintain strong asset quality.

The Conversion and Offering

        The mutual-to-stock conversion that Quaint Oak is undertaking involves a series of transactions by which it will convert from the mutual form of organization to the public stock holding company form of organization. In connection with the conversion, Quaint Oak will amend and restate its mutual savings bank charter as a Pennsylvania stock savings bank charter. After the conversion and offering are completed, all of Quaint Oak Bank’s stock will be owned by Quaint Oak Bancorp, and all of Quaint Oak Bancorp’s outstanding common stock will be owned by the public. The management and business operations of Quaint Oak Bank will continue after the conversion and offering. The following diagram shows our new ownership structure after completion of the conversion and offering.

Reasons for the Conversion and Offering

        The conversion and offering are intended to provide an additional source of capital not currently available to us. The net proceeds raised in the offering will allow Quaint Oak to better serve the needs of our community by:

•	financing the expansion of our business activities including future lending and operational growth;
•	increasing our loans to one borrower limit thereby permitting us to make larger commercial real estate loans and other types of larger loans;
•	enhancing existing products and services and supporting the development of new products and services, including home equity lines of credit;
•	enhancing our ability to attract and retain qualified officers, directors and other employees through stock-based incentive plans; and
•	upgrading our technology infrastructure, marketing and training programs.

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We may use the net proceeds retained by us to:

•	pay dividends to stockholders (although we have not made a decision to pay dividends at this time or if so, at what rate);
•	fund benefit plans, such as purchases of common stock for our recognition and retention plan;
•	repurchase shares of our common stock; and
•	fund other general corporate purposes.

        After considering the advantages of the conversion and offering, the Board of Trustees of Quaint Oak Savings Bank approved the conversion and offering as being in the best interests of Quaint Oak, its depositors and the communities that it serves.

Terms of the Offering

        We are offering between 892,500 and 1,207,500 shares of common stock of Quaint Oak Bancorp for sale at an offering price of $10.00 per share. The subscription offering is made to Quaint Oak’s eligible depositors and our employee stock ownership plan. Shares not purchased in the subscription offering may be made available to the public in a community offering, giving a preference to natural persons who reside in Bucks County, Pennsylvania. Shares not purchased in the subscription offering or the community offering may be offered for sale through a syndicated community offering. The maximum number of shares that we sell in the offering may increase by up to 15%, to 1,388,625 shares, due to regulatory considerations, demand for the shares in the offering or changes in financial market conditions in general and with respect to financial institution stocks in particular. Unless the number of shares of common stock to be offered is increased to more than 1,388,625 or decreased to less than 892,500, or the offering is extended beyond _______ __, 2007, subscribers will not have the opportunity to modify or rescind their stock orders.

        All investors will pay $10.00 per share in the offering. No commission will be charged to purchase shares of common stock. Ryan Beck & Co., Inc., our selling agent in the offering, will use its best efforts to assist us in selling shares of our common stock. Ryan Beck & Co., Inc. is not obligated to purchase any shares of common stock in the offering.

How We Determined The Offering Range and The $10.00 Price Per Share

        The amount of common stock we are offering in connection with the conversion is based on an independent appraisal of the estimated market value of Quaint Oak Bancorp, assuming that the offering is completed. RP Financial, LC., an appraisal firm experienced in appraisals of banks and financial institutions, has estimated that, as of March 9, 2007, this market value ranged from $8.9 million to $12.1 million, with a midpoint of $10.5 million. Based on this valuation and the $10.00 per share price, the number of shares of common stock being offered for sale by Quaint Oak Bancorp will range from 892,500 shares to 1,207,500 shares.

        The $10.00 per share price was selected primarily because it is the price most commonly used in mutual-to-stock conversions of financial institutions. RP Financial, LC.’s appraisal is based in part on our financial condition and results of operations, the effect of the additional capital raised by the sale of shares of common stock in the offering and an analysis of a peer group of ten publicly traded savings bank and thrift holding companies that RP Financial, LC. considered comparable to us.

        The following table presents a summary of selected pricing ratios for Quaint Oak Bancorp and our peer group companies identified by RP Financial, LC. These ratios are based on earnings for the twelve months ended December 31, 2006 and book value as of December 31, 2006. Compared to the average pricing of the peer group, our pro forma pricing ratios at the maximum of the offering range indicated a premium of 4.1% on a price-to-earnings basis, a discount of 34.7% on a price-to-book value basis and a discount of 36.7% on a price-to-tangible book value basis. The pricing ratios result from our generally having higher levels of equity but lower earnings than the companies in the peer group on a pro forma basis. Our board of trustees, in reviewing and approving the

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valuation, considered the range of price-to-core earnings multiples and the range of price-to-book value ratios and price-to-tangible book value ratios at the different amounts of shares to be sold in the offering. The appraisal did not consider one valuation approach to be more important than the other. Instead, the appraisal concluded that these ranges represented the appropriate balance of these two approaches to valuing Quaint Oak Bancorp, and the number of shares to be sold, in comparison to the identified peer group institutions. The estimated appraised value and the resulting premium/discount took into consideration the potential financial impact of the conversion and offering.

	Price as a Multiple of Pro Forma Earnings Per Share	Price as a Percentage of Pro Forma Stockholders’ Equity Per Share	Price as a Percentage of Pro Forma Tangible Stockholders’ Equity Per Share
Quaint Oak Bancorp(1):
Maximum, as adjusted, of offering range	17.86x	84.67%	84.67%
Maximum of offering range	16.13x	81.57%	81.57%
Midpoint of offering range	14.29x	78.19%	78.19%
Minimum of offering range	12.50x	74.13%	74.13%
Valuation of peer group companies as of March 9, 2007(2):
Average	16.82x	124.85%	128.90%
Median	15.02x	128.51%	131.08%

(1)	Based on Quaint Oak’s financial data as of and for the twelve months ended December 31, 2006.
(2)	Reflects earnings for the most recent twelve-month periods for which data was publicly available.

        The independent appraisal does not indicate per share market value. Do not assume or expect that the valuation of Quaint Oak Bancorp as indicated above means that, after the conversion and offering, the shares of common stock will trade at or above the $10.00 purchase price. Furthermore, the pricing ratios presented above were utilized by RP Financial, LC. to estimate our market value and not to compare the relative value of shares of our common stock with the value of the capital stock of the peer group. The value of the capital stock of a particular company may be affected by a number of factors such as financial performance, asset size and market location.

        The independent appraisal will be updated prior to the completion of the conversion. If the appraised value decreases below $8.9 million or increases above $13.9 million, subscribers may be resolicited with the approval of the Federal Deposit Insurance Corporation and the Pennsylvania Department of Banking and be given the opportunity to change or cancel their orders. If you do not respond, we will cancel your stock order and return your subscription funds, with interest, and cancel any authorization to withdraw funds from your deposit accounts for the purchase of shares of common stock. For a more complete discussion of the amount of stock we are offering for sale and the independent appraisal, see “The Conversion and Offering — How We Determined the Price Per Share and the Offering Range.”

After-Market Performance Information

        The following table provides information regarding the after-market stock price performance for all standard mutual-to-stock conversion transactions completed between December 31, 2005 and ______ __, 2007. As part of its appraisal of our estimated pro forma market value, RP Financial, LC. considered the after market performance of mutual-to-stock conversions completed in the three months prior to March 9, 2007 which is the date of its appraisal report. RP Financial, LC. considered information regarding the new issue market for converting thrifts as part of its consideration of the market for thrift stocks.

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Mutual-to-Stock Conversion Offerings with Completed Closing Dates between December 31, 2005 and _____ __, 2007

	Price Performance from Initial Trading Date
Company Name	Ticker Symbol	Conversion Date	1 Day	1 Week	1 Month	Through March 9, 2007
Hampden Bancorp, Inc	HBNK	01/07/2007	28.2%	25.0%	23.4%	23.0%
Chicopee Bancorp, Inc	CBNK	07/20/2006	44.6%	42.5%	45.2%	51.4%
Newport Bancorp, Inc	NFSB	07/07/2006	28.0%	28.8%	31.0%	37.5%

2006 – 3/9/07 Average			33.6%	32.1%	33.2%	37.3%
2006 – 3/9/07 Median			28.2%	28.8%	31.0%	37.5%

        This table is not intended to be indicative of how our stock may perform. Furthermore, this table presents only short-term price performance with respect to several companies that only recently completed their initial public offering and may not be indicative of the longer-term stock price performance of these companies. Before you make an investment decision, we urge you to carefully read the entire prospectus, including, but not limited to, the section entitled “Risk Factors” beginning on page __.

        Stock price appreciation is affected by many factors, including, but not limited to: general market and economic conditions; the interest rate environment; the amount of proceeds a company raises in its offering; and numerous factors relating to the specific company, including the experience and ability of management, historical and anticipated operating results, the nature and quality of the company’s assets, and the company’s market area. The companies listed in the table above may not be similar to Quaint Oak Bancorp, the pricing ratios for their offerings were in some cases different from the pricing ratios for Quaint Oak Bancorp’s common stock and the market conditions in which these offerings were completed, were, in some cases, different from current market conditions. Any or all of these differences may cause our stock to perform differently from these other offerings.

        RP Financial, LC. advised the board of trustees that the appraisal was prepared in conformance with the regulatory appraisal methodology. That methodology requires a valuation based on an analysis of the trading prices of ten comparable public companies whose stocks have traded for at least one year prior to the valuation date, and as a result of this analysis, RP Financial, LC. determined that our pro forma price-to-earnings ratios were higher at the maximum and maximum, as adjusted and lower at the minimum and midpoint of the valuation range than the peer group companies and our pro forma price-to-book ratios were lower than the peer group companies. See “-How We Determined the Offering Range.” RP Financial, LC. also advised the board of trustees that the aftermarket trading experience of thrift conversion offerings completed during the three-month period ended March 9, 2007 was considered in the appraisal as a general indicator of current market conditions, but was not relied upon as a primary valuation methodology. There was one standard mutual-to-stock conversion offering completed during the three-month period ended March 9, 2007.

        Our board of trustees carefully reviewed the information provided to it by RP Financial, LC. through the appraisal process, but did not make any determination regarding whether prior standard mutual-to-stock conversions have been undervalued, nor did the board draw any conclusions regarding how the historical data reflected above may affect Quaint Oak Bancorp’s appraisal. Instead, we engaged RP Financial, LC. to help us understand the regulatory process as it applies to the appraisal and to advise the board of directors as to how much capital Quaint Oak Bancorp would be required to raise under the regulatory appraisal guidelines.

        There can be no assurance that our stock price will not trade below $10.00 per share, as has been the case for some mutual-to-stock conversions. Before you make an investment decision, we urge you to carefully read this prospectus, including, but not limited to, the section entitled “Risk Factors”beginning on page __.

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Conditions to Completing the Conversion

        The conversion will be conducted in accordance with the terms of our plan of conversion. We cannot complete the conversion and offering unless:

•	the plan of conversion is approved by the affirmative vote of at least a majority of the votes eligible to be cast by Quaint Oak’s depositors;
•	we receive all regulatory approvals necessary to complete the mutual-to-stock conversion and the offering;
•	we sell at least the minimum number of shares of common stock offered; and
•	regulatory approval for the conversion is contingent upon us obtaining the approval of Quaint Oak’s depositors for the plan of conversion and the successful completion of the offering.

Benefits to Management and Potential Dilution to Stockholders Resulting from the Offering

        We intend to adopt an employee stock ownership plan, which will allocate shares of our common stock to eligible employees primarily based on their compensation. Our employee stock ownership plan will purchase a number of shares equal to 8.0% of the shares sold in the offering with a loan from Quaint Oak Bancorp that will have a term of 15 years. We will incur additional compensation expense as a result of the employee stock ownership plan’s release of shares over the term of the loan.

        In addition, we intend to consider the implementation of a stock option plan and a recognition and retention plan no earlier than six months after the conversion. If the stock option plan and the recognition and retention plan are approved by stockholders and implemented within one year of the completion of the conversion and offering, the number of options granted or shares awarded under the stock-based incentive plans may not exceed 10.0% and 4.0%, respectively, of the shares outstanding after the offering.

        The following table summarizes the stock benefits that our officers, directors and employees may receive following the offering, assuming that we initially implement a stock option plan granting options to purchase 10.0% of the shares outstanding after the offering and a recognition and retention plan awarding shares of common stock equal to 4.0% of the shares outstanding after the offering. In the table below, it is assumed that, at the minimum and maximum of the offering range, a total of 892,500 and 1,207,500 shares, respectively, will be sold and outstanding after the offering.

Plan	Individuals Eligible to Receive Awards	Number of Shares to be Granted or Purchased		Percent of Shares Sold in the Offering	Dilution Resulting from Issuance of Shares for Stock Benefit Plans	Value of Grants (1)
		At Minimum of Offering Range	At Maximum of Offering Range			At Minimum of Offering Range	At Maximum of Offering Range
						(Dollars in thousands)
Employee Stock Ownership Plan	Employees	71,400	96,600	8.00%	—-%	$714	$966
Recognition and Retention Plan	Directors, officers and employees	35,700	48,300	4.00%	3.85%	357	483
Stock Option Plan	Directors, officers and employees	89,250	120,750	10.00%	9.09%	345	466

(1)	The actual value of the stock awards will be determined based on their fair value as of the date the grants are made. For purposes of this table, fair value is assumed to be the offering price of $10.00 per share. The fair value of stock options has been estimated at $3.86 per option using the Black-Scholes option pricing model with the following assumptions: a

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grant-date share price and option exercise price of $10.00; dividend yield of zero; expected option life of 10 years; risk free interest rate of 4.71% (based on the 10-year U.S. Treasury rate); and a volatility rate of 10.83% based on an index of publicly-traded thrift institutions. The actual expense of the stock options will be determined by the grant-date fair value of the options, which will depend on a number of factors, including the valuation assumptions used in the option pricing model ultimately adopted.

        The value of the restricted shares of common stock will be based on the price of Quaint Oak Bancorp’s common stock at the time those shares are awarded, which, subject to stockholder approval, cannot occur until at least six months after completion of the conversion and offering. The following table presents the total value of all restricted shares to be available for grant under the recognition and retention plan, assuming the shares for the plan are purchased or issued in a range of market prices from $8.00 per share to $14.00 per share.

Share Price	35,700 Shares Awarded at Minimum of Range	42,000 Shares Awarded at Midpoint of Range	48,300 Shares Awarded at Maximum of Range	55,545 Shares Awarded at Maximum of Range, As Adjusted
(Dollars in thousands, except per share data)
$ 8.00	$286	$336	$386	$444
10.00	357	420	483	555
12.00	428	504	580	667
14.00	500	588	676	778

        The grant-date fair value of the options granted under the stock option plan will be based in part on the price of Quaint Oak Bancorp’s common stock at the time the options are granted, which, subject to stockholder approval, cannot occur until at least six months after the completion of the conversion and offering. The value will also depend on the various assumptions utilized in the Black-Scholes option pricing model. The following table presents the total estimated value of the options to be available for grant under the stock option plan, assuming the market price and exercise price for the stock options are equal and the range of market prices for the shares is $8.00 per share to $14.00 per share.

Exercise Price	Grant Date Fair Value PerOption	89,250 Options at Minimum of Range	105,000 Options at Midpoint of Range	120,750 Options at Maximum of Range	138,863 Options at Maximum of Range, As Adjusted
(Dollars in thousands, except per share data)
$ 8.00	$3.09	$276	$324	$373	$429
10.00	3.86	345	405	466	536
12.00	4.63	413	486	559	643
14.00	5.40	482	567	653	750

        Stockholders will experience a reduction or dilution in their ownership interest of approximately 12.94% if we use authorized but unissued shares to fund stock awards and stock option grants made under the recognition and retention plan and the stock option plan (or taken individually, 3.85% for the recognition and retention plan and 9.09% for the stock option plan). We may fund these stock benefit plans through open market purchases, as opposed to issuances of authorized but unissued shares.

Persons Who May Order Stock in the Offering

        We are offering shares of our common stock in what is called a “subscription offering” in the following order of priority:

(1)	Depositors with a minimum of $50 on deposit at Quaint Oak as of December 31, 2005;

(2)	Our tax-qualified employee stock ownership plan;

(3)	Depositors with a minimum of $50 on deposit at Quaint Oak as of _______ __, 2007; and

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(4)	Depositors with accounts at Quaint Oak on [Voting Record Date].

        If all shares are not subscribed for in the subscription offering, we may offer shares in a community offering. The community offering, if any, may commence during the subscription offering or just after the subscription offering concludes. If a community offering is conducted, shares will be offered with a preference given first to natural persons who reside in Bucks County, Pennsylvania and then to members of the general public. We may also offer shares of common stock not purchased in the subscription offering or the community offering to the public through a syndicate of broker-dealers managed by Ryan Beck & Co., Inc., referred to as a syndicated community offering. We have the right to accept or reject orders received in the community offering and the syndicated community offering, at our sole discretion.

        If we receive subscriptions for more shares than are to be sold in this offering, we may be unable to fill or partially fill your order. In such an event, shares will be allocated under a formula outlined in the plan of conversion and as described in “The Conversion and Offering.”

Limits on Your Purchase of the Common Stock

        The minimum number of shares of common stock that you may purchase is 25 ($250). No individual or persons exercising subscription rights through a single qualifying deposit account held jointly may purchase more than 15,000 shares of common stock ($150,000). If any of the following persons purchase shares of common stock, their purchases when combined with your purchases cannot exceed 25,000 shares ($250,000):

•	your spouse or relatives of you or your spouse living in your house;
•	companies, trusts or other entities in which you are a trustee, have a substantial financial interest or hold a senior management position; or
•	other persons who may be acting in concert with you.

        Subject to the approval of the Federal Deposit Insurance Corporation and the Pennsylvania Department of Banking, we may increase or decrease the purchase and ownership limitations at any time. For a detailed description of purchase limitations see “The Conversion and Offering — Limitations on Common Stock Purchases.”

How You May Purchase Shares of Common Stock

        If you want to place an order for shares of common stock in the subscription or community offering, you must complete and sign a stock order form and submit it to us, together with full payment. Once we receive your order, you cannot cancel or change it. You may pay for shares in the subscription offering or the community offering in the following ways:

•	by personal check, bank check or money order made payable to Quaint Oak Bancorp, Inc. Funds submitted by personal check must be available in your account when the stock order is received; or
•	by authorizing us to withdraw funds from your deposit account(s) maintained at Quaint Oak Bank. On the stock order form, you may not authorize direct withdrawal from Quaint Oak Bank individual retirement accounts. You may, however, authorize withdrawal from all types of savings accounts and certificate of deposit accounts.

        Checks and money orders received by Quaint Oak Bancorp will be cashed immediately and placed in a segregated account at Quaint Oak, or, at our discretion, at another insured depository institution. We will pay interest on your funds submitted by check or money order at the rate we pay on our passbook savings accounts, from the date we receive your funds until the offering is completed or terminated. All funds authorized for withdrawal from deposit accounts must be available in the account when the stock order form is received. Funds will remain in the account and continue to earn interest at the applicable contract rate, and subscription funds will be withdrawn

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upon completion of the offering. A hold will be placed on those funds when your stock order is received, making the designated funds otherwise unavailable to you during the offering period. If, upon a withdrawal from a certificate account, the balance falls below the minimum balance requirement, the remaining funds will earn interest at our passbook savings rate. There will be no early withdrawal penalty for withdrawals from certificate of deposit accounts used to pay for stock.

        Federal law prohibits us from knowingly loaning funds to anyone for the purpose of purchasing shares in the offering. You may not submit a check drawn on a Quaint Oak Bank line of credit. Additionally, cash, wire transfers and third party checks may not be remitted.

        For a further discussion regarding the stock ordering procedures, see “The Conversion and Offering — Procedure for Purchasing Shares.”

Using Individual Retirement Account Funds

        On your stock order form, you may not authorize direct withdrawal of funds from a Quaint Oak individual retirement account. Please be aware that federal law requires that such funds first be transferred to a self-directed retirement account with an independent trustee such as a brokerage account. The transfer of such funds to a new trustee takes time. If you would like to use your individual retirement account funds held at Quaint Oak or elsewhere, we recommend that you contact our Stock Information Center promptly, preferably at least two weeks before the _________ __, 2007 end of the offering period, for assistance. We cannot guarantee that you will be able to use your individual retirement account funds held at Quaint Oak or elsewhere to purchase shares of common stock in the offering. Your ability to use your individual retirement account funds will depend on timing constraints and, possibly, limitations imposed by the individual retirement account trustee.

You May Not Sell or Transfer Your Subscription Rights

        Under federal law, you are not permitted to sell or transfer your subscription rights, and we will act to ensure that you do not do so. We will not accept any stock orders that we believe involve the transfer of subscription rights. For a further discussion of subscription rights, see “The Conversion and Offering - Subscription Offering and Subscription Rights.”

Deadline for Placing Orders of Common Stock

        If you wish to purchase shares of our common stock, a properly completed and signed original stock order form, together with payment for the shares, must be received (not postmarked) no later than __:00 _.m., Eastern time, on _________ __, 2007. You may submit your order form in one of three ways: by mail using the order reply return envelope provided, by overnight courier to the address indicated on the stock order form or by bringing the stock order form and payment to our Stock Information Center located at Quaint Oak’s corporate office, 607 Lakeside Drive, Southampton, Pennsylvania 18966. Once submitted, your order is irrevocable unless the offering is terminated or extended or the number of shares to be issued increases to more than 1,388,625 shares or decreases to less than 892,500 shares. We may extend the _________ __, 2007 expiration date, without notice to you, until _________ __, 2007. If the offering is extended beyond _________ __, 2007, or if the offering range is increased or decreased, we will be required to resolicit subscriptions before proceeding with the offering. In either of these cases, subscribers will have the right to confirm, modify or rescind their purchase orders. If we do not receive a response from a subscriber to any resolicitation, the subscriber’s order will be rescinded and all funds received will be returned promptly with interest, or withdrawal authorizations will be cancelled. All extensions, in the aggregate, may not last beyond _________ __, 2007.

Steps We May Take If We Do Not Receive Orders for the Minimum Number of Shares

        If we do not receive orders for at least 892,500 shares of common stock, we may take several steps in order to sell the minimum number of shares of common stock in the offering range. Specifically, we may:

•	increase the purchase limitations; and/or

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•	hold a community offering and/or syndicated community offering; and/or
•	seek regulatory approval to extend the offering beyond _________ __, 2007, provided that any such extension will require us to resolicit subscriptions as described above. See “The Conversion and Offering — Limitations on Common Stock Purchases.”

If we fail to sell the minimum number of shares, we will return your funds to you with interest, or cancel your deposit account withdrawal authorization.

Delivery of Stock Certificates

        Certificates representing shares of common stock sold in the offering will be mailed to the certificate registration address noted on the stock order form as soon as practicable following completion of the conversion and offering and receipt of all regulatory approvals. It is possible that, until certificates for the common stock are delivered to purchasers, purchasers might not be able to sell the shares of common stock which they ordered, even though the common stock will have begun trading.

Market for Common Stock

        We expect that our common stock will be listed on the OTC Bulletin Board. Ryan Beck & Co., Inc. currently intends to become a market maker in the common stock, but is under no obligation to do so. After shares of the common stock begin trading, you may contact a firm offering investment services in order to buy or sell shares.

Purchases By Directors and Officers

        We expect our directors and executive officers, together with their associates, to subscribe for ______ shares, which represents ____% of the total shares to be outstanding at the maximum of the offering range. The purchase price paid by them will be the same $10.00 per share price paid by all other persons who purchase shares of common stock in the offering. See “Proposed Purchases of Common Stock by Management.”

Our Dividend Policy

        We have not made a decision at this time whether to pay dividends, or if so, at what rate. We may consider a policy of paying cash dividends on the common stock of Quaint Oak Bancorp. The earliest date the Board may consider such policy will be the first full quarter following completion of the conversion. The payment of dividends is dependent on numerous factors, including but not limited to our future operating results and financial performance, growth prospects, ongoing capital requirements, regulatory limitations and overall economic conditions. Based upon our estimate of offering expenses and other assumptions described in “Unaudited Pro Forma Data,” we expect to have between $4.2 million and $5.8 million representing 50% of the net proceeds, at the minimum and the maximum of the offering, respectively, that, subject to annual earnings and expenses, we could potentially use to pay dividends.

Tax Aspects

        As a general matter, the conversion and offering will not be a taxable transaction for purposes of federal or state income taxes to Quaint Oak Bancorp, Quaint Oak Savings Bank, Quaint Oak Bank, or persons eligible to subscribe in the subscription offering. Elias, Matz, Tiernan & Herrick L.L.P. has issued an opinion to us to the effect that consummation of transactions contemplated by the conversion and offering qualifies as a tax-free transaction for federal income tax purposes and will not result in any adverse federal tax consequences to Quaint Oak Bancorp, Quaint Oak Savings Bank, Quaint Oak Bank, or persons eligible to subscribe in the subscription offering. Beard Miller Company LLP has issued an opinion to us to the effect that consummation of transactions contemplated by the conversion and offering should qualify as a tax-free transaction for Pennsylvania state income tax purposes and should not result in any adverse Pennsylvania state tax consequences to Quaint Oak Bancorp, Quaint Oak Bank, or persons eligible to subscribe in the subscription offering. See “The Conversion and Offering — Tax Aspects.”

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Stock Information Center

        If you have any questions regarding the offering or the conversion, please call the Stock Information Center at [__ __-____]. You may also visit our Stock Information Center, which is located at our corporate office, 607 Lakeside Drive, Southampton, Pennsylvania 18966. This location will accept stock order forms and proxy cards, and will have supplies of offering materials. The Stock Information Center is open Monday through Friday, except for bank holidays, from __:00 a.m. to __:00 p.m., Eastern time.

        To ensure that you receive a prospectus at least 48 hours before the offering deadline, we may not mail prospectuses any later than five days prior to the offering deadline or hand-deliver any prospectus later than two days prior to the offering deadline. Stock order forms may only be distributed with or preceded by a prospectus. We will make reasonable attempts to provide a prospectus and offering materials to holders of subscription rights. The subscription offering and all subscription rights are expected to expire at 12:00 noon, Eastern time, on _____ __, 2007, regardless of whether have been able to locate each person entitled to subscription rights.

        By signing the stock order form, you are acknowledging your receipt of a prospectus and your understanding that the shares are not deposit accounts and are not insured or guaranteed by Quaint Oak Bancorp, Quaint Oak Savings Bank, the Federal Deposit Insurance Corporation, or any other federal or state governmental agency.

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RISK FACTORS

        You should consider carefully the following risk factors before deciding whether to invest in our common stock. Our business could be harmed by any of these risks. In assessing these risks you should also refer to the other information contained in this prospectus, including our financial statements and the related notes thereto.

Risks Related to Our Business

        Changes in interest rates could have a material adverse effect on our operations. Our profitability is dependent to a large extent on net interest income, which is the difference between the interest income earned on interest-earning assets such as loans and investment securities and the interest expense paid on interest-bearing liabilities such as deposits and borrowings. Changes in the general level of interest rates can affect our net interest income by affecting the difference between the weighted average yield earned on our interest-earning assets and the weighted average rate paid on our interest-bearing liabilities, or interest rate spread, and the average life of our interest-earning assets and interest-bearing liabilities. We monitor our interest rate risk by analyzing the extent to which our assets and liabilities are interest rate sensitive by calculating our interest rate sensitivity “gap.”The interest rate sensitivity gap is the difference between the amount of our interest-earning assets and interest-bearing liabilities maturing or repricing during the same time periods. Historically, we have had a policy that our one-year gap should not exceed 20% unless we determine to make an exception to this policy. In the past two years, due to prevailing interest rates, consumer preferences and significant competition for loans, we have permitted our one year gap position to exceed 20%. At December 31, 2006, our one-year cumulative gap was a negative 28.9% compared to a negative 22.0% at December 31, 2005. We continue to monitor our interest rate sensitivity and believe that the estimated maturities of our interest-earning assets currently are adequately balanced in relation to the estimated maturities of our interest-bearing liabilities. There can be no assurance that our profitability would not be adversely affected during any period of changes in interest rates.

        Our net interest income and profitability may decline with the flattening of the yield curve. Over the past year, as the Federal Reserve Board has increased interest rates, the yield curve has flattened, in that long-term interest rates (which we use as a guide to price our longer-term loans) have not moved in tandem with short-term rates (which we use as a guide to price our deposits). Under ordinary conditions, the yield curve has a positive slope, indicating that long-term instruments pay higher yields than do short-term instruments, and that borrowers are willing to pay a premium for long-term funds. A flat yield curve, on the other hand, generally indicates uncertainty about the direction in which interest rates are moving. As a result of the flattening of the yield curve, our net interest income and profitability may decline.

        If our allowance for losses on loans is not adequate to cover probable losses our earnings could decrease. We have established an allowance for loan losses which we believe is adequate to offset probable losses on our existing loans. Material additions to our allowance also would materially decrease our net income, and the charge-off of loans may cause us to increase the allowance. We make various assumptions and judgments about the collectibility of our loan portfolio, including the creditworthiness of our borrowers and the value of the real estate and other assets serving as collateral for the repayment of many of our loans. We rely on our loan quality reviews, our experience and our evaluation of economic conditions, among other factors, in determining the amount of the allowance for loan losses. If our assumptions prove to be incorrect, our allowance for loan losses may not be sufficient to cover losses inherent in our loan portfolio, resulting in additions to our allowance. There can be no assurance that any future declines in real estate market conditions, general economic conditions or changes in regulatory policies will not require us to increase our allowance for loan losses, which would adversely affect our results of operations.

        Our loan portfolio includes a significant amount of commercial real estate loans and loans for investment properties which have a higher risk of loss. Our lending activities include loans secured by commercial real estate and non-owner occupied investment properties. Such lending activity generally is considered to involve a higher degree of risk than single-family residential lending due to a variety of factors, including generally larger loan balances and loan terms which often do not require full amortization of the loan over its term and, instead, provide for a balloon payment at stated maturity. Our lending activities also include consumer loans, including home equity loans and, we expect in the future, lines of credit. Although commercial business loans and consumer loans generally have shorter terms and higher interests rates than mortgage loans, they generally involve more risk

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than mortgage loans because of the nature of, or in certain cases the absence of, the collateral which secures such loans.

        Our results of operations are significantly dependent on economic conditions and related uncertainties and the geographic concentration of our loan portfolio and lending activities makes us vulnerable to a downturn in the local economy. The operations of savings institutions are affected, directly and indirectly, by domestic and international economic and political conditions and by governmental monetary and fiscal policies. Conditions such as inflation, recession, unemployment, volatile interest rates, real estate values, government monetary policy, international conflicts, the actions of terrorists and other factors beyond our control may adversely affect our results of operations. Changes in interest rates, in particular, could adversely affect our net interest income and have a number of other adverse effects on our operations, as discussed in the risk factor above. Adverse economic conditions also could result in an increase in loan delinquencies, foreclosures and nonperforming assets and a decrease in the value of the property or other collateral which secures our loans, all of which could adversely affect our results of operations. We are particularly sensitive to changes in economic conditions and related uncertainties in the metropolitan Philadelphia area because we derive the vast majority of our loans, deposits and other business from this area. Accordingly, we remain subject to the risks associated with prolonged declines in our local economy.

        We are subject to extensive regulation, and changes in laws and regulations to which we are subject may adversely affect our business and operations. We are subject to extensive federal and state governmental supervision and regulation, which are intended primarily for the protection of depositors. In addition, we are subject to changes in federal and state laws, as well as changes in regulations, governmental policies and accounting principles. Quaint Oak Bank will be subject to extensive regulation, supervision and examination by the Pennsylvania Department of Banking, as its chartering authority, and by the Federal Deposit Insurance Corporation as the insurer of its deposits up to certain limits. In addition, the Office of Thrift Supervision will regulate and oversee Quaint Oak Bancorp. Quaint Oak also belongs to the Federal Home Loan Bank System and, as a member of such system, is subject to certain limited regulations promulgated by the Federal Home Loan Bank of Pittsburgh. This regulation and supervision limits the activities in which we may engage. The purpose of this regulation and supervision is primarily to protect our depositors and borrowers and, in the case of Federal Deposit Insurance Corporation regulation, the Federal Deposit Insurance Corporation’s insurance fund, but not our investors. Regulatory authorities have extensive discretion in the exercise of their supervisory and enforcement powers. They may, among other things, impose restrictions on the operation of a banking institution, the classification of assets by such institution and such institution’s allowance for loan losses. Regulatory and law enforcement authorities also have wide discretion and extensive enforcement powers under various consumer protection and civil rights laws, including the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Housing Act, and the Real Estate Settlement Procedures Act. Any change in the laws or regulations applicable to us, or in banking regulators’ supervisory policies or examination procedures, whether by the Pennsylvania Department of Banking, the Federal Deposit Insurance Corporation, the Office of Thrift Supervision, other state or federal regulators, or the United States Congress could have a material adverse effect on our business, financial condition, results of operations and cash flows.

        If we lose our key officer, it could adversely affect our operations. The loss of our President and Chief Executive Officer could have an adverse affect on us. Mr. Strong maintains significant business relationships in our market area and has in the past produced a significant number of loans through these relationships. A decline in our lending activity could have an adverse affect on net income.

        We face strong competition in our primary market area which may adversely affect our profitability. We are subject to vigorous competition in all aspects and areas of our business from banks and other financial institutions, including savings and loan associations, savings banks, finance companies, credit unions and other providers of financial services, such as money market mutual funds, brokerage firms, consumer finance companies and insurance companies. We also compete with non-financial institutions, including retail stores that maintain their own credit programs and governmental agencies that make available low cost or guaranteed loans to certain borrowers. Certain of our competitors are larger financial institutions with substantially greater resources, lending limits, larger branch systems and a wider array of commercial banking services. Competition from both bank and non-bank organizations will continue.

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        Our ability to successfully compete may be reduced if we are unable to make technological advances. The banking industry is experiencing rapid changes in technology. In addition to improving customer services, effective use of technology increases efficiency and enables financial institutions to reduce costs. As a result, our future success will depend in part on our ability to address our customers’ needs by using technology. We cannot assure you that we will be able to effectively develop new technology-driven products and services or be successful in marketing these products to our customers. Many of our competitors have far greater resources than we have to invest in technology.

        We may not succeed in our plan to grow. We intend to expand our deposit taking and loan operations. We face significant competition in our market area and may not succeed in expanding our operations. Our ability to expand depends on whether we can generate new deposits and loans that will create an acceptable level of net income. We cannot assure you that we will be successful in our plan to grow.

Risks Related to this Offering

        The implementation of stock-based benefit plans will increase our future compensation and may adversely affect our net income. Following the offering, we will recognize additional annual employee compensation and benefit expenses stemming from options and shares granted to employees, directors and executives under new benefit plans. These additional expenses will adversely affect our net income. We cannot determine the actual amount of these new stock-related compensation and benefit expenses at this time because applicable accounting practices generally require that they be based on the fair market value of the options or shares of common stock at the date of the grant; however, we expect them to be significant. We will recognize expenses for our employee stock ownership plan when shares are committed to be released to participants’ accounts and will recognize expenses for restricted stock awards and stock options generally over the vesting period of awards made to recipients. These benefit expenses in the first year following the offering have been estimated to be approximately $182,000 at the maximum of the offering range as set forth in the pro forma financial information under “Unaudited Pro Forma Data” assuming the $10.00 per share purchase price as fair market value. Actual expenses, however, may be higher or lower, depending on the price of our common stock at that time. For further discussion of these plans, see “Management - New Stock Benefit Plans.”

        A limited market for our common stock may depress our market price and make it difficult to buy or sell our stock. We expect our stock to be listed on the OTC Bulletin Board. However, it is unlikely that an active and liquid trading market for our stock will develop, due to the small size of the offering and the small number of stockholders we expect to have. As a result, you may not be able to buy or sell our common stock quickly. There may be a wide spread between the bid and asked price for our common stock after the conversion and there can be no assurance that you will be able to sell your shares at or above the purchase price. You should consider the potentially long-term nature of an investment in our common stock.

        Our stock price may decline when trading commences. We cannot guarantee that if you purchase shares in the offering that you will be able to sell them at or above the $10.00 purchase price. The trading price of the common stock will be determined by the marketplace, and will be influenced by many factors outside of our control, including prevailing interest rates, investor perceptions, securities analyst research reports and general industry, geopolitical and economic conditions. Publicly traded stock, including stocks of financial institutions, often experience substantial market price volatility. These market fluctuations might not be related to the operating performance of particular companies whose shares are traded.

        We intend to remain independent, which may mean you will not receive a premium for your common stock. We intend to remain independent for the foreseeable future. Because we do not plan on seeking possible acquirors, it is unlikely that we will be acquired in the foreseeable future. Accordingly, you should not purchase our common stock with any expectation that a takeover premium will be paid to you in the near term.

        We Have Broad Discretion in Allocating the Proceeds of the Offering. We intend to contribute approximately 50% of the net proceeds of the offering to Quaint Oak Bank. Quaint Oak Bancorp may use the portion of the proceeds that it retains to, among other things, invest in securities, pay cash dividends or repurchase shares of common stock, subject to regulatory restriction. Quaint Oak Bank initially intends to use the net proceeds it retains to originate new loans, finance the possible expansion of our business activities and for general corporate

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purposes. In the future, Quaint Oak Bank may use the portion of the proceeds that it receives to invest in securities and expand its business activities. We have not allocated specific amounts of proceeds for any of these purposes, and we will have significant flexibility in determining how much of the net proceeds we apply to different uses and the timing of such applications. There is a risk that we may fail to effectively use the net proceeds which could have a negative effect on our future profitability ratios.

        Our employee stock-based benefit plans may be dilutive. If the offering is completed and stockholders subsequently approve a recognition and retention plan and a stock option plan, we will allocate stock to our officers, employees and directors through these plans. If the shares for the recognition and retention plan are issued from our authorized but unissued stock, the ownership percentage of outstanding shares of Quaint Oak Bancorp would be diluted by approximately 3.9%. However, it is our intention to purchase shares of our common stock in the open market to fund the recognition and retention plan. Assuming the shares of our common stock to be awarded under the recognition and retention plan are purchased at a price equal to the offering price in the offering, the reduction to stockholders’ equity from the recognition and retention plan would be between $357,000 and $555,000 at the minimum and the maximum, as adjusted, of the offering range. The ownership percentage of Quaint Oak Bancorp stockholders would also decrease by approximately 9.1% if all potential stock options under our proposed stock option plan are exercised and are filled using shares issued from authorized but unissued stock, assuming the offering closes at the maximum of the offering range. See “Unaudited Pro Forma Data” for data on the dilutive effect of the recognition and retention plan and the stock option plan and “Management - New Stock Benefit Plans” for a description of the plans.

        Our stock value may suffer from anti-takeover provisions in our charter and bylaws that may impede potential takeovers that management opposes. Provisions in our corporate documents, as well as certain federal regulations, may make it difficult and expensive to pursue a tender offer, change in control or takeover attempt that our board of directors opposes. As a result, our stockholders may not have an opportunity to participate in such a transaction, and the trading price of our stock may not rise to the level of other institutions that are more vulnerable to hostile takeovers. Anti-takeover provisions contained in our corporate documents include:

•	restrictions on acquiring more than 10% of our common stock by any person and limitations on voting rights;
•	the election of members of the board of directors to staggered three-year terms;
•	the absence of cumulative voting by stockholders in the election of directors;
•	provisions restricting the calling of special meetings of stockholders; and
•	our ability to issue preferred stock and additional shares of common stock without stockholder approval.

        See “Restrictions on Acquisition of Quaint Oak Bancorp and Quaint Oak Bank and Related Anti-Takeover Provisions” for a description of anti-takeover provisions in our corporate documents and federal regulations.

        We will be required to implement additional finance and accounting systems, procedures and controls in order to satisfy our new public company reporting requirements, which may increase our operating expenses. After the completion of this offering, we will become a public reporting company. The federal securities laws and the regulations of the Securities and Exchange Commission will require that we file annual, quarterly and current reports and that we maintain effective disclosure controls and procedures and internal controls over financial reporting. We expect that the obligations of being a public company, including substantial public reporting obligations, will require significant expenditures and place additional demands on our management team. These obligations will increase our operating expense and could divert our management’s attention from our operations.

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FORWARD-LOOKING STATEMENTS

        This document contains forward-looking statements, which can be identified by the use of such words as “estimate,” “project,” “believe,” “intend,” “anticipate,” “plan,” “seek,” “expect” and similar expressions. These forward-looking statements include:

•	statements of goals, intentions and expectations;
•	statements regarding prospects and business strategy;
•	statements regarding asset quality and market risk; and
•	estimates of future costs, benefits and results.

        These forward-looking statements are subject to significant risks, assumptions and uncertainties, including, among other things, the factors discussed under the heading “Risk Factors” beginning at page _____ that could affect the actual outcome of future events.

        Because of these and other uncertainties, our actual future results may be materially different from the results indicated by these forward-looking statements and you should not rely on such statements.

SELECTED FINANCIAL AND OTHER DATA

        Set forth below is selected financial and other data of Quaint Oak. You should read the financial statements and related notes contained at the end of this prospectus which provide more detailed information.

	At December 31,
	2006	2005
	(Dollars in Thousands)
Selected Financial and Other Data:
Total assets	$61,206	$57,065
Cash and cash equivalents	4,197	1,791
Investment in interest-earning time deposits	1,711	1,980
Loans receivable, net	54,553	52,690
Federal Home Loan Bank stock	263	248
Bank premises and equipment, net	46	33
Deposits	55,750	51,612
Federal Home Loan Bank advances	—	500
Equity capital, substantially restricted	4,737	4,167

	Year Ended December 31,
	2006	2005
	(Dollars in Thousands)

Selected Operating Data:
Total interest income	$ 3,933	$ 3,193
Total interest expense	2,098	1,469

Net interest income	1,835	1,724
Provision for loan losses	144	144

Net interest income after provision for loan losses	1,691	1,580
Total non-interest income	25	13
Total non-interest expense	787	728

Income before income taxes	929	865
Income taxes	359	334

Net income	$ 570	$ 531

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	Year Ended December 31,
	2006	2005
	(Dollars in Thousands)

Selected Operating Ratios(1):
Average yield on interest-earning assets	6.70%	6.07%
Average rate on interest-bearing liabilities	3.87	2.98
Average interest rate spread(2).	2.83	3.09
Net interest margin(2)	3.12	3.28
Average interest-earning assets to average interest-bearing liabilities	108.25	106.83
Net interest income after provision for loan losses to non-interest expense	215.00	217.00
Total non-interest expense to average assets	1.32	1.35
Efficiency ratio(3)	42.31	41.91
Return on average assets	0.96	0.99
Return on average equity	12.70	13.55
Average equity to average assets	7.54	7.27

	At or For theYear Ended December 31,
	2006	2005
Asset Quality Ratios(4):
Non-performing loans as a percent of total loans receivable, net (5)	0.40%	1.10%
Non-performing assets as a percent of total assets(5)	0.30	1.00
Allowance for loan losses as a percent of non-performing loans	294.87	85.24
Allowance for loan losses as a percent of total loans receivable	1.04	0.92
Net charge-offs to average loans receivable	0.11	—

Capital Ratios(4):
Tier 1 leverage ratio	7.79%	7.28%
Tier 1 risk-based capital ratio	12.40	12.09
Total risk-based capital ratio	13.66	13.34

(1)	With the exception of end of period ratios, all ratios are based on average balances during the indicated periods.
(2)	Average interest rate spread represents the difference between the average yield on interest-earning assets and the average rate paid on interest-bearing liabilities, and net interest margin represents net interest income as a percentage of average interest-earning assets.
(3)	The efficiency ratio represents the ratio of non-interest expense divided by the sum of net interest income and non-interest income.
(4)	Asset quality ratios and capital ratios are end of period ratios, except for net charge-offs to average loans receivable.
(5)	Non-performing assets consist of non-performing loans. Non-performing loans consist of all loans 90 days or more past due. The accrual interest is discontinued when principal or interest has become 90 days past due. A loan may remain on accrual status if it is in the process of collection and is either guaranteed or well secured.

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HOW WE INTEND TO USE THE PROCEEDS FROM THE OFFERING

        The following table shows how we intend to use the net proceeds of the offering. The actual net proceeds will depend on the number of shares of common stock sold in the offering and the expenses incurred in connection with the offering. Payments for shares made through withdrawals from deposit accounts at Quaint Oak will reduce Quaint Oak’s deposits and will not result in the receipt of new funds for investment. See “Unaudited Pro Forma Data” for the assumptions used to arrive at these amounts.

	Minimum of Offering Range		Midpoint of Offering Range		Maximum of Offering Range		15% Above Maximum of Offering Range
	892,500 Shares at $10.00 Per Share	Percent of Net Proceeds	1,050,000 Shares at $10.00 Per Share	Percent of Net Proceeds	1,207,500 Shares at $10.00 Per Share	Percent of Net Proceeds	1,388,625 Shares at $10.00 Per Share	Percent of Net Proceeds
	(Dollars in thousands)

Offering proceeds	$8,925	106.6%	$10,500	105.5%	$12,075	104.8%	$13,886	104.1%
Less: offering expenses	(550)	6.6%	(550)	5.5%	(550)	4.8%	(550)	4.1%

Net offering proceeds	8,375	100.0%	9,950	100.0%	11,525	100.0%	13,336	100.0%

Less:
Proceeds contributed to Quaint Oak Bank	$4,188	50.0%	$ 4,975	50.0%	$ 5,763	50.0%	$ 6,668	50.0%
Proceeds used for loan to employee stock ownership plan	714	8.5%	840	8.4%	966	8.4%	1,111	8.3%
Proceeds used to repurchase shares for recognition and retention plan	357	4.3%	420	4.2%	483	4.2%	555	4.2%

Proceeds remaining for Quaint Oak Bancorp	$3,116	37.2%	$ 3,715	37.4%	$ 4,313	37.4%	$ 5,002	37.5%

        Quaint Oak Bancorp intends to invest 100% of the proceeds it retains from the offering initially in short-term, liquid investments. Although there can be no assurance that Quaint Oak Bancorp will invest the net proceeds in anything other than short-term, liquid investments, over time, Quaint Oak Bancorp may use the proceeds it retains from the offering:

•	to invest in securities;
•	to pay dividends to shareholders;
•	to repurchase shares of its common stock, subject to regulatory restrictions; and
•	for general corporate purposes.

        Under current applicable regulations, Quaint Oak Bancorp may not repurchase shares of its common stock during the first year following the conversion, except to fund equity benefit plans or, with prior regulatory approval, when extraordinary circumstances exist. We do not anticipate making any stock repurchases during the first year after our conversion except to fund our recognition and retention plan upon approval by shareholders.

        Quaint Oak intends to initially use the net proceeds it receives to fund loans and make short term investments. In the future, Quaint Oak may use the proceeds that it receives from the offering, which is shown in the table above as the amount contributed to Quaint Oak Bank:

•	to fund new loans;
•	to finance the possible expansion of its business activities; and
•	for general corporate purposes.

We may need regulatory approvals to engage in some of the activities listed above.

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        Except as described above, neither Quaint Oak Bancorp nor Quaint Oak Bank has any specific plans for the investment of the net proceeds of this offering and has not allocated a specific portion of the proceeds to any particular use. For a discussion of our business reasons for undertaking the offering see “The Conversion- Reasons for the Conversion.”

OUR POLICY REGARDING DIVIDENDS

        After we complete the conversion and offering, our board of directors will have the authority to declare dividends on the common stock, subject to statutory and regulatory requirements. We have not determined whether to pay dividends following our conversion, or if so, at what rate. The earliest date our Board may consider a policy of paying cash dividends on the common stock of Quaint Oak Bancorp will be starting with the first full quarter after the conversion. The rate of such dividends and the initial or continued payment thereof will depend upon a number of factors, including the amount of net proceeds retained by us in the conversion, investment opportunities available to us, capital requirements, our financial condition and results of operations, tax considerations, statutory and regulatory limitations, and general economic conditions. No assurances can be given that any dividends will be paid or that, if paid, will not be reduced or eliminated in future periods.

        Dividends from Quaint Oak Bancorp may eventually depend, in part, upon receipt of dividends from Quaint Oak Bank because Quaint Oak Bancorp initially will have no source of income other than dividends from Quaint Oak Bank, earnings from the investment of the net proceeds from the sale of common stock retained by us, and interest payments with respect to our loan to our employee stock ownership plan.

        Quaint Oak Bancorp is not subject to the above regulatory restrictions on the payment of dividends to our shareholders, although the source of such dividends may eventually depend, in part, upon dividends from Quaint Oak Bank, in addition to the net proceeds retained by it and earnings thereon.

MARKET FOR OUR COMMON STOCK

        Because this is our initial public offering, there is no market for our common stock at this time. After we complete the offering, we anticipate that our common stock will be listed on the OTC Bulletin Board. Ryan Beck & Co., Inc. has advised us of its intention to make a market in our common stock, however, it is under no obligation to do so.

        The development and maintenance of a liquid public market depends upon the existence of willing buyers and sellers, the presence of which is not within our control or of any market maker. It is unlikely that an active and liquid trading market for the common stock will develop due to the small size of the offering and the small number of stockholders expected following the conversion and offering. In addition, there may be a wide spread between the bid and ask price for our common stock after the conversion and offering. You should not view the common stock as a short-term investment. Furthermore, there can be no assurance that you will be able to sell your shares at or above the purchase price.

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REGULATORY CAPITAL REQUIREMENTS

        At December 31, 2006, Quaint Oak exceeded all of its regulatory capital requirements. The following table sets forth Quaint Oak’s historical capital under generally accepted accounting principles and regulatory capital at December 31, 2006, and the pro forma capital of Quaint Oak after giving effect to the conversion and offering, based upon the sale of the number of shares shown in the table. The pro forma risk-based capital amounts assume the investment of the net proceeds received by Quaint Oak in assets which have a risk-weight of 20% under applicable regulations, as if such net proceeds had been received and so applied at December 31, 2006.

	Quaint Oak Historical at December 31, 2006		Pro Forma at December 31, 2006
			Minimum of Offering Range		Midpoint of Offering Range		Maximum of Offering Range		15% Above Maximum of Offering Range
			892,500 Shares Sold at $10.00 Per Share		1,050,000 Shares Sold at $10.00 Per Share		1,207,500 Shares Sold at $10.00 Per Share		1,388,625 Shares Sold at $10.00 Per Share
	Amount	Percent of Assets(1)	Amount	Percent of Assets(1)	Amount	Percent of Assets(1)	Amount	Percent of Assets(1)	Amount	Percent of Assets(1)
	(Dollars in Thousands)
Capital at Bank Level:
GAAP capital	$4,737	7.74%	$8,211	12.69%	$8,872	13.58%	$ 9,534	14.44%	$10,294	15.42%
Tier 1 leverage capital:
Actual	$4,737	7.79%	$8,211	12.78%	$8,872	13.67%	$ 9,534	14.54%	$10,294	15.52%
Requirement	2,431	4.00%	2,570	4.00%	2,596	4.00%	2,623	4.00%	2,653	4.00%

Excess	$2,306	3.79%	$5,641	8.78%	$6,276	9.67%	$ 6,911	10.54%	$ 7,641	11.52%

Tier 1 risk-based capital:
Actual	$4,737	12.40%	$8,211	19.71%	$8,872	20.96%	$ 9,534	22.18%	$10,294	23.53%
Requirement	1,528	4.00%	1,666	4.00%	1,693	4.00%	1,719	4.00%	1,750	4.00%

Excess	$3,209	8.40%	$6,545	15.71%	$7,179	16.96%	$ 7,815	18.18%	$ 8,544	19.53%

Total risk-based capital:
Actual	$5,216	13.66%	$8,690	20.86%	$9,351	22.09%	$10,013	23.29%	$10,773	24.63%
Requirement	3,055	8.00%	3,333	8.00%	3,386	8.00%	3,439	8.00%	3,500	8.00%

Excess	$2,161	5.66%	$5,357	12.86%	$5,965	14.09%	$ 6,574	15.29%	$ 7,273	16.63%

Reconciliation of capital infused into Quaint Oak:
Net proceeds infused			$4,188		$4,975		$5,763		$6,668
Less:
Common stock acquired by employee stock ownership plan			(714)		(840)		(966)		(1,111)

Pro forma increase in GAAP and regulatory capital			$3,474		$4,135		$4,797		$5,557

(1)	Adjusted total or adjusted risk-weighted assets, as appropriate.

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OUR CAPITALIZATION

        The following table presents the historical capitalization of Quaint Oak at December 31, 2006, and the pro forma consolidated capitalization of Quaint Oak Bancorp after giving effect to the conversion and offering, based upon the sale of the number of shares shown below and the other assumptions set forth under “Unaudited Pro Forma Data.”

		Quaint Oak Bancorp - Pro Forma Based Upon Sale at $10.00 Per Share
	Quaint Oak – Historical	892,500 Shares (Minimum of Offering Range)	1,050,000 Shares (Midpoint of Offering Range)	1,207,500 Shares (Maximum of Offering Range)	1,388,625 Shares(1) (15% above Maximum of Offering Range)
	(In thousands)

Total deposits(2)	$55,750	$55,750	$55,750	$55,750	$55,750

Stockholders' equity:
Preferred stock, $.01 parvalue, 1,000,000 shares authorized; none to be issued	$ —	$ —	$ —	$ —	$ —
Common stock, $.01 par value, (post-offering) 9,000,000 shares authorized; shares to be issued as reflected(3)	—	9	11	12	14
Additional paid-in capital(3)	—	8,366	9,939	11,513	13,322
Retained earnings(4)	4,737	4,737	4,737	4,737	4,737
Accumulated other comprehensive income	—	—	—	—	—
Less:
Common stock held by the employee stock ownershi plan(5)	—	(714)	(840)	(966)	(1,111)
Common stock held by the recognition and retention plan(6)	—	(357)	(420)	(483)	(555)

Total stockholders’ equity	$ 4,737	$12,041	$13,427	$14,813	$16,407

Total stockholders’ equity as percent of assets	7.74%	17.58%	19.21%	20.78%	22.51%

(1)	As adjusted to give effect to an increase in the number of shares which could occur due to an increase in the offering range of up to 15% to reflect regulatory considerations, demand for the shares or changes in financial market conditions following commencement of the offering.
(2)	Does not reflect withdrawals from deposit accounts for the purchase of common stock in the offering. Such withdrawals would reduce pro forma deposits by the amount of such withdrawals.
(3)	Our pro forma amounts of common stock and additional paid-in capital have been increased to reflect the number of shares of our common stock to be outstanding. No effect has been given to the issuance of additional shares of common stock pursuant to our proposed stock option plan. We intend to adopt a new stock option plan and to submit such plan to stockholders at a meeting of stockholders to be held at least six months following completion of the conversion. If the plan is approved by stockholders, an amount equal to 10.0% of Quaint Oak Bancorp’s common stock to be sold in the offering will be reserved for future issuance pursuant to the plan. Your ownership percentage would decrease by approximately 9.1% if all potential stock options are exercised from our authorized but unissued stock. See “Unaudited Pro Forma Data” and “Management - New Stock Benefit Plans - Stock Option Plan.”

(Footnotes continued on next page)

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(4)	The retained earnings of Quaint Oak Bancorp will be substantially restricted after the offering.
(5)	Assumes that 8.0% of Quaint Oak Bancorp’s common stock to be sold in the offering will be purchased by the employee stock ownership plan financed by a loan from Quaint Oak Bancorp. The loan will be repaid principally by Quaint Oak Bank’s contributions to the employee stock ownership plan. Since Quaint Oak Bancorp will finance the employee stock ownership plan debt, this debt will be eliminated through consolidation and no liability will be reflected on Quaint Oak Bancorp’s consolidated financial statements. Accordingly, the amount of shares of common stock acquired by the employee stock ownership plan is shown in this table as a reduction of stockholders’ equity. Assumes the funds used to acquire our employee stock ownership plan shares will be borrowed from us. See Note 1 to the tables set forth under “Unaudited Pro Forma Data” and “Management-New Stock Benefit Plans - Employee Stock Ownership Plan.”
(6)	Gives effect to the recognition and retention plan which we expect to adopt after the offering and present to stockholders for approval at a meeting of stockholders to be held at least six months after we complete the conversion. No shares will be purchased by the recognition plan in the offering, and such plan cannot purchase any shares until stockholder approval has been obtained. If the recognition plan is approved by our stockholders, the plan intends to acquire an amount of common stock equal to 4.0% of Quaint Oak Bancorp’s common stock to be sold in the offering. The table assumes that stockholder approval has been obtained and that such shares are purchased in the open market at $10.00 per share. The common stock so acquired by the recognition plan is reflected as a reduction in stockholders’ equity. If the shares are purchased at prices higher or lower than the initial purchase price of $10.00 per share, such purchases would have a greater or lesser impact, respectively, on stockholders’ equity. If the recognition plan shares are issued from our authorized but unissued stock, such issuance would dilute the voting interests of existing stockholders by approximately 3.9%. See “Unaudited Pro Forma Data” and “Management - New Stock Benefit Plans - Recognition Plan.”

UNAUDITED PRO FORMA DATA

        The actual net proceeds from the sale of Quaint Oak Bancorp common stock in the offering cannot be determined until the offering is completed. However, the net proceeds are currently estimated to be between $8.4 million and $11.5 million, or up to $13.3 million in the event the offering range is increased by approximately 15%, based upon the following assumptions:

•	We will sell all shares of common stock in the subscription offering and community offering with no shares sold in a syndicated community offering;
•	Our employee stock ownership plan will purchase an amount equal to 8.0% of the shares sold in offering, at a price of $10.00 per share with a loan from Quaint Oak Bancorp that will be repaid in equal installments over 15 years; and
•	Total expenses of the offering are estimated to be $550,000.

        Actual expenses may vary from this estimate, and the amount of fees paid to Ryan Beck & Co., Inc. (and potentially broker-dealers) will depend upon whether a syndicate of broker-dealers or other means is necessary to sell the shares, and other factors.

        We have prepared the following table, which sets forth our historical consolidated net income and stockholders’ equity prior to the conversion and offering and our pro forma consolidated net income and stockholders’ equity following the conversion and offering. In preparing this table and in calculating pro forma data, the following assumptions have been made:

•	Pro forma earnings have been calculated assuming the shares of common stock had been sold at the beginning of the period and the estimated net proceeds had been invested at an average yield of 5.0% (3.05% on an after tax basis). This represents the yield on a one-year U.S. Treasury bill as of December 31, 2006. We have used this pro forma reinvestment rate in lieu of the arithmetic average method because we believe it more accurately reflects the yield that we will receive on the net proceeds of the offering.

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•	No withdrawals were made from Quaint Oak’s deposit accounts for the purchase of shares in the offering.
•	Historical and pro forma per share amounts have been calculated by dividing historical and pro forma amounts by the indicated number of shares of common stock, as adjusted in the pro forma net income per share to give effect to the purchase of shares by the employee stock ownership plan.
•	Pro forma stockholders’ equity amounts have been calculated as if our shares of common stock had been sold in the offering on December 31, 2006 and accordingly, no effect has been given to the assumed earnings effect of the net proceeds.

        The following pro forma information may not be representative of the financial effects of the offering at the date on which the offering actually occurs and should not be taken as indicative of future results of operations. Pro forma stockholders’ equity represents the difference between the stated amount of our assets and liabilities computed in accordance with generally accepted accounting principles. The pro forma stockholders’ equity is not intended to represent the fair market value of the common stock and may be different than amounts that would be available for distribution to stockholders in the event of liquidation.

        The table reflects the possible issuance of additional shares pursuant to our proposed new stock option plan, which we expect to adopt following the offering and present, together with the recognition and retention plan discussed below, to our stockholders for approval at a meeting to be held at least six months after the conversion is completed. See “Management - New Stock Benefit Plans.” For purposes of the table, we have assumed that stockholder approval was obtained, the exercise price of the stock options and the market price of the common stock at the date of grant were $10.00 per share, the stock options had a term of 10 years and vest pro rata over a five year period, and that the new stock option plan granted options to acquire common stock equal to 10.0% of Quaint Oak Bancorp’s common stock sold the offering. We applied the Black-Scholes option pricing model to estimate a grant date fair value of $3.86 for each option. In addition to the terms of the options described above, the Black-Scholes option pricing model incorporated an estimated volatility rate of 10.83% for the common stock, dividend yield of zero, an expected option life of 10 years and a risk free interest rate of 4.71%. Finally, we assumed that 25.0% of the stock options were non-qualified options granted to directors, resulting in a tax benefit (at an assumed tax rate of 39.0%) for a deduction equal to the grant date fair value of the options. There can be no assurance that stockholder approval of the stock option plan will be obtained, that the exercise price of the options will be $10.00 per share or that the Black-Scholes option pricing model assumptions used to prepare the table will be the same at the time the options are granted.

        The table also gives effect to the recognition and retention plan, which we expect to adopt following the offering and present, together with the new stock option plan discussed above, to our stockholders for approval at a meeting to be held at least six months after the conversion is completed. If approved by stockholders, the recognition and retention plan intends to acquire an amount of common stock equal to 4.0% of Quaint Oak Bancorp’s common stock to be outstanding after the offering, either through open market purchases, if permissible, or from authorized but unissued shares of common stock. The table assumes that stockholder approval has been obtained and that the shares acquired by the recognition and retention plan are purchased in the open market at $10.00 per share and vest over a five-year period. There can be no assurance that stockholder approval of the recognition and retention plan will be obtained, that the shares will be purchased in the open market or that the purchase price will be $10.00 per share.

        The tables on the following pages summarize historical consolidated data of Quaint Oak and Quaint Oak Bancorp’s pro forma data at or for the dates and periods indicated based on the assumptions set forth above and in the table and should not be used as a basis for projection of the market value of our common stock following the conversion and offering.

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At or For the Year Ended December 31, 2006
892,500 shares sold at $10.00 per share (Minimum of range)	1,050,000 shares sold at $10.00 per share (Midpoint of range)	1,207,500 shares sold at $10.00 per share (Maximum of range)	1,388,625 shares sold at $10.00 per share(1) (15% above Maximum)
(Dollars in thousands, except per share amounts)
Gross proceeds	$8,925	$10,500	$12,075	$13,886
Less: estimated offering expenses	(550)	(550)	(550)	(550)

Estimated net proceeds	8,375	9,950	11,525	13,336
Less: common stock acquired by employee stock ownership plan(2)	(714)	(840)	(966)	(1,111)
Less: common stock to be acquired by recognition and retention plan(3)	(357)	(420)	(483)	(555)

Net investable proceeds	$7,304	$ 8,690	$10,076	$11,670

Net income:
Historical	$570	$570	$570	$570
Pro forma income on net investable proceeds(4)	223	265	307	356
Less: pro forma employee stock ownership plan adjustment(2)	(29)	(34)	(39)	(45)
Less: pro forma recognition and retention plan award expense(3)	(44)	(51)	(59)	(68)
Less: pro forma stock option expense(5)	(62)	(73)	(84)	(97)

Pro forma net income	$658	$677	$695	$716

Net income per share:
Historical	$0.69	$0.59	$0.51	$0.44
Pro forma income on net investable proceeds	0.27	0.27	0.27	0.28
Less: pro forma employee stock ownership plan adjustment(2)	(0.04)	(0.04)	(0.04)	(0.04)
Less: pro forma recognition and retention plan award expense(3)	(0.05)	(0.05)	(0.05)	(0.05)
Less: pro forma stock option expense(5)	(0.07)	(0.07)	(0.07)	(0.07)

Pro forma net income per share	$0.80	$0.70	$0.62	$0.56

Offering price as a multiple of pro forma net income per share	12.50	x	14.29	x	16.13	x	17.86	x

Number of shares used to calculate pro forma net income per share(6)	825,860	971,600	1,117,340	1,284,941

Stockholders' equity(6):
Historical	$ 4,737	$ 4,737	$ 4,737	$ 4,737
Estimated net proceeds	8,375	9,950	11,525	13,336
Less: common stock acquired by employee stock ownership plan(2)	(714)	(840)	(966)	(1,111)
Less: common stock to be acquired by recognition and retention plan(3)	(357)	(420)	(483)	(555)

Pro forma stockholders’ equity	$12,041	$13,427	$14,813	$16,407

Stockholders' equity per share:
Historical	$ 5.31	$ 4.51	$ 3.92	$ 3.41
Estimated net proceeds	9.38	9.48	9.54	9.60
Less: common stock acquired by employee stock ownership plan(2)	(0.80)	(0.80)	(0.80)	(0.80)
Less: common stock to be acquired by recognition and retention plan(3)	(0.40)	(0.40)	(0.40)	(0.40)

Pro forma stockholders’ equity per share	$13.49	$12.79	$12.26	$11.81

Offering price as a percentage of pro forma stockholders' equity per share.	74.13%	78.19%	81.57%	84.67%

Number of shares used to calculate pro forma stockholders' equity per share(6)	892,500	1,050,000	1,207,500	1,388,625

(1)	As adjusted to give effect to an increase in the number of shares which could occur due to an increase in the offering range of up to 15% to reflect regulatory considerations, demand for the shares or changes in financial market conditions following commencement of the offering.
(2)	Assumes that the employee stock ownership plan will acquire a number of shares equal to 8.0% of Quaint Oak Bancorp’s common stock to be sold in the offering. The employee stock ownership plan will borrow the funds used to acquire these shares from the net proceeds from the offering retained by Quaint Oak Bancorp. The amount of this borrowing has been reflected as a reduction from gross proceeds to determine estimated net investable proceeds. This borrowing will have an interest rate equal to the prime rate as published in the Wall Street Journal, which is currently 8.25%, and a term of 15 years. Quaint Oak intends to make contributions to the employee stock ownership plan in amounts at least equal to the principal and interest requirement of the debt. Interest income that Quaint Oak Bancorp will earn on the loan will offset the interest paid on the loan by Quaint Oak. As the debt is paid down, shares will be released for allocation to participants’ accounts and stockholders’ equity will be increased.

(Footnotes continued on next page)

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The adjustment to pro forma net income for the employee stock ownership plan reflects the after-tax compensation expense associated with the plan, based on an assumed effective tax rate of 39.0%. Applicable accounting principles require that compensation expense for the employee stock ownership plan be based upon shares committed to be released and that unallocated shares be excluded from earnings per share computations. An equal number of shares (1/15 of the total, based on a 15-year loan) will be released each year over the term of the loan. The valuation of shares committed to be released would be based upon the average market value of the shares during the year, which, for purposes of this calculation, was assumed to be equal to the $10.00 per share purchase price. If the average market value per share is greater than $10.00 per share, total employee stock ownership plan expense would be greater.
(3)	Assumes that Quaint Oak Bancorp will purchase in the open market a number of shares equal to 4.0% of Quaint Oak Bancorp’s common stock to be sold in the offering, that will be reissued as restricted stock awards under the recognition and retention plan proposed to be adopted following the offering. Repurchases are assumed to be funded with cash on hand at Quaint Oak Bancorp. The cost of these shares has been reflected as a reduction from gross proceeds to determine estimated net investable proceeds. In calculating the pro forma effect of the restricted stock awards, it is assumed that the required stockholder approval has been received, that the shares used to fund the awards were acquired at the beginning of the respective period and that the shares were acquired at the $10.00 per share purchase price. The issuance of authorized but unissued shares of common stock instead of shares repurchased in the open market would dilute the ownership interests of existing stockholders, by approximately 3.9%.
The adjustment to pro forma net income for the restricted stock awards reflects the after-tax compensation expense associated with the awards. It is assumed that the fair market value of a share of Quaint Oak Bancorp common stock was $10.00 at the time the awards were made, that all shares were granted in the first year after the offering, that shares of restricted stock issued under the recognition and retention plan vest over a five-year period, or 20.0% per year, that compensation expense is recognized on a straight-line basis over each vesting period so that 20.0% of the value of the shares awarded was an amortized expense during each year, and that the combined federal and state income tax rate was 39.0%. If the fair market value per share is greater than $10.00 per share on the date shares are awarded under the recognition and retention plan, total recognition and retention plan expense would be greater.
(4)	Pro forma net income on net investable proceeds is equal to the net proceeds less the cost of acquiring shares in the open market at the $10.00 per share purchase price to fund the employee stock ownership plan and the restricted stock awards under the recognition and retention plan multiplied by the after-tax reinvestment rate.
The after-tax reinvestment rate is equal to 3.05% based on the following assumptions: combined federal and state income tax rate of 39.0% and a pre-tax reinvestment rate of 5.0%.
(5)	The adjustment to pro forma net income for stock options reflects the compensation expense associated with the stock options that may be granted under the new stock option plan to be adopted following the conversion. If the new stock option plan is approved by stockholders, a number of shares equal to 10.0% of Quaint Oak Bancorp’s common stock to be sold in the offering will be reserved for future issuance upon the exercise of stock options that may be granted under the plan. Using the Black-Scholes option-pricing formula, each option is assumed to have a value of $3.86 based on the following assumptions: exercise price, $10.00; trading price on date of grant, $10.00; dividend yield, zero; expected life, 10 years; expected volatility, 10.83%; and risk-free interest rate, 4.71%. Finally, we assumed that 25.0% of the stock options were non-qualified options granted to directors, resulting in a tax benefit (at an assumed rate of 39.0%) for a deduction equal to the grant date fair value of the options. It is assumed that all stock options were granted in the first year after the offering, that stock options granted under the stock option plan vest over a five-year period, or 20.0% per year, that compensation expense is recognized on a straight-line basis over each vesting period so that 20.0% of the value of the options awarded was an amortized expense during each year. If the fair market value per share is different than $10.00 per share on the date options are awarded under the stock option plan, or if the assumptions used in the option-pricing formula are different from those used in preparing this pro forma data, the value of the stock options and the related expense would be different.
Applicable accounting standards do not prescribe a specific valuation technique to be used to estimate the fair value of employee stock options. Quaint Oak Bancorp may use a valuation technique other than the Black-Scholes option-pricing formula and that technique may produce a different value. The issuance of authorized but unissued shares of common stock to satisfy option exercises instead of shares repurchased in the open market would dilute the ownership interests of existing stockholders by approximately 9.1%.
(6)	The number of shares used to calculate pro forma net income per share is equal to the total number of shares to be outstanding upon completion of the offering, less the number of shares purchased by the employee stock ownership plan not committed to be released within one year following the offering. The number of shares used to calculate pro forma stockholders’ equity per share is equal to the total number of shares to be outstanding upon completion of the offering.

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MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

        This section is intended to help potential investors understand the financial performance of Quaint Oak Savings Bank through a discussion of the factors affecting our financial condition at December 31, 2006 and December 31, 2005 and our consolidated results of operations for the years ended December 31, 2006 and 2005. This section should be read in conjunction with the financial statements and notes to the financial statements that appear elsewhere in this prospectus. Quaint Oak Bancorp, Inc. did not exist at December 31, 2006, therefore the information reflected in this section reflects the financial performance of Quaint Oak Savings Bank. In this section, we sometimes refer to Quaint Oak Savings Bank and Quaint Oak Bancorp, Inc. together as “Quaint Oak”since the financial condition and results of operation of Quaint Oak Bancorp, Inc. will closely reflect the financial condition and results of operation of its operating subsidiary, Quaint Oak Savings Bank.

        Following the completion of the conversion and offering, we anticipate that our non-interest expense will increase as a result of the increased costs associated with managing a public company, increased compensation expenses associated with the purchases of shares of common stock by our employee stock ownership plan, and the adoption of one or more stock-based benefit plans, if approved by Quaint Oak Bancorp, Inc.’s stockholders.

General

        Quaint Oak’s profitability depends primarily on its net interest income, which is the difference between interest income earned on interest-earning assets, principally loans, and interest expense paid on interest-bearing deposits. Net interest income is dependent upon the level of interest rates and the extent to which such rates are changing. Quaint Oak’s profitability also depends, to a lesser extent, on interest-earning deposits in other institutions, non-interest income, borrowings from the Federal Home Loan Bank of Pittsburgh, provision for loan losses, non-interest expenses and federal income taxes. Quaint Oak had net income of $570,000 in fiscal 2006 and $531,000 in 2005.

        Quaint Oak’s business has consisted primarily of originating residential, multi-family and commercial real estate loans secured by property in its market area. Typically, single-family loans involve a lower degree of risk and carry a lower yield than commercial real estate, construction, commercial business and consumer loans. Primarily since fiscal 2004, commercial real estate loans have increased as a percentage of Quaint Oak’s loan portfolio to 26.2% at December 31, 2006. Quaint Oak’s loans are primarily funded by certificates of deposit, which typically have a higher interest rate than passbook accounts. At December 31, 2006, certificates of deposit amounted to 72.4% of total assets compared to 62.5% of total assets at December 31, 2005. The increase in certificates of deposit has resulted in lower interest rate spreads in fiscal 2006 compared to fiscal 2005. Quaint Oak does not offer transactional deposit products such as NOW, money market demand accounts or checking accounts. By limiting its deposit products to non-transactional accounts, Quaint Oak has been able to keep its operating expenses at relatively low levels. Although Quaint Oak may attempt to diversify into other deposit products following the conversion in order to improve its net interest margin, Quaint Oak anticipates that certificates of deposit will continue to be a primary source of funding for its assets.

        Quaint Oak’s results of operations and profitability are subject to changes in interest rates, applicable statutes and regulations and general economic conditions, as well as other factors beyond its control.

        Our results of operations are also significantly affected by general economic and competitive conditions, particularly with respect to changes in interest rates, government policies and actions of regulatory authorities. Future changes in applicable law, regulations or government policies may materially affect our financial condition and results of operations. See “Risk Factors” beginning on page __.

Forward-Looking Statements Are Subject to Change

        We make certain statements in this document as to what we expect may happen in the future. These statements usually contain the words “believe,”“estimate,” “project,” “expect,” “anticipate,” “intend” or similar expressions. Because these statements look to the future, they are based on our current expectations and beliefs. Actual results or events may differ materially from those reflected in the forward-looking statements. You should be aware that our current expectations and beliefs as to future events are subject to change at any time, and we can give you no assurances that the future events will actually occur.

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Critical Accounting Policies

        In reviewing and understanding financial information for Quaint Oak, you are encouraged to read and understand the significant accounting policies used in preparing our financial statements. These policies are described in Note 2 of the notes to our financial statements. The accounting and financial reporting policies of Quaint Oak conform to accounting principles generally accepted in the United States of America and to general practices within the banking industry. Accordingly, the consolidated financial statements require certain estimates, judgments, and assumptions, which are believed to be reasonable, based upon the information available. These estimates and assumptions affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the periods presented. The following accounting policies comprise those that management believes are the most critical to aid in fully understanding and evaluating our reported financial results. These policies require numerous estimates or economic assumptions that may prove inaccurate or may be subject to variations which may significantly affect our reported results and financial condition for the period or in future periods.

        Allowance for Loan Losses. The allowance for loan losses is established through a provision for loan losses charged to expense. Loans are charged against the allowance for loan losses when management believes that the collectibility of the principal is unlikely. Subsequent recoveries are added to the allowance. The allowance is an amount that management believes will cover known and inherent losses in the loan portfolio, based on evaluations of the collectibility of loans. The evaluations take into consideration such factors as changes in the types and amount of loans in the loan portfolio, historical loss experience, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral, estimated losses relating to specifically identified loans, and current economic conditions. This evaluation is inherently subjective as it requires material estimates including, among others, exposure at default, the amount and timing of expected future cash flows on impacted loans, value of collateral, estimated losses on our commercial and residential loan portfolios and general amounts for historical loss experience. All of these estimates may be susceptible to significant change.

        While management uses the best information available to make loan loss allowance evaluations, adjustments to the allowance may be necessary based on changes in economic and other conditions or changes in accounting guidance. Historically, our estimates of the allowance for loan loss have not required significant adjustments from management’s initial estimates. In addition, the Pennsylvania Department of Banking and the Federal Deposit Insurance Corporation, as an integral part of their examination processes, periodically review our allowance for loan losses. The Pennsylvania Department of Banking and the Federal Deposit Insurance Corporation may require the recognition of adjustments to the allowance for loan losses based on their judgment of information available to them at the time of their examinations. To the extent that actual outcomes differ from management’s estimates, additional provisions to the allowance for loan losses may be required that would adversely impact earnings in future periods.

        Income Taxes. Deferred income tax assets and liabilities are determined using the liability (or balance sheet) method. Under this method, the net deferred tax asset or liability is determined based on the tax effects of the temporary differences between the book and tax bases of the various assets and liabilities and gives current recognition to changes in tax rates and laws. Realizing our deferred tax assets principally depends upon our achieving projected future taxable income. We may change our judgments regarding future profitability due to future market conditions and other factors. We may adjust our deferred tax asset balances if our judgments change.

Comparison of Financial Condition at December 31, 2006 and December 31, 2005

        Quaint Oak’s total assets increased $4.1 million or 7.3% to $61.2 million at December 31, 2006 compared to $57.1 million at December 31, 2005. This increase was primarily due to increases in loans receivable, net of allowance for loan losses, and cash and cash equivalents, including interest bearing deposits.

        Loans receivable, net, increased $1.9 million or 3.5% to $54.6 million at December 31, 2006 from $52.7 million at December 31, 2005. The increase in loans receivable, net was due primarily to a $2.9 million, or 25.0%, increase in nonresidential mortgages partially offset by a decrease in multi-family mortgages and commercial lines of credit of $693,000 and $558,000, respectively, from fiscal 2005.

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        Cash and cash equivalents increased $2.4 million or 134.3% to $4.2 million at December 31, 2006 compared to $1.9 million at December 31, 2005 primarily as a result of an increase in demand deposits with other banks of $2.4 million.

        Total liabilities increased $3.6 million or 6.8% to $56.5 million at December 31, 2006 compared to $52.9 million at December 31, 2005, due primarily to an increase in interest-bearing deposits of $4.1 million. This increase was partially offset by a decrease of $500,000 in FHLB advances. Quaint Oak did not have any short-term borrowings at December 31, 2006.

        Total equity increased $570,000 or 13.7% to $4.7 million at December 31, 2006 compared to $4.2 million at December 31, 2005, due solely to net income of $570,000 for the year ended December 31, 2006.

        Summary of Material Changes in Financial Condition. The increase in loans receivable, net, and cash and cash equivalents, was primarily funded by an increase in interest-bearing deposits. Borrowings of $500,000 from the Federal Home Loan Bank of Pittsburgh were repaid during fiscal 2006.

        The increase in interest-bearing deposits of $4.1 million or 8.0% from December 31, 2005 to December 31, 2006 was due to an increase in certificates of deposit offset by decreases in passbook savings and statement savings accounts. Certificate accounts increased $8.6 million, or 24.3%, at December 31, 2006 compared to December 31, 2005. Passbook savings and statement savings accounts decreased by $2.9 million and $1.6 million, respectively, at December 31, 2006 compared to December 31, 2005. Management believes that certificate accounts will continue to be the primary source of funds if interest rates continue to rise.

        Average Balances, Net Interest Income, and Yields Earned and Rates Paid. The following table shows for the periods indicated the total dollar amount of interest from average interest-earning assets and the resulting yields, as well as the interest expense on average interest-bearing liabilities, expressed both in dollars and rates, and the net interest margin. All average balances are based on daily balances.

		Year Ended December 31,
		2006			2005
	Yield/Rate at December 31, 2006	Average Balance	Interest	Average Yield/ Rate	Average Balance	Interest	Average Yield/ Rate
	(Dollars in Thousands)

Interest-earning assets:
Interest-earning deposits	4.99%	$ 3,193	$ 144	4.51%	$ 4,188	$ 145	3.46%
Loans receivable (1)	7.05	55,252	3,775	6.83	48,235	3,042	6.31
Other interest-earning assets	5.25	290	14	4.83	208	6	2.88

Total interest-earning assets	6.85%	58,735	3,933	6.70%	52,631	3,193	6.07%

Non-interest-earning assets		779			1,243

Total assets		$59,514			$53,874

Interest-bearing liabilities:
Passbook accounts	1.39	$ 6,068	84	1.38	$ 8,537	119	1.39
Statement savings accounts	2.72	7,368	207	2.81	9,376	200	2.13
Certificate accounts	4.71	39,885	1,759	4.41	30,795	1,128	3.66

Total deposits		53,321	2,050	3.84	48,708	1,447	2.97
FHLB advances	5.44	939	48	5.11	560	22	3.93

Total interest-bearing liabilities	4.19%	54,260	$ 2,098	3.87%	49,268	$1,469	2.98%

Non-interest-bearing liabilities		767			687

Total liabilities		55,027			49,955

Retained earnings		4,487			3,919

Total liabilities and retained earnings		$59,514			$53,874

Net interest-earning assets		$ 4,475			$ 3,363

Net interest income; average interest rate spread			$ 1,835	2.83%		$1,724	3.09%

Net interest margin (2)				3.12%			3.28%

Average interest-earning assets to average interest-bearing liabilities				108.25%			106.83%

(1)	Includes nonaccrual loans during the respective periods. Calculated net of deferred fees and discounts, loans in process and allowance for loan losses.
(2)	Equals net interest income divided by average interest-earning assets.

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        Rate/Volume Analysis. The following table shows the extent to which changes in interest rates and changes in volume of interest-earning assets and interest-bearing liabilities affected our interest income and expense during the periods indicated. For each category of interest-earning assets and interest-bearing liabilities, information is provided on changes attributable to (1) changes in rate, which is the change in rate multiplied by prior year volume, and (2) changes in volume, which is the change in volume multiplied by prior year rate. The combined effect of changes in both rate and volume has been allocated proportionately to the change due to rate and the change due to volume.

	2006 vs. 2005				2005 vs. 2004
	Increase (Decrease) Due to				Increase (Decrease) Due to
	Rate	Volume	Rate/ Volume	Total Increase (Decrease)	Rate	Volume	Rate/ Volume	Total Increase (Decrease)
	(In Thousands)
Interest income:
Interest-earning deposits	$ 44	$(34)	$(11)	$ (1)	$ 43	$ (2)	$(1)	$ 40

Loans receivable (1)	254	442	37	733	67	564	16	647
Other interest-earning assets	4	2	2	8	3	—	—	3

Total interest-earning assets	302	410	28	740	113	562	15	690

Interest expense:
Passbook accounts	(1)	(34)	—	(35)	—	(23)	—	(23)
Statement savings accounts	63	(43)	(13)	7	65	(39)	(14)	12
Certificate accounts	230	333	68	631	90	403	64	557

Total deposits	292	256	55	603	155	341	50	546
FHLB advances	7	15	4	26	7	4	6	17

Total interest-bearing liabilities	299	271	59	629	162	345	56	563

Increase (decrease) in net
interest income	$ 3	$ 139	$(31)	$ 111	$(49)	$ 217	$(41)	$ 127

(1)	Includes nonaccrual loans during the respective periods. Calculated net of deferred fees and discounts, loans in process and allowance for loan losses.

Comparison of Operating Results for the Years Ended December 31, 2006 and 2005

        General. Net income amounted to $570,000 for the year ended December 31, 2006, an increase of $39,000 or 7.3% compared to net income of $531,000 for the year ended December 31, 2005. This increase was primarily due to an increase in net interest income, partially offset by increases in non-interest expense and income taxes.

        Net Interest Income. Net interest income amounted to $1.8 million for the year ended December 31, 2006 compared to $1.7 million for the year ended December 31, 2005. The $111,000 or 6.4% increase was primarily due to an increase in interest income on loans receivable which was partially offset by an increase in interest expense on interest-bearing deposits.

        The average interest rate spread declined from 3.09% for the year ended December 31, 2005 to 2.83% for the year ended December 31, 2006 while average net interest-earning assets increased from $3.4 million to $4.5 million during the same periods. Average interest-earning assets to average interest-bearing liabilities increased from 106.83% for the year ended December 31, 2005 to 108.25% for the year ended December 31, 2006. The decrease in the average interest rate spread reflects the increase in average rate paid on interest-bearing liabilities from 2.98% in fiscal 2005 to 3.87% in fiscal 2006. Net interest margin amounted to 3.12% and 3.28% for fiscal 2006 and 2005, respectively.

        Interest income increased by $740,000 or 23.2% to $3.9 million for the year ended December 31, 2006 compared to $3.2 million for the year ended December 31, 2005. Such increase was primarily due to an increase in the average balance of loans receivable from $48.2 million at December 31, 2005 to $55.3 million at December 31, 2006. The increase in the average yield on loans from 6.31% in fiscal 2005 to 6.83% in fiscal 2006 reflects the addition of higher yielding loans to our portfolio in fiscal 2006.

        Interest expense increased by $629,000 or 42.8% to $2.1 million for the year ended December 31, 2006 compared to the year ended December 31, 2005 primarily as a result of an increase in the average rate and average balance of certificate accounts due to the rising interest rate environment.

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        Provision for Loan Losses. The allowance for loan losses is established through a provision for loan losses charged to earnings as losses are estimated to have occurred in our loan portfolio. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

        The allowance for loan losses is evaluated on a regular basis by management, no less than quarterly, and is initially based upon an application of fixed percentages to the total outstanding loans and commitments by category. Management also reviews the collectibility of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of the underlying collateral and prevailing economic conditions to further adjust the provision for loan losses. The evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available. Management’s evaluation and analysis is reported to the board of trustees at a regularly scheduled meeting.

        A loan is considered impaired when, based on current information or events, it is probable that Quaint Oak will be unable to collect the scheduled payments of principal and interest when due according to the contractual terms of the loan agreement. When a loan is impaired, the measurement of such impairment is based upon the fair value of the collateral of the loan. If the fair value of the collateral is less than the recorded investment in the loan, Quaint Oak Bank will recognize the impairment by creating a valuation allowance with a corresponding charge against earnings.

        An allowance is also established for uncollectible interest on loans classified as substandard. Substandard loans are those loans which are in excess of ninety days delinquent. The allowance is established by a charge to interest income equal to all interest previously accrued and income is subsequently recognized only to the extent that cash payments are received. When, in management’s judgment, the borrower’s ability to make interest and principal payments is back to normal, the loan is returned to accrual status.

        A provision of $144,000 was made to the allowance in fiscal 2006 and fiscal 2005 to maintain the allowance at a level believed, to the best of management’s knowledge, to cover all known and inherent losses in the loan portfolio, both probable and reasonable.

        Based on the increase in the loan portfolio of commercial real estate loans combined with the low loan charge-off rate, management determined to maintain the current provision to the allowance for loan losses. Net loans receivable increased from $52.7 million at December 31, 2005 to $54.6 million at December 31, 2006, an increase of $1.9 million or 3.6%. In addition, Quaint Oak experienced $60,000 of loan charge-offs in fiscal 2006.

        Non-Interest Income. Non-interest income amounted to $25,000 for the year ended December 31, 2006, an increase of $12,000 or 92.3% compared to non-interest income of $13,000 for the year ended December 31, 2005. Such increase was due to a $12,000 increase in fees and service charges. Historically, Quaint Oak has not derived a significant amount of income from fees and service charges.

        Non-Interest Expense. Non-interest expense increased $59,000 or 8.1% from $728,000 for the year ended December 31, 2005 to $787,000 for the year ended December 31, 2006, due primarily to a $27,000 increase in salaries and employee benefits, or 6.6%, due to normal salary and benefit increases. The number of employees for the year ended December 31, 2006 remained constant. There was also a $16,000 increase in other expense, primarily consisting of consulting fees and business development expense.

        Provision For Income Tax Expense. The provision for income taxes amounted to $359,000 and $334,000 for the fiscal years ended December 31, 2006 and 2005, respectively. Quaint Oak’s effective tax rate was 38.6% for fiscal 2006 and 2005.

Exposure to Changes in Interest Rates

        Quaint Oak’s ability to maintain net interest income depends upon its ability to earn a higher yield on assets than the rates it pays on deposits and borrowings. Quaint Oak’s interest-earning assets consist primarily of residential mortgage loans which have fixed rates of interest and terms up to 30 years. Quaint Oak’s interest-bearing liabilities primarily consist of higher rate certificates of deposit. Consequently, Quaint Oak’s ability to maintain a positive spread between the interest earned on assets and the interest paid on deposits and borrowings can be adversely affected when market rates of interest rise. At December 31, 2006 and 2005, certificates of deposit

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amounted to $44.3 million and $35.6 million, respectively, or 72.4% and 62.4%, respectively, of total assets at such dates.

        Gap Analysis. The matching of assets and liabilities may be analyzed by examining the extent to which such assets and liabilities are “interest rate sensitive” and by monitoring a bank’s interest rate sensitivity “gap.” An asset and liability is said to be interest rate sensitive within a specific time period if it will mature or reprice within that time period. The interest rate sensitivity gap is defined as the difference between the amount of interest-earning assets maturing or repricing within a specific time period and the amount of interest-bearing liabilities maturing or repricing within that same time period. A gap is considered positive when the amount of interest rate sensitive assets exceeds the amount of interest rate sensitive liabilities. A gap is considered negative when the amount of interest rate sensitive liabilities exceeds the amount of interest rate sensitive assets. During a period of rising interest rates, a negative gap would tend to affect adversely net interest income while a positive gap would tend to result in an increase in net interest income. Conversely, during a period of falling interest rates, a negative gap would tend to result in an increase in net interest income while a positive gap would tend to affect adversely net interest income. Our current interest rate risk management policy provides that our one-year interest rate gap as a percentage of total assets should not exceed positive or negative 20%. This policy was adopted by our management and Board based upon their judgment that it established an appropriate benchmark for the level of interest-rate risk, expressed in terms of the one-year gap, for Quaint Oak Bank. If our one-year gap position approaches or exceeds the 20% policy limit, management will obtain simulation results in order to determine what steps might appropriately be taken, in order to maintain our one-year gap in accordance with the policy. Alternatively, depending on the then-current economic scenario, we could determine to make an exception to our policy or we could determine to revise our policy. In recent periods, our one-year gap position has exceeded our policy. Our one-year cumulative gap was a negative 28.9% at December 31, 2006, compared to a negative 22.0% at December 31, 2005. We have become more liability sensitive in 2006 mainly as a result of increases in our short-term repricing deposits, primarily short-term certificates of deposit. Partially for this reason, we continue to remain focused on maintaining and growing our base of core deposits, which are less interest-rate sensitive. Part of the reason that we determined several years ago to increase our originations of commercial real estate loans, which generally have shorter terms to maturity than single-family residential mortgage loans and are more likely to have floating or adjustable rates of interest, was to increase the amount of our interest rate sensitive assets in the one- to three-year time horizon. By increasing the amount of our interest rate sensitive assets in the one-to three-year time horizon, we felt that we better positioned ourselves to benefit from a rising interest rate environment because the average interest rates on our loans would increase as general market rates of interest were increasing.

        The following table sets forth the amounts of our interest-earning assets and interest-bearing liabilities outstanding at December 31, 2006, which we expect, based upon certain assumptions, to reprice or mature in each of the future time periods shown (the “GAP Table”). Except as stated below, the amount of assets and liabilities shown which reprice or mature during a particular period were determined in accordance with the earlier of term to repricing or the contractual maturity of the asset or liability. The table sets forth an approximation of the projected repricing of assets and liabilities at December 31, 2006, on the basis of contractual maturities, anticipated prepayments, and scheduled rate adjustments within a three-month period and subsequent selected time intervals. The loan amounts in the table reflect principal balances expected to be redeployed and/or repriced as a result of contractual amortization and anticipated prepayments of adjustable-rate loans and fixed-rate loans, and as a result of contractual rate adjustments on adjustable-rate loans. Annual prepayment rates for adjustable-rate and fixed-rate single-family and multi-family mortgage loans are assumed to range from 6% to 42%. Statement savings accounts, and other savings accounts are assumed to have annual rates of withdrawal, or “decay rates,” of 50% and 20%, respectively.

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	3 Months or Less	More than 3 Months to 6 Months	More than 6 Months to 1 Year	More than 1 Year to 3 Years	More than 3 Years to 5 Years	More than 5 Years	Total Amount

	(Dollars in Thousands)
Interest-earning assets(1):
Loans receivable (2)	$ 4,398	$ 2,374	$ 4,792	$12,892	$ 19,197	$11,312	$54,965
Investment in interest-earning demand & time deposits	4,087	426	1,014	—	—	—	5,527
Investment in Federal Home Loan Bank stock	—	—	—	—	—	263	263

Total interest-earning assets	8,485	2,800	5,806	12,892	19,197	11,575	60,755

Interest-bearing liabilities:
Passbook accounts	$ 235	$ 235	$ 470	$ 1,354	$ 866	$ 1,542	$ 4,702
Statement savings accounts	844	844	1,688	2,532	633	211	6,752
Escrow accounts	195	196	196	—	—	—	587
Certificate accounts	7,455	9,445	13,007	10,115	4,274	—	44,296

Total interest-bearing liabilities	8,729	10,720	15,361	14,001	5,773	1,753	56,337

Interest-earning assets less interest-bearing liabilities	$(244)	$(7,920)	$(9,555)	$ (1,109)	$ 13,424	$9,822

Cumulative interest-rate sensitivity gap(3)	$(244)	$(8,164)	$(17,719)	$(18,828)	$(5,404)	$4,418

Cumulative interest-rate gap as a percentage of total assets at December 31, 2006	(0.4)%	(13.3)%	(28.9)%	(30.8)%	(8.8)%	7.2%

Cumulative interest-earning assets as a percentage of cumulative interest-bearing liabilities at December 31, 2006	97.2%	58.0%	49.1%	61.4%	90.1%	107.8%

(1)	Interest-earning assets are included in the period in which the balances are expected to be redeployed and/or repriced as a result of anticipated prepayments, scheduled rate adjustments and contractual maturities.
(2)	For purposes of the gap analysis, loans receivable includes non-performing loans gross of the allowance for loan losses, undisbursed loan funds, unamortized discounts and deferred loan fees.
(3)	Interest-rate sensitivity gap represents the difference between net interest-earning assets and interest-bearing liabilities.

        Qualitative Analysis. Our ability to maintain a positive “spread”between the interest earned on assets and the interest paid on deposits and borrowings is affected by changes in interest rates. Quaint Oak’s fixed-rate loans generally are profitable if interest rates are stable or declining since these loans have yields that exceed its cost of funds. If interest rates increase, however, Quaint Oak would have to pay more on its deposits and new borrowings, which would adversely affect its interest rate spread. In order to counter the potential effects of dramatic increases in market rates of interest, Quaint Oak intends to originate more variable rate loans and increase core deposits. Quaint Oak also intends to place a greater emphasis on shorter-term consumer loans and commercial business loans.

Liquidity and Capital Resources

        Quaint Oak maintains levels of liquid assets deemed adequate by management. Its liquidity ratio averaged 6.48% for the quarter ended December 31, 2006. Quaint Oak Bank adjusts its liquidity levels to fund deposit outflows, repay its borrowings and to fund loan commitments. Quaint Oak Bank also adjusts liquidity as appropriate to meet asset and liability management objectives.

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        Quaint Oak’s primary sources of funds are deposits, amortization and prepayment of loans and to a lesser extent, loan sales and earnings and funds provided from operations. While scheduled principal repayments on loans are a relatively predictable source of funds, deposit flows and loan prepayments are greatly influenced by general interest rates, economic conditions and competition. Quaint Oak sets the interest rates on its deposits to maintain a desired level of total deposits. In addition, Quaint Oak invests excess funds in short-term interest-earning accounts and other assets, which provide liquidity to meet lending requirements. Quaint Oak’s cash and cash equivalents amounted to $4.2 million and $1.8 million at December 31, 2006 and 2005, respectively.

        A significant portion of Quaint Oak’s liquidity consists of interest earning deposits. Quaint Oak’s primary sources of cash are net income, principal repayments on loans and increases in deposit accounts. If Quaint Oak requires funds beyond its ability to generate them internally, borrowing agreements exist with the Federal Home Loan Bank of Pittsburgh, which provide an additional source of funds. At December 31, 2006, Quaint Oak had no advances from the Federal Home Loan Bank of Pittsburgh and had $38.7 million in borrowing capacity.

        At December 31, 2006, Quaint Oak had outstanding loan commitments of $977,000 to originate loans. At December 31, 2006, certificates of deposit scheduled to mature in less than one year totaled $29.9 million. Based on prior experience, management believes that a significant portion of such deposits will remain with us, although there can be no assurance that this will be the case. In addition, in a rising interest rate environment, the cost of such deposits could be significantly higher upon renewal. Quaint Oak intends to utilize its liquidity to fund its lending activities.

        Quaint Oak is required to maintain regulatory capital sufficient to meet tier 1 leverage, tier 1 risk-based and total risk-based capital ratios of at least 4.00%, 4.00% and 8.00%, respectively. At December 31, 2006, Quaint Oak exceeded each of its capital requirements with ratios of 7.79%, 12.40% and 13.66%, respectively.

Off-Balance Sheet Arrangements

        In the normal course of operations, we engage in a variety of financial transactions that, in accordance with generally accepted accounting principles are not recorded in our financial statements. These transactions involve, to varying degrees, elements of credit, interest rate, and liquidity risk. Such transactions are used primarily to manage customers’ requests for funding and take the form of loan commitments and lines of credit. Our exposure to credit loss from non-performance by the other party to the above-mentioned financial instruments is represented by the contractual amount of those instruments. We use the same credit policies in making commitments and conditional obligations as we do for on-balance sheet instruments. In general, we do not require collateral or other security to support financial instruments with off-balance sheet credit risk.

        Commitments. At December 31, 2006, we had unfunded commitments under lines of credit of $410,000 and $977,000 of commitments to originate loans. We had no commitments to advance additional amounts pursuant to outstanding lines of credit or undisbursed construction loans.

Contractual Cash Obligations

        The following table summarizes our contractual cash obligations at December 31, 2006.

		Payments Due By Period
	Total	To 1 Year	1-3 Years	4-5 Years	After 5 Years
	(In Thousands)
Certificates of deposit	$44,296	$29,906	$10,115	$4,275	$—
Operating lease obligations	32	32	—	—	—

Total contractual obligations	$44,328	$29,938	$10,115	$4,275	$—

Impact of Inflation and Changing Prices

        The consolidated financial statements and related financial data presented herein regarding Quaint Oak Bank have been prepared in accordance with accounting principles generally accepted in the United States of

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America which generally require the measurement of financial position and operating results in terms of historical dollars, without considering changes in relative purchasing power over time due to inflation. Unlike most industrial companies, virtually all of Quaint Oak Bank’s assets and liabilities are monetary in nature. As a result, interest rates generally have a more significant impact on Quaint Oak Bank’s performance than does the effect of inflation. Interest rates do not necessarily move in the same direction or in the same magnitude as the prices of goods and services, since such prices are affected by inflation to a larger extent than interest rates.

BUSINESS OF QUAINT OAK BANCORP

        Quaint Oak Bancorp is a Pennsylvania corporation and will own 100% of Quaint Oak Bank’s common stock following completion of the conversion. Quaint Oak Bancorp has not engaged in any business to date. Quaint Oak Bancorp will retain up to 50% of the net proceeds from the offering. We will use our initial capital as discussed in “How We Intend to Use the Proceeds From The Offering.”Our cash flow will depend upon earnings from the investment of the portion of net proceeds we retain and any dividends we receive from Quaint Oak Bank.

        Immediately after the conversion, it is expected that our only business activities will be to hold all of the outstanding common stock of Quaint Oak Bank. We will be authorized to pursue other business activities permitted by applicable laws and regulations for savings and loan holding companies, which may include the issuance of additional shares of common stock to raise capital and borrowing funds for reinvestment in Quaint Oak Bank. There are no plans for any additional capital issuance, merger or acquisition or other diversification of the activities of Quaint Oak Bancorp at the present time.

        Initially, Quaint Oak Bancorp will neither own nor lease any property, but will instead use the premises, equipment and furniture of Quaint Oak Bank. At the present time, we intend to employ only persons who are officers of Quaint Oak Bank to serve as officers of Quaint Oak Bancorp. We also may use the support staff of Quaint Oak Bank from time to time. These persons will not be separately compensated by Quaint Oak Bancorp. We will hire additional employees, as appropriate, to the extent we expand our business in the future.

BUSINESS OF QUAINT OAK SAVINGS BANK

        Quaint Oak Savings Bank is a Pennsylvania-chartered savings bank located in Southampton, Pennsylvania, which is in Bucks County. Quaint Oak’s business consists primarily of attracting deposits from the general public and using those funds to originate residential, commercial and consumer loans in southwestern Bucks County, southeastern Montgomery County and northeast Philadelphia.

Quaint Oak Bank’s Lending Activities

        General. At December 31, 2006, the net loan portfolio of Quaint Oak Bank amounted to $54.6 million, representing approximately 89.1% of its total assets at that date. The principal lending activity of Quaint Oak Bank is the origination of one- to four-family residential loans and, to a lesser extent, commercial real estate loans. At December 31, 2006, one- to four-family residential loans amounted to $31.0 million, or 56.4% of its total loan portfolio of which $19.2 million or 34.9% consisted of owner occupied properties and $11.8 million or 21.5% consisted of non-owner occupied properties. At December 31, 2006, nonresidential mortgage loans totaled $14.4 million, or 26.2% of its total loan portfolio. Multi-family residential loans totaled $4.5 million, or 8.2% of the total loan portfolio at December 31, 2006. Consumer loans consisting of home equity loans totaled $3.5 million, or 6.4% of the total loan portfolio at December 31, 2006. As part of Quaint Oak Bank’s desire to diversify its loan portfolio, Quaint Oak Bank also offers commercial lines of credit, which amounted to $1.5 million, or 2.7% of the total loan portfolio at December 31, 2006.

        The types of loans that Quaint Oak Bank may originate are subject to federal and state laws and regulations. Interest rates charged on loans are affected principally by the demand for such loans, the supply of money available for lending purposes and the rates offered by our competitors. These factors are, in turn, affected by general and economic conditions, the monetary policy of the federal government, including the Federal Reserve Board, legislative and tax policies, and governmental budgetary matters.

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        As a Pennsylvania-chartered savings bank, Quaint Oak is not subject to a regulatory loan to one borrower limit. During fiscal 2006, we adopted a policy that limits our loans to one borrower to an aggregate of $1.3 million. Loans in excess of $1.3 million on the date of adoption of the policy were exempt and are not considered in violation of such policy. At December 31, 2006, Quaint Oak Bank’s five largest loans or groups of loans-to-one borrower, including related entities, aggregated $1.5 million, $1.3 million, $1.2 million, $1.1 million and $868,000. Each of Quaint Oak Bank’s five largest loans or groups of loans was performing in accordance with its terms at December 31, 2006.

        Loan Portfolio Composition. The following table shows the composition of our loan portfolio by type of loan at the dates indicated.

	December 31,
	2006		2005
	Amount	%	Amount	%
	(Dollars in Thousands)
Real estate loans:
One- to four-family residential:
Owner occupied	$ 19,163	34.9%	$ 21,704	40.9%
Non-owner occupied	11,800	21.5	8,956	16.9

Total one-to four-family residential loans	30,963	56.4	30,660	57.8

Multi-family residential	4,522	8.2	5,215	9.8
Commercial real estate	14,404	26.2	11,508	21.7
Commercial lines of credit(1)	1,530	2.8	2,088	3.9

Total real estate loans	51,419	93.6	49,471	93.3
Consumer and other loans:
Loans secured by deposits	11	—	14	—
Home equity loans	3,535	6.4	3,521	6.7

Total consumer loans	3,546	6.4	3,535	6.7

Total loans	54,965	100.0%	53,006	100.0%

Plus (less):
Deferred loan fees and costs	163		175
Allowance for loan losses	(575)		(491)

Net loans	$ 54,553		$ 52,690

(1)	Includes construction loans with respect to residential property of $288,100 and $175,876 at December 31, 2006 and 2005, respectively.

        Origination of Loans. The lending activities of Quaint Oak Bank are subject to the written underwriting standards and loan origination procedures established by the board of trustees and management. Loan originations are obtained through a variety of sources, primarily consisting of referrals from brokers and existing customers. Written loan applications are taken by one of Quaint Oak Bank’s loan officers. The loan officer also supervises the procurement of credit reports, appraisals and other documentation involved with a loan. To ensure independence, loan officers with the responsibility for ordering appraisals and evaluations do not have the sole approval authority for granting a loan request. As a matter of practice, Quaint Oak Bank obtains independent outside appraisals on substantially all of its loans which must conform to Quaint Oak Bank’s appraisal requirements. We may make an exception for loans submitted by licensed mortgage brokers or mortgage bankers placing loan applications. Quaint Oak Bank also requires hazard insurance in order to protect the properties securing its real estate loans. Borrowers must also obtain flood insurance policies when the property is in a flood hazard area. An environmental questionnaire may be required on any property where an environmental issue is suspected.

        Quaint Oak Bank’s loan approval process is intended to assess the borrower’s ability to repay the loan, the viability of the loan and the value of the property that will secure the loan. Loans over $100,000 must be approved by Quaint Oak Bank’s loan committee, which currently consists of Messrs. Ager, Spink, Strong, Gant and Phillips, who is Chairman.

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        The following table shows our total loans originated, purchased, sold and repaid during the periods indicated.

	Year Ended December 31,
	2006	2005
	(In thousands)
Loan originations:
One- to four-family residential (owner occupied
and non-owner occupied)	$ 6,945	$ 8,595
Multi-family residential, commercial real estate
and commercial lines of credit	8,781	11,123
Consumer and other	3,095	4,017

Total loan originations	18,821	23,735

Loans sold	(809)	—
Loan principal repayments	(16,053)	(14,351)

Total loans sold and principal repayments	(16,862)	(14,351)

Decreases due to other items, net (1)	(96)	(132)

Net increase in loan portfolio	$ 1,863	$ 9,252

(1)	Other items consist of loans in process, deferred fees and the allowance for loan losses.

        Although Pennsylvania laws and regulations permit savings banks to originate and purchase loans secured by real estate located throughout the United States, Quaint Oak concentrates its lending activity to its primary market area in Bucks and Montgomery Counties, Pennsylvania, northeast Philadelphia and the surrounding area.

        During fiscal 2006, Quaint Oak sold three loans aggregating $809,000 compared to no loan sales in fiscal 2005 and recognized no gain or loss on the sales. Loans were sold during this period to another financial institution with servicing retained by Quaint Oak. We do not sell loans as a general practice.

        Contractual Terms to Final Maturities. The following table shows the scheduled contractual maturities of our loans as of December 31, 2006, before giving effect to net items. Demand loans, loans having no stated schedule of repayments and no stated maturity, and overdrafts are reported as due in one year or less. The amounts shown below do not take into account loan prepayments.

	One- to Four-Family Residential	Multi-family Residential and Commercial Real Estate	Consumer and Other	Total
	(In Thousands)
Amounts due after December 31, 2006 in:
One year or less	$ 4,271	$ 2,897	$ 693	$ 7,861
After one year through three years	1,334	1,648	113	3,095
After three years through five years	4,041	9,643	141	13,825
After five years through ten years	2,479	2,470	393	5,342
After ten years through 15 years	6,334	2,924	1,693	10,951
After 15 years	12,526	852	513	13,891

Total	$30,985	$20,434	$3,546	$54,965

        The following table shows the dollar amount of our loans at December 31, 2006 due in one year or less from December 31, 2006 as shown in the preceding table, which have fixed interest rates or which have floating or adjustable interest rates. All of our loans due after one year have fixed rates of interest.

	Fixed-Rate	Floating or Adjustable- Rate	Total
	(In Thousands)
One- to four-family residential	$ 754	$3,517	$4,271
Multi-family residential, commercial
real estate and commercial lines of credit	872	2,025	2,897
Consumer and other	693	—	693

Total	$2,319	$5,542	$7,861

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        Scheduled contractual maturities of loans do not necessarily reflect the actual expected term of the loan portfolio. The average life of mortgage loans is substantially less than their average contractual terms because of prepayments. The average life of mortgage loans tends to increase when current mortgage loan rates are higher than rates on existing mortgage loans and, conversely, decrease when rates on current mortgage loans are lower than existing mortgage loan rates (due to refinancing of adjustable-rate and fixed-rate loans at lower rates). Under the latter circumstance, the weighted average yield on loans decreases as higher yielding loans are repaid or refinanced at lower rates.

        One- to Four-Family Residential Real Estate Loans. A principal lending activity of Quaint Oak is the origination of loans secured by single-family residences. At December 31, 2006, $31.0 million, or 56.4%, of our total loan portfolio, before net items, consisted of one- to four-family residential loans including both owner occupied and non-owner occupied properties.

        It is the policy of Quaint Oak to lend in a first lien position on owner occupied residences with fixed and variable rates and terms up to 30 years. Mortgages without private mortgage insurance are limited to 80%, or less, of the appraised value, or sale price, of the secured real estate property, whichever is lower. Mortgages with private mortgage insurance are limited to 100% of the appraised value, or sale price, of the secured real estate property, whichever is lower. It is the policy of Quaint Oak to lend in a first lien position on non-owner occupied residential property with fixed and variable rates and terms up to 15 years or longer amortizations. Primarily such loans are originated at a fixed rate with a five year maturity. Such loans are generally limited to 80%, or less, of the appraised value, or sales price plus improvement costs of the secured real estate property.

        Mortgage loans are presented to the loan committee whose responsibility it is to analyze each credit request. Quaint Oak’s guidelines for credit quality generally parallel the Federal National Mortgage Corporation, commonly called Fannie Mae, and the Federal Home Loan Mortgage Corporation, commonly called Freddie Mac, secondary market guidelines including income ratios and credit scores.

        In recent years, substantially all of our residential real estate loans have been originated as fixed rate loans. Fixed rate loans do not have the same risks associated with a borrower’s ability to repay as adjustable rate loans in a rising interest rate environment; however, the costs of funding such loans are adversely affected by rising interest rates.

        Commercial Real Estate Loans. Quaint Oak also originates loans secured by commercial real estate. At December 31, 2006, $14.4 million, or 26.2% of our loan portfolio consisted of commercial real estate loans and $1.5 million, or 2.7% of our loan portfolio consisted of commercial lines of credit. We also originate a limited amount of construction loans, which at December 31, 2006, consisted of one loan with a balance of $288,100. Although commercial real estate loans are generally considered to have greater credit risk than other certain types of loans, management intends to continue to originate such loans in its market area.

        It is the policy of Quaint Oak to lend in a first lien position on real property occupied as a commercial business property or mixed use properties. Quaint Oak offers fixed and variable rate mortgage loans with terms up to 15 years with longer amortizations. Commercial real estate loans are limited to 100%, or less, of the appraised value, or sales price plus improvement costs of the secured real estate property. Commercial real estate loans are presented to the loan committee for review and approval, including analysis of the creditworthiness of the borrower. The loan committee reviews the cash flows from the property to determine if the proceeds will adequately cover debt service. A Debt Service Coverage Ratio (DSCR) is calculated using gross income minus operating expenses vs. debt service. A DSCR in excess of 1.0 is typically used. Copies of leases are obtained to document income. Assignments of rents and leases as well as the requirement to provide annual updates of financial information and rent rolls are included in the loan documentation.

        Consumer Loans. Quaint Oak is authorized to make loans for a wide variety of personal or consumer purposes. Quaint Oak originates consumer loans in order to accommodate its customers and because such loans generally have shorter terms and higher interest rates than residential mortgage loans. The consumer loans offered by Quaint Oak consist of home equity and second mortgage loans and loans secured by deposit accounts with Quaint Oak. As part of its lending strategy, Quaint Oak has begun to place a greater emphasis on the origination of

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consumer loans. However, Quaint Oak does not intend to materially expand its product offerings and instead intends to focus on increasing home equity loans, including implementing a home equity line of credit. At December 31, 2006, $3.5 million, or 6.4% of Quaint Oak’s total loan portfolio consisted of consumer loans compared to $3.5 million, or 6.7% of its loan portfolio at December 31, 2005.

        Loan Origination and Other Fees. In addition to interest earned on loans, Quaint Oak Bank generally receives loan origination fees or “points” for originating loans. Loan points are a percentage of the principal amount of the mortgage loan and are charged to the borrower in connection with the origination of the loan.

Asset Quality

        General. Quaint Oak Bank’s collection procedures provide that when a loan is 17 days past due, a telephone call is made to the borrower by a mortgage clerk. If the borrower misses a second payment date, an executive officer will contact the borrower to determine the reason for the delinquency and to work out a possible solution. Late charges will be assessed based on the number of days specified in the note beyond the due date. The board of trustees is notified of all delinquencies thirty days past due. In most cases, deficiencies are cured promptly. While Quaint Oak Bank generally prefers to work with borrowers to resolve such problems, Quaint Oak Bank will institute foreclosure or other collection proceedings when necessary to minimize any potential loss.

        Loans are placed on non-accrual status when management believes the probability of collection of interest is doubtful. When a loan is placed on non-accrual status, previously accrued but unpaid interest is deducted from interest income. Quaint Oak Bank generally discontinues the accrual of interest income when the loan becomes 90 days past due as to principal or interest unless the credit is well secured and Quaint Oak Bank believes it will fully collect.

        Real estate and other assets acquired by Quaint Oak Bank as a result of foreclosure or by deed-in-lieu of foreclosure are classified as real estate owned until sold. Quaint Oak Bank did not have any real estate owned at December 31, 2006 or 2005.

        Delinquent Loans. The following table shows the delinquencies in our loan portfolio as of the dates indicated.

	December 31, 2006
	30-89 Days Overdue		90 or More Days Overdue
	Number of Loans	Principal Balance	Number of Loans	Principal Balance
	(Dollars in Thousands)
One- to four-family residential	9	$1,354	1	$112
Multi-family residential, commercial real estate and commercial lines of credit	1	123	1	83

Consumer and other	5	85	—	—

Total delinquent loans	15	$1,562	2	$195

Delinquent loans to total net loans		2.9%		0.4%

Delinquent loans to total loans		2.8%		0.4%

        Non-Performing Assets. The following table shows the amounts of our non-performing assets (defined as non-accruing loans, accruing loans 90 days or more past due and real estate owned) at the dates indicated. We did not have troubled debt restructurings at any of the dates indicated.

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	December 31,
	2006	2005
	(Dollars in Thousands)
Non-accruing loans:
One- to four-family residential	$—	$576
Multi-family residential and commercial real estate	—	—
Consumer and other	—	—

Total non-accruing loans	—	576

Accruing loans 90 days or more past due:
One- to four-family residential	112	—
Multi-family residential, commercial real estate and commercial lines of credit	83	—
Consumer and other	—	—

Total accruing loans 90 days or more past due	195	—

Total non-performing loans(1)	195	576

Real estate owned, net	—	—
Total non-performing assets	$195	$576

Total non-performing loans as a percentage
of loans, net	0.4%	1.1%

Total non-performing loans as a percentage
of total assets	0.3%	1.0%

Total non-performing assets as a percentage
of total assets	0.3%	1.0%

(1)	Non-performing loans consist of non-accruing loans plus accruing loans 90 days or more past due.

        Classified Assets. Federal regulations require that each insured savings institution classify its assets on a regular basis. In addition, in connection with examinations of insured institutions, federal examiners have authority to identify problem assets and, if appropriate, classify them. There are three classifications for problem assets: “substandard,” “doubtful” and “loss.” Substandard assets have one or more defined weaknesses and are characterized by the distinct possibility that the insured institution will sustain some loss if the deficiencies are not corrected. Doubtful assets have the weaknesses of substandard assets with the additional characteristic that the weaknesses make collection or liquidation in full on the basis of currently existing facts, conditions and values questionable, and there is a higher possibility of loss. An asset classified loss is considered uncollectible and of such little value that continuance as an asset of the institution is not warranted. Another category designated “special mention” also must be established and maintained for assets which do not currently expose an insured institution to a sufficient degree of risk to warrant classification as substandard, doubtful or loss. Assets classified as substandard or doubtful require the institution to establish general allowances for loan losses. If an asset or portion thereof is classified as loss, the insured institution must either establish specific allowances for loan losses in the amount of 100% of the portion of the asset classified loss, or charge-off such amount. General loss allowances established to cover possible losses related to assets classified substandard or doubtful may be included in determining an institution’s regulatory capital, while specific valuation allowances for loan losses do not qualify as regulatory capital. Federal examiners may disagree with an insured institution’s classifications and amounts reserved.

        At December 31, 2006, Quaint Oak Bank had $779,000 of classified assets which were less than 90 days overdue and still accruing interest.

        Allowance for Loan Losses. At December 31, 2006, Quaint Oak Bank’s allowance for loan losses amounted to $575,000. The allowance for loan losses is maintained at a level believed, to the best of management’s knowledge, to cover all known and inherent losses in the portfolio both probable and reasonable to estimate at each reporting date. The level of allowance for loan losses is based on management’s periodic review of the collectibility of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral and prevailing conditions. Quaint Oak Bank is primarily engaged in originating single-family residential loans secured by owner occupied and non-owner occupied properties as well as commercial real estate loans. The management of Quaint Oak Bank considers the deficiencies of all classified loans in determining the amount of allowance for loan losses required at each reporting date. Management analyzes the probability of the correction of the classified loans’ weaknesses and the extent of any known or inherent losses that Quaint Oak Bank might sustain on them.

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        While management believes that it determines the size of the allowance based on the best information available at the time, the allowance will need to be adjusted as circumstances change and assumptions are updated. Future adjustments to the allowance could significantly affect net income.

        The following table shows changes in our allowance for loan losses during the periods presented.

	At or for the Year Ended December 31,
	2006	2005
	(Dollars in Thousands)
Total loans outstanding at end of period	$54,553	$52,690

Average loans outstanding	$55,252	$48,235

Allowance for loan losses, beginning of period	$491	$347
Provision for loan losses	144	144

Charge-offs:
One- to four-family residential	(60)	—
Multi-family residential, commercial real estate and commercial line of credit	—	—
Consumer and other	—	—

Total charge-offs	(60)	—

Recoveries on loans previously charged off	—	—

Allowance for loan losses, end of period	$575	$491

Allowance for loan losses as a percent of
non-performing loans	294.87%	85.24%

Ratio of net charge-offs during the period
to average loans outstanding during the period	0.11%	—%

        The following table shows how our allowance for loan losses is allocated by type of loan at each of the dates indicated.

	December 31,
	2006		2005
	Amount of Allowance	Loan Category as a % of Total Loans	Amount of Allowance	Loan Category as a % of Total Loans
	(Dollars in Thousands)
One-to four-family residential	$217	56.4%	$197	57.8%
Multi-family residential, commercial real estate and commercial lines of credit	197	37.2	172	35.5
Consumer and other	—	—	—	—
Unallocated	161	6.4	122	6.7

Total	$575	100.0%	$491	100.0%

Sources of Funds

        General. Deposits are the primary source of Quaint Oak’s funds for lending and other investment purposes. In addition to deposits, principal and interest payments on loans are a source of funds. Loan repayments are a relatively stable source of funds, while deposit inflows and outflows are significantly influenced by general interest rates and money market conditions. Borrowings may also be used on a short-term basis to compensate for reductions in the availability of funds from other sources and on a longer-term basis for general business purposes.

        Deposits. Deposits are attracted by Quaint Oak principally from southwestern Bucks and southeastern Montgomery Counties, Pennsylvania and northeast Philadelphia. Deposit account terms vary, with the principal differences being the minimum balance required, the time periods the funds must remain on deposit and the interest rate. Quaint Oak does not offer transactional deposit accounts such as demand deposit or NOW accounts.

        Quaint Oak Bank has not solicited deposits from outside Pennsylvania or paid fees to brokers to solicit funds for deposit.

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        Interest rates paid, maturity terms, service fees and withdrawal penalties are established on a periodic basis. Management determines the rates and terms based on rates paid by competitors, the need for funds or liquidity, growth goals and federal regulations. Quaint Oak Bank attempts to control the flow of deposits by pricing its accounts to remain generally competitive with other financial institutions in its market area.

        The following table shows the distribution of, and certain other information relating to, our deposits by type of deposit, as of the dates indicated.

	December 31,
	2006		2005
	Amount	%	Amount	%
	(Dollars in Thousands)
Certificate accounts:
2.00% - 2.99%	$—	—%	$ 2,490	4.8%
3.00% - 3.99%	4,218	7.6	17,569	34.1
4.00% - 4.99%	21,430	38.4	15,104	29.3
5.00% - 5.99%	18,648	33.5	485	0.9
6.00% or more	—	—	—	—

Total certificate accounts	44,296	79.5	35,648	69.1

Transaction accounts:
Passbook	4,702	8.4	7,617	14.7
Statement savings	6,752	12.1	8,347	16.2

Total transaction accounts	11,454	20.5	15,964	30.9

Total deposits	$55,750	100.0%	$51,612	100.0%

        The following table shows the average balance of each type of deposit and the average rate paid on each type of deposit for the periods indicated.

	Year Ended December 31,
	2006			2005
	Average Balance	Interest Expense	Average Rate Paid	Average Balance	Interest Expense	Average Rate Paid
	(Dollars in Thousands)
Passbook	$ 6,068	$ 84	1.39%	$ 8,537	$ 119	1.39%
Statement savings	7,368	207	2.81	9,376	200	2.13
Certificates of deposit	39,885	1,759	4.41	30,795	1,128	3.66

Total interest-bearing deposits	53,321	2,050	3.84	48,708	1,447	2.97

Total deposits	$53,321	$2,050	3.84%	$48,708	$1,447	2.97%

        The following table shows our savings flows during the periods indicated.

	Year Ended December 31,
	2006	2005
	(In Thousands)
Total deposits	$ 21,830	$ 25,047
Total withdrawals	(19,747)	(21,785)
Interest credited	2,055	1,460

Total increase in deposits	$ 4,138	$ 4,722

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        The following table presents, by various interest rate categories and maturities, the amount of certificates of deposit at December 31, 2006.

	Balance at December 31, 2006
	Maturing in the Twelve Months Ending December 31,
Certificates of Deposit	2007	2008	2009	Thereafter	Total
	(In Thousands)
3.00% - 3.99%	$ 1,936	$1,554	$ 729	$—	$ 4,219
4.00% - 4.99%	11,441	961	4,922	4,105	21,429
5.00% - 5.99%	16,529	1,881	68	170	18,648
6.00% or more	—	—	—	—	—

Total certificate accounts	$29,906	$4,396	$5,719	$4,275	$44,296

        The following table shows the maturities of our certificates of deposit of $100,000 or more at December 31, 2006 by time remaining to maturity.

Quarter Ending:	Amount	Weighted Average Rate
	(Dollars in Thousands)
March 31, 2007	$ 1,178	4.59%
June 30, 2007	2,669	4.92
September 30, 2007	1,623	5.17
December 31, 2007	2,685	4.84
After December 31, 2007	3,033	4.48
Total certificates of deposit with
balances of $100,000 or more	$11,188	4.78%

        Borrowings. Quaint Oak may obtain advances from the Federal Home Loan Bank of Pittsburgh upon the security of the common stock it owns in that bank and certain of its residential mortgage loans and mortgage-backed and other investment securities, provided certain standards related to creditworthiness have been met. These advances are made pursuant to several credit programs, each of which has its own interest rate and range of maturities. Federal Home Loan Bank advances are generally available to meet seasonal and other withdrawals of deposit accounts and to permit increased lending.

        As of December 31, 2006, Quaint Oak was permitted to borrow up to an aggregate total of $38.7 million from the Federal Home Loan Bank of Pittsburgh. Quaint Oak had $500,000 of Federal Home Loan Bank advances outstanding at December 31, 2005 and none at December 31, 2006.

        The following table shows certain information regarding our borrowings at or for the dates indicated:

	At or For the Year Ended December 31,
	2006	2005
	(Dollars in Thousands)
FHLB advances:
Average balance outstanding	$ 939	$ 560
Maximum amount outstanding at any
month-end during the period	3,000	2,000
Balance outstanding at end of period	—	500
Average interest rate during the
period	5.18%	3.89%
Weighted average interest rate at end
of period	—%	4.23%

Subsidiaries

        Quaint Oak currently has no subsidiary companies.

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Total Employees

        Quaint Oak Bank had six full-time employees and one part-time employee at December 31, 2006. None of these employees are represented by a collective bargaining agreement, and Quaint Oak Bank believes that it enjoys good relations with its personnel.

Market Area

        Quaint Oak Bank’s primary market area for loans and deposits is in Southampton, Pennsylvania, particularly southwestern Bucks County, southeastern Montgomery County and northeast Philadelphia. Quaint Oak Bank’s operating strategy is based on strong personal service and operating efficiency.

        Quaint Oak Savings Bank is headquartered in Southampton in Bucks County, Pennsylvania. Bucks County lies north of Philadelphia, bordering Montgomery County on the west and New Jersey to the east. In recent years, population growth has been above Pennsylvania averages in both Bucks and Montgomery Counties. We expect population growth and new housing growth will likely remain above the state average in the near term. Income and wealth demographics in our market area are also above both national and Pennsylvania averages. Competition for financial services in our market area is intense.

Competition

        Quaint Oak Bank faces significant competition both in attracting deposits and in making loans. Its most direct competition for deposits has come historically from commercial banks, credit unions and other savings institutions located in its primary market area, including many large financial institutions which have greater financial and marketing resources available to them. In addition, Quaint Oak Bank faces significant competition for investors’ funds from short-term money market securities, mutual funds and other corporate and government securities. Currently, Quaint Oak Bank must compete against a number of small community banks, four regional banks and two national banks in Bucks County. Also, given Quaint Oak Bank’s operating strategies and reliance on savings accounts and certificates, Quaint Oak Bank also faces intense competition from the money market mutual funds and national savings products. Quaint Oak Bank does not rely upon any individual group or entity for a material portion of its deposits. The ability of Quaint Oak Bank to attract and retain deposits depends on its ability to generally provide a rate of return, liquidity and risk comparable to that offered by competing investment opportunities.

        Quaint Oak Bank’s competition for real estate loans comes principally from mortgage banking companies, commercial banks, other savings institutions and credit unions. Quaint Oak Bank competes for loan originations primarily through the interest rates and loan fees it charges, and the efficiency and quality of services it provides borrowers. Factors that affect competition include general and local economic conditions, current interest rate levels and volatility in the mortgage markets. Competition may increase as a result of the continuing reduction of restrictions on the interstate operations of financial institutions.

        At June 30, 2006, the size of the market in Bucks County, Pennsylvania, as defined by total Federal Deposit Insurance Corporation insured deposits, was $11.8 billion, populated by 250 branch offices. Based on information available on the Federal Deposit Insurance Corporation’s website at www.fdic.gov, commercial banks accounted for $7.7 billion of such deposits, served by 168 of the 250 branches. Savings institutions had the remaining 82 branches totaling $4.2 billion in deposits, or 35.2% of the market.

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Properties

        We currently conduct business from our main office. The following table sets forth the net book value of the land, building and leasehold improvements and certain other information with respect to our main office at December 31, 2006.

Description/Address	Leased/Owned	Date of Lease Expiration	Net Book Value of Property	Amount of Deposits
			(In Thousands)
607 Lakeside Drive	Leased	(1)	$—	$55,750
Southampton, Pennsylvania 18966

609 Lakeside Drive	Leased	11/30/2007	$ 9	—
Southampton, Pennsylvania 18966

(1)	Such lease is month to month, with 120 days’ notice required for termination.

REGULATION

General

        Quaint Oak Bancorp, a Pennsylvania corporation, will be the parent holding company for Quaint Oak Bank following the conversion. Quaint Oak Bank intends to make an election to be considered a “savings association” for purposes of holding company regulations and Quaint Oak Bancorp will register as a savings and loan holding company that will be required to file certain reports with, will be subject to examination by, and otherwise must comply with the rules and regulations of the Office of Thrift Supervision. Quaint Oak Bancorp will also be subject to the rules and regulations of the Securities and Exchange Commission under the federal securities laws.

        Quaint Oak Savings Bank is a Pennsylvania-chartered savings bank and is subject to extensive regulation and examination by the Pennsylvania Department of Banking and by the Federal Deposit Insurance Corporation, and is also subject to certain requirements established by the Federal Reserve Board. The federal and state laws and regulations which are applicable to banks regulate, among other things, the scope of their business, their investments, their reserves against deposits, the timing of the availability of deposited funds and the nature and amount of and collateral for certain loans. There are periodic examinations by the Pennsylvania Department of Banking and the Federal Deposit Insurance Corporation to test Quaint Oak Bank’s compliance with various regulatory requirements. This regulation and supervision establishes a comprehensive framework of activities in which an institution can engage and is intended primarily for the protection of the deposit insurance fund and depositors. The regulatory structure also gives the regulatory authorities extensive discretion in connection with their supervisory and enforcement activities and examination policies, including policies with respect to the classification of assets and the establishment of adequate loan loss reserves for regulatory purposes. Any change in such regulation by the Pennsylvania Department of Banking, the Federal Deposit Insurance Corporation, the Office of Thrift Supervision or a change in applicable law by Congress could have a material adverse impact on Quaint Oak Bancorp, Quaint Oak Bank and their operations.

        Certain of the statutory and regulatory requirements that are or will be applicable to Quaint Oak Bank and Quaint Oak Bancorp are described below. This description of statutes and regulations is not intended to be a complete explanation of such statutes and regulations and their effects on Quaint Oak Bank and Quaint Oak Bancorp and is qualified in its entirety by reference to the actual statutes and regulations.

Regulation of Quaint Oak Bank

        Pennsylvania Banking Law. The Pennsylvania Banking Code contains detailed provisions governing the organization, location of offices, rights and responsibilities of directors, officers, employees and members, as well as corporate powers, savings and investment operations and other aspects of Quaint Oak Bank and its affairs. The Pennsylvania Banking Code delegates extensive rulemaking power and administrative discretion to the

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Pennsylvania Department of Banking so that the supervision and regulation of state-chartered savings banks may be flexible and readily responsive to changes in economic conditions and in savings and lending practices.

        One of the purposes of the Pennsylvania Banking Code is to provide savings banks with the opportunity to be competitive with each other and with other financial institutions existing under other Pennsylvania laws and other state, federal and foreign laws. A Pennsylvania savings bank may locate or change the location of its principal place of business and establish an office anywhere in the Commonwealth, with the prior approval of the Pennsylvania Department of Banking.

        The Pennsylvania Department of Banking generally examines each savings bank not less frequently than once every two years. Although the Pennsylvania Department of Banking may accept the examinations and reports of the Federal Deposit Insurance Corporation in lieu of its own examination, the present practice is for the Pennsylvania Department of Banking to conduct individual examinations. The Pennsylvania Department of Banking may order any savings bank to discontinue any violation of law or unsafe or unsound business practice and may direct any trustee, officer, attorney or employee of a savings bank engaged in an objectionable activity, after the Pennsylvania Department of Banking has ordered the activity to be terminated, to show cause at a hearing before the Pennsylvania Department of Banking why such person should not be removed.

        Insurance of Accounts. The deposits of Quaint Oak are insured to the maximum extent permitted by the Deposit Insurance Fund, administered by the Federal Deposit Insurance Corporation, and are backed by the full faith and credit of the U.S. Government. As insurer, the Federal Deposit Insurance Corporation is authorized to conduct examinations of, and to require reporting by, insured institutions. It also may prohibit any insured institution from engaging in any activity determined by regulation or order to pose a serious threat to the Federal Deposit Insurance Corporation.

        Under regulations effective January 1, 2007, the FDIC adopted a new risk-based premium system that provides for quarterly assessments based on an insured institution’s ranking in one of four risk categories based upon supervisory and capital evaluations. Well-capitalized institutions (generally those with CAMELS composite ratings of 1 or 2) are grouped in Risk Category I and assessed for deposit insurance at an annual rate of between five and seven basis points. The assessment rate for an individual institution is determined according to a formula based on a weighted average of the institution’s individual CAMEL component ratings plus either five financial ratios or, in the case of an institution with assets of $10.0 billion or more, the average ratings of its long-term debt. Institutions in Risk Categories II, III and IV assessed at annual rates of 10, 28 and 43 points, respectively.

        In addition, all institutions with deposits insured by the Federal Deposit Insurance Corporation are required to pay assessments to fund interest payments on bonds issued by the Financing Corporation, a mixed-ownership government corporation established to recapitalize a predecessor to the Deposit Insurance Fund. The assessment rate for the first quarter of 2007 was 0.0122% of insured deposits and is adjusted quarterly. These assessments will continue until the Financing Corporation bonds mature in 2019.

        The Federal Deposit Insurance Corporation may terminate the deposit insurance of any insured depository institution, including Quaint Oak, if it determines after a hearing that the institution has engaged or is engaging in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations, or has violated any applicable law, regulation, order or any condition imposed by an agreement with the Federal Deposit Insurance Corporation. It also may suspend deposit insurance temporarily during the hearing process for the permanent termination of insurance, if the institution has no tangible capital. If insurance of accounts is terminated, the accounts at the institution at the time of the termination, less subsequent withdrawals, shall continue to be insured for a period of six months to two years, as determined by the Federal Deposit Insurance Corporation. Management is aware of no existing circumstances which would result in termination of Quaint Oak’s deposit insurance.

        Capital Requirements. The Federal Deposit Insurance Corporation has promulgated regulations and adopted a statement of policy regarding the capital adequacy of state-chartered savings banks which, like Quaint Oak, are not members of the Federal Reserve System. These requirements are substantially similar to those adopted by the Federal Reserve Board regarding bank holding companies.

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        The Federal Deposit Insurance Corporation’s capital regulations establish a minimum 3.0% Tier I leverage capital requirement for the most highly-rated state-chartered, non-member banks, with an additional cushion of at least 100 to 200 basis points for all other state-chartered, non-member banks, which effectively will increase the minimum Tier I leverage ratio for such other banks to 4.0% to 5.0% or more. Under the Federal Deposit Insurance Corporation’s regulation, highest-rated banks are those that the Federal Deposit Insurance Corporation determines are not anticipating or experiencing significant growth and have well diversified risk, including no undue interest rate risk exposure, excellent asset quality, high liquidity, good earnings and, in general, which are considered a strong banking organization and are rated composite 1 under the Uniform Financial Institutions Rating System. Leverage or core capital is defined as the sum of common stockholders’ equity (including retained earnings), noncumulative perpetual preferred stock and related surplus, and minority interests in consolidated subsidiaries, minus all intangible assets other than certain qualifying supervisory goodwill and certain purchased mortgage servicing rights.

        The Federal Deposit Insurance Corporation also requires that savings banks meet a risk-based capital standard. The risk-based capital standard for savings banks requires the maintenance of total capital (which is defined as Tier I capital and supplementary (Tier 2) capital) to risk weighted assets of 8%. In determining the amount of risk-weighted assets, all assets, plus certain off balance sheet assets, are multiplied by a risk-weight of 0% to 100%, based on the risks the Federal Deposit Insurance Corporation believes are inherent in the type of asset or item. The components of Tier I capital are equivalent to those discussed above under the 3% leverage capital standard. The components of supplementary capital include certain perpetual preferred stock, certain mandatory convertible securities, certain subordinated debt and intermediate preferred stock and general allowances for loan and lease losses. Allowance for loan and lease losses includable in supplementary capital is limited to a maximum of 1.25% of risk-weighted assets. Overall, the amount of capital counted toward supplementary capital cannot exceed 100% of core capital.

        Quaint Oak is also subject to more stringent Pennsylvania Department of Banking capital guidelines. Although not adopted in regulation form, the Pennsylvania Department of Banking utilizes capital standards requiring a minimum of 6% leverage capital and 10% risk-based capital. The components of leverage and risk-based capital are substantially the same as those defined by the Federal Deposit Insurance Corporation.

        At December 31, 2006, Quaint Oak Bank’s capital ratios exceeded each of its capital requirements. See Note 11 to the notes to our financial statements included elsewhere herein.

        Activities and Investments of Insured State-Chartered Savings Banks. The activities and equity investments of Federal Deposit Insurance Corporation-insured, state-chartered savings banks are generally limited to those that are permissible for national banks. Under regulations dealing with equity investments, an insured state bank generally may not directly or indirectly acquire or retain any equity investment of a type, or in an amount, that is not permissible for a national bank. An insured state bank is not prohibited from, among other things:

•	acquiring or retaining a majority interest in a subsidiary;
•	investing as a limited partner in a partnership the sole purpose of which is direct or indirect investment in the acquisition, rehabilitation or new construction of a qualified housing project, provided that such limited partnership investments may not exceed 2% of the bank’s total assets;
•	acquiring up to 10% of the voting stock of a company that solely provides or reinsures directors’, trustees’ and officers’ liability insurance coverage or bankers’ blanket bond group insurance coverage for insured depository institutions; and
•	acquiring or retaining the voting shares of a depository institution if certain requirements are met.

        The Federal Deposit Insurance Corporation has adopted regulations pertaining to the other activity restrictions imposed upon insured state banks and their subsidiaries. Pursuant to such regulations, insured state banks engaging in impermissible activities may seek approval from the Federal Deposit Insurance Corporation to continue such activities. State banks not engaging in such activities but that desire to engage in otherwise impermissible activities either directly or through a subsidiary may apply for approval from the Federal Deposit Insurance Corporation to do so; however, if such bank fails to meet the minimum capital requirements or the

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activities present a significant risk to the Deposit Insurance Fund, such application will not be approved by the Federal Deposit Insurance Corporation. Pursuant to this authority, the Federal Deposit Insurance Corporation has determined that investments in certain majority-owned subsidiaries of insured state banks do not represent a significant risk to the deposit insurance funds. Investments permitted under that authority include real estate activities and securities activities.

        Restrictions on Capital Distributions. Office of Thrift Supervision regulations govern capital distributions by savings institutions, which include cash dividends, stock repurchases and other transactions charged to the capital account of a savings institution to make capital distributions. These regulations will apply to Quaint Oak Bancorp because Quaint Oak Bank will be considered a savings association for certain purposes under Office of Thrift Supervision regulations. Under applicable regulations, a savings association must file an application for Office of Thrift Supervision approval of the capital distribution if:

•	the total capital distributions for the applicable calendar year exceed the sum of the institution’s net income for that year to date plus the institution’s retained net income for the preceding two years;
•	the institution would not be at least adequately capitalized following the distribution;
•	the distribution would violate any applicable statute, regulation, agreement or Office of Thrift Supervision-imposed condition; or
•	the institution is not eligible for expedited treatment of its filings with the Office of Thrift Supervision.

        If an application is not required to be filed, state savings banks that elect to be treated as savings associations such as Quaint Oak and which are a subsidiary of a holding company (as well as certain other institutions) must still file a notice with the Office of Thrift Supervision at least 30 days before the board of directors declares a dividend or approves a capital distribution.

        A savings association that either before or after a proposed capital distribution fails to meet its then applicable minimum capital requirement or that has been notified that it needs more than normal supervision may not make any capital distributions without the prior written approval of the Office of Thrift Supervision. In addition, the Office of Thrift Supervision may prohibit a proposed capital distribution, which would otherwise be permitted by Office of Thrift Supervision regulations, if the Office of Thrift Supervision determines that such distribution would constitute an unsafe or unsound practice.

        The Federal Deposit Insurance Corporation prohibits an insured depository institution from paying dividends on its capital stock or interest on its capital notes or debentures (if such interest is required to be paid only out of net profits) or distributing any of its capital assets while it remains in default in the payment of any assessment due the Federal Deposit Insurance Corporation. Quaint Oak is currently not in default in any assessment payment to the Federal Deposit Insurance Corporation.

        Privacy Requirements of the Gramm-Leach-Bliley Act. The Gramm-Leach-Bliley Act of 1999 provided for sweeping financial modernization for commercial banks, savings banks, securities firms, insurance companies, and other financial institutions operating in the United States. Among other provisions, the Gramm-Leach-Bliley Act places limitations on the sharing of consumer financial information with unaffiliated third parties. Specifically, the Gramm-Leach-Bliley Act requires all financial institutions offering financial products or services to retail customers to provide such customers with the financial institution’s privacy policy and provide such customers the opportunity to “opt out” of the sharing of personal financial information with unaffiliated third parties. Quaint Oak currently has a privacy protection policy in place and believes such policy is in compliance with the Gramm-Leach-Bliley Act and its implementing regulations.

        Anti-Money Laundering. On October 26, 2001, in response to the events of September 11, 2001, the President of the United States signed into law the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (referred to as the USA PATRIOT Act). The USA

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PATRIOT Act amended the Bank Secrecy Act to significantly expand the responsibilities of financial institutions, including insured state savings banks such as Quaint Oak, in preventing the use of the U.S. financial system to fund terrorist activities. Title III of the USA PATRIOT Act provides for a significant overhaul of the U.S. anti-money laundering regime. Among other provisions, it requires financial institutions operating in the United States to develop new anti-money laundering compliance programs, due diligence policies and controls to ensure the detection and reporting of money laundering. Such compliance programs are intended to supplement existing compliance requirements, also applicable to financial institutions, under the Bank Secrecy Act and the Office of Foreign Assets Control Regulations. Quaint Oak has established policies and procedures to ensure compliance with the USA PATRIOT Act’s provisions.

        Regulatory Enforcement Authority. The federal banking laws provide substantial enforcement powers available to federal banking regulators. This enforcement authority includes, among other things, the ability to assess civil money penalties, to issue cease-and-desist or removal orders and to initiate injunctive actions against banking organizations and institution-affiliated parties, as defined. In general, these enforcement actions may be initiated for violations of laws and regulations and unsafe or unsound practices. Other actions or inactions may provide the basis for enforcement action, including misleading or untimely reports filed with regulatory authorities.

Regulation of Quaint Oak Bancorp

        General. Immediately following the consummation of the conversion, Quaint Oak Bancorp will be subject to regulation as a savings and loan holding company under the Home Owners’ Loan Act, as amended, because Quaint Oak intends to make an election under Section 10(l) of the Home Owners’ Loan Act to be treated as a “savings association” for purposes of Section 10 of the Home Owners’ Loan Act. As a result, Quaint Oak Bancorp will register with the Office of Thrift Supervision and will be subject to Office of Thrift Supervision regulations, examinations, supervision and reporting requirements relating to savings and loan holding companies. Quaint Oak Bancorp will also be required to file certain reports with, and otherwise comply with the rules and regulations of, the Pennsylvania Department of Banking and the Securities and Exchange Commission. As a subsidiary of a savings and loan holding company, Quaint Oak Bank will be subject to certain restrictions in its dealings with Quaint Oak Bancorp and affiliates thereof, including the Office of Thrift Supervision’s qualified thrift lender requirement, dividend restrictions and transactions with affiliates regulations.

        Restrictions Applicable to Quaint Oak Bancorp. Because Quaint Oak Bancorp will operate as a non-grandfathered savings and loan holding company, it will be permitted to engage only in the following activities:

•	furnishing or performing management services for a subsidiary savings institution;
•	conducting an insurance agency or escrow business;
•	holding, managing, or liquidating assets owned or acquired from a subsidiary savings institution;
•	holding or managing properties used or occupied by a subsidiary savings institution;
•	acting as trustee under a deed of trust;
•	any other activity (i) that the Federal Reserve Board, by regulation, has determined to be permissible for bank holding companies under Section 4(c) of the Bank Holding Company Act of 1956, unless the Director of the Office of Thrift Supervision, by regulation, prohibits or limits any such activity for savings and loan holding companies, or (ii) in which multiple savings and loan holding companies were authorized by regulation to directly engage in on March 5, 1987;
•	o purchasing, holding, or disposing of stock acquired in connection with a qualified stock issuance if the purchase of such stock by such holding company is approved by the Director of the Office of Thrift Supervision; and

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•	any activity permissible for financial holding companies under section 4(k) of the Bank Holding Company Act.

        Permissible activities which are deemed to be financial in nature or incidental thereto under section 4(k) of the Bank Holding Company Act include:

•	lending, exchanging, transferring, investing for others, or safeguarding money or securities;
•	insurance activities or providing and issuing annuities, and acting as principal, agent, or broker;
•	financial, investment, or economic advisory services;
•	issuing or selling instruments representing interests in pools of assets that a bank is permitted to hold directly;
•	underwriting, dealing in, or making a market in securities;
•	activities previously determined by the Federal Reserve Board to be closely related to banking;
•	activities that bank holding companies are permitted to engage in outside of the U.S.; and
•	portfolio investments made by an insurance company.

In addition, Quaint Oak Bancorp cannot be acquired unless the acquirer is engaged solely in financial activities or to acquire a company unless the company is engaged solely in financial activities.

        If a savings and loan holding company acquires or merges with another holding company, the holding company acquired or the holding company resulting from such merger or acquisition may only invest in assets and engage in the activities listed above, and it has a period of two years to cease any non-conforming activities and divest any non-conforming investments. As of the date of this prospectus, Quaint Oak was not engaged in any non-conforming activities and it did not have any non-conforming investments.

        If the subsidiary savings association fails to meet the Qualified Thrift Lender test set forth in Section 10(m) of the Home Owners’ Loan Act, as discussed below, then the savings and loan holding company must register with the Federal Reserve Board as a bank holding company, unless the savings institution requalifies as a Qualified Thrift Lender within one year thereafter.

        Qualified Thrift Lender Test. Under Section 2303 of the Economic Growth and Regulatory Paperwork Reduction Act of 1996, a savings association can comply with the Qualified Thrift Lender test by either meeting the Qualified Thrift Lender test set forth in the Home Owners’ Loan Act and implementing regulations or qualifying as a domestic building and loan association as defined in Section 7701(a)(19) of the Internal Revenue Code of 1986, as amended. A savings association subsidiary of a savings and loan holding company that does not comply with the Qualified Thrift Lender test must comply with the following restrictions on its operations:

•	the institution may not engage in any new activity or make any new investment, directly or indirectly, unless such activity or investment is permissible for a national bank;
•	the branching powers of the institution shall be restricted to those of a national bank; and
•	payment of dividends by the institution shall be subject to the rules regarding payment of dividends by a national bank.

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Upon the expiration of three years from the date the institution ceases to meet the Qualified Thrift Lender test, it must cease any activity and not retain any investment not permissible for a national bank (subject to safety and soundness considerations).

        Quaint Oak believes that it meets the provisions of the Qualified Thrift Lender test.

        Limitations on Transactions with Affiliates. Transactions between savings associations and any affiliate are governed by Sections 23A and 23B of the Federal Reserve Act as made applicable to savings associations by Section 11 of the Home Owners’ Loan Act. An affiliate of a savings association is any company or entity which controls, is controlled by or is under common control with the savings association. In a holding company context, the holding company of a savings association (such as Quaint Oak Bancorp) and any companies which are controlled by such holding company are affiliates of the savings association. Generally, Section 23A limits the extent to which the savings association or its subsidiaries may engage in “covered transactions” with any one affiliate to an amount equal to 10% of such association’s capital stock and surplus, and contain an aggregate limit on all such transactions with all affiliates to an amount equal to 20% of such capital stock and surplus. Section 23B applies to “covered transactions” as well as certain other transactions and requires that all transactions be on terms substantially the same, or at least as favorable, to the savings association as those provided to a non-affiliate. The term “covered transaction” includes the making of loans to, purchase of assets from and issuance of a guarantee to an affiliate and similar transactions. Section 23B transactions also include the provision of services and the sale of assets by a savings association to an affiliate. In addition to the restrictions imposed by Sections 23A and 23B, Section 11 of the Home Owners’Loan Act prohibits a savings association from (i) making a loan or other extension of credit to an affiliate, except for any affiliate which engages only in certain activities which are permissible for bank holding companies, or (ii) purchasing or investing in any stocks, bonds, debentures, notes or similar obligations of any affiliate, except for affiliates which are subsidiaries of the savings association.

        In addition, Sections 22(g) and (h) of the Federal Reserve Act as made applicable to savings associations by Section 11 of the Home Owners’ Loan Act, place restrictions on loans to executive officers, directors and principal stockholders of the savings association and its affiliates. Under Section 22(h), loans to a director, an executive officer and to a greater than 10% stockholder of a savings association, and certain affiliated interests of either, may not exceed, together with all other outstanding loans to such person and affiliated interests, the savings association’s loans to one borrower limit (generally equal to 15% of the association’s unimpaired capital and surplus). Section 22(h) also requires that loans to directors, executive officers and principal stockholders be made on terms substantially the same as offered in comparable transactions to other persons unless the loans are made pursuant to a benefit or compensation program that (i) is widely available to employees of the association and (ii) does not give preference to any director, executive officer or principal stockholder, or certain affiliated interests of either, over other employees of the savings association. Section 22(h) also requires prior board approval for certain loans. In addition, the aggregate amount of extensions of credit by a savings association to all insiders cannot exceed the association’s unimpaired capital and surplus. Furthermore, Section 22(g) places additional restrictions on loans to executive officers. As an insured state chartered savings bank, Quaint Oak currently is subject to Sections 22(g) and (h) of the Federal Reserve Act and at December 31, 2006, was in compliance with the above restrictions.

        Restrictions on Acquisitions. Except under limited circumstances, savings and loan holding companies are prohibited from acquiring, without prior approval of the Director of the Office of Thrift Supervision, (i) control of any other savings association or savings and loan holding company or substantially all the assets thereof or (ii) more than 5% of the voting shares of a savings association or holding company thereof which is not a subsidiary. Except with the prior approval of the Director, no director or officer of a savings and loan holding company or person owning or controlling by proxy or otherwise more than 25% of such company’s stock, may acquire control of any savings association, other than a subsidiary savings association, or of any other savings and loan holding company.

        The Director of the Office of Thrift Supervision may only approve acquisitions resulting in the formation of a multiple savings and loan holding company which controls savings associations in more than one state if (i) the multiple savings and loan holding company involved controls a savings association which operated a home or branch office located in the state of the association to be acquired as of March 5, 1987; (ii) the acquiror is authorized to acquire control of the savings association pursuant to the emergency acquisition provisions of the Federal Deposit Insurance Act ; or (iii) the statutes of the state in which the association to be acquired is located specifically permit

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associations to be acquired by the state-chartered associations or savings and loan holding companies located in the state where the acquiring entity is located (or by a holding company that controls such state-chartered savings associations).

        Federal Securities Laws. Upon completion of the conversion, Quaint Oak Bancorp’s common stock will be registered with the Securities and Exchange Commission under Section 12(g) of the Securities Exchange Act of 1934, as amended. We will be subject to information, proxy solicitation, insider trading restrictions, and other requirements under the Securities Exchange Act of 1934.

        The Sarbanes-Oxley Act. As a public company, Quaint Oak Bancorp will be subject to the Sarbanes-Oxley Act of 2002, which implements a broad range of corporate governance and accounting measures for public companies designed to promote honesty and transparency in corporate America and better protect investors from corporate wrongdoing. The Sarbanes-Oxley Act’s principal legislation and the derivative regulation and rule-making promulgated by the Securities and Exchange Commission includes:

•	the creation of an independent accounting oversight board;
•	auditor independence provisions that restrict non-audit services that accountants may provide to their audit clients;
•	additional corporate governance and responsibility measures, including the requirement that the chief executive officer and chief financial officer certify financial statements;
•	a requirement that companies establish and maintain a system of internal control over financial reporting and that a company’s management provide an annual report regarding its assessment of the effectiveness of such internal control over financial reporting to the company’s independent accountants and that such accountants provide an attestation report with respect to management’s assessment of the effectiveness of the company’s internal control over financial reporting;
•	the forfeiture of bonuses or other incentive-based compensation and profits from the sale of an issuer’s securities by directors and senior officers in the twelve month period following initial publication of any financial statements that later require restatement;
•	an increase in the oversight of, and enhancement of certain requirements relating to audit committees of public companies and how they interact with the company’s independent auditors;
•	the requirement that audit committee members must be independent and are absolutely barred from accepting consulting, advisory or other compensatory fees from the issuer;
•	the requirement that companies disclose whether at least one member of the committee is a “financial expert” (as such term is defined by the Securities and Exchange Commission) and if not, why not;
•	expanded disclosure requirements for corporate insiders, including accelerated reporting of stock transactions by insiders and a prohibition on insider trading during pension blackout periods;
•	a prohibition on personal loans to directors and officers, except certain loans made by insured financial institutions;
•	disclosure of a code of ethics and the requirement of filing of a Form 8-K for a change or waiver of such code;
•	mandatory disclosure by analysts of potential conflicts of interest; and
•	a range of enhanced penalties for fraud and other violations.

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        Quaint Oak Bancorp anticipates that it will incur additional expense in complying with the provisions of the Sarbanes-Oxley Act and the resulting regulations, which will have an impact on its results of operations and financial condition.

FEDERAL AND STATE TAXATION

        General. Quaint Oak Bancorp and Quaint Oak Bank will be subject to federal income tax provisions of the Internal Revenue Code of 1986, as amended, in the same general manner as other corporations with some exceptions listed below. For federal income tax purposes, Quaint Oak Bancorp intends to file a consolidated federal income tax return with its wholly owned subsidiaries on a fiscal year basis. The applicable federal income tax expense or benefit will be properly allocated to each subsidiary based upon taxable income or loss calculated on a separate company basis.

        Method of Accounting. For federal income tax purposes, income and expenses are reported on the accrual method of accounting and Quaint Oak Bancorp will file its federal income tax return using a December 31 fiscal year end.

        Bad Debt Reserves. The Small Business Job Protection Act of 1996 eliminated the use of the reserve method of accounting for bad debt reserves by savings institutions, effective for taxable years beginning after 1995. Prior to that time, Quaint Oak was permitted to establish a reserve for bad debts and to make additions to the reserve. These additions could, within specified formula limits, be deducted in arriving at taxable income. As a result of the Small Business Job Protection Act, savings associations must use the specific chargeoff method in computing their bad debt deduction beginning with their 1996 federal tax return.

        Taxable Distributions and Recapture. Prior to the Small Business Job Protection Act, bad debt reserves created prior to January 1, 1988 were subject to recapture into taxable income if a savings bank failed to meet certain thrift asset and definitional tests. New federal legislation eliminated these thrift related recapture rules. However, under current law, pre-1988 reserves remain subject to recapture should a savings bank make certain non-dividend distributions or cease to maintain a savings bank charter. At December 31, 2006, Quaint Oak did not have federal pre-1988 reserves subject to recapture.

        Minimum Tax. The Internal Revenue Code imposes an alternative minimum tax (“AMT”) at a rate of 20% on a base of regular taxable income plus certain tax preferences (“alternative minimum taxable income” or “AMTI”). The AMT is payable to the extent such AMTI is in excess of an exemption amount. Net operating losses can offset no more than 90% of AMTI. Certain payments of alternative minimum tax may be used as credits against regular tax liabilities in future years. Quaint Oak has not been subject to the AMT nor does it have any such amounts available as credits for carryover.

        Corporate Dividends Received Deduction. Quaint Oak Bancorp may exclude from income 100% of dividends received from a member of the same affiliated group of corporations. The corporate dividends received deduction is 80% in the case of dividends received from corporations, which a corporate recipient owns less than 80%, but at least 20% of the distribution corporation. Corporations that own less than 20% of the stock of a corporation distributing a dividend may deduct only 70% of dividends received.

        Other Matters. Quaint Oak has not been audited by the IRS during the last five years.

State and Local Taxation

        Pennsylvania Taxation. Quaint Oak Bancorp is subject to the Pennsylvania Corporate Net Income Tax and Capital Stock and Franchise Tax. The Corporation Net Income Tax rate for 2006 is 9.99% and is imposed on unconsolidated taxable income for federal purposes with certain adjustments. In general, the Capital Stock and Franchise Tax is a property tax imposed on a corporation’s capital stock value at a statutorily defined rate, such value being determined in accordance with a fixed formula based upon average net income and net worth.

        Quaint Oak is subject to tax under the Pennsylvania Mutual Thrift Institutions Tax Act (the “MTIT”), as amended to include thrift institutions having capital stock. Pursuant to the MTIT, the tax rate is 11.5%. The MTIT

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exempts Quaint Oak from other taxes imposed by the Commonwealth of Pennsylvania for state income tax purposes and from all local taxation imposed by political subdivisions, except taxes on real estate and real estate transfers. The MTIT is a tax upon net earnings, determined in accordance with U.S. generally accepted accounting principles with certain adjustments. The MTIT, in computing income under U.S. generally accepted accounting principles, allows for the deduction of interest earned on state and federal obligations, while disallowing a percentage of a thrift’s interest expense deduction in the proportion of interest income on those securities to the overall interest income of Quaint Oak. Net operating losses, if any, thereafter can be carried forward three years for MTIT purposes.

MANAGEMENT

Management of Quaint Oak Bancorp and Quaint Oak Bank

        Quaint Oak Bancorp’s board of directors is divided into three classes, each of which contains approximately one-third of the board. Our directors will be elected by stockholders for staggered three-year terms, or until their successors are elected and qualified. One class of directors, consisting of Messrs. Ager and Spink, will have a term of office expiring at the first annual meeting of shareholders after the conversion, a second class, consisting of Messrs. DiPiero and Phillips, will have a term of office expiring at the second annual meeting of shareholders and a third class, consisting of Messrs. Augustine, Gant and Strong will have a term of office expiring at the third annual meeting of shareholders. None of our directors are related to any of Quaint Oak Bancorp’s other directors or executive officers by first cousin or closer other than Mr. Ager and Mr. DiPiero who are brothers-in-law. The following table sets forth certain information regarding our directors, all of whom also serve as trustees of Quaint Oak. Ages are reflected as of December 31, 2006.

Name	Age	Position with Quaint Oak and Principal Occupation During the Past Five Years	Director of Quaint Oak Since
George M. Ager, Jr.	69	Vice Chairman of the Board of Quaint Oak Bank. Currently retired.	1968

John J. Augustine, CPA	54	Trustee. Senior Manager of Teleflex, Inc., Limerick, Pennsylvania since February 2006; previously, a self employed consultant for JJA Consulting, Lansdale, Pennsylvania from January 2004 to February 2006; prior thereto, Executive Vice President and Chief Financial Officer of Reda Sports, Inc., West Easton, Pennsylvania from March 1997 to January 2004. Mr. Augustine has 18 years of service with financial institutions, including serving as Vice President and Controller for Vista Bancorp, Inc., and Assistant Controller of Germantown Savings Bank.	2000

Andrew E. DiPiero, Jr.	54	Trustee. Partner with Stampone D’Angelo Renzi DiPiero, Attorney at Law, P.C., Cheltenham, Pennsylvania, since June 2004. Previously, attorney with Master & Weinstein, P.C., Philadelphia, Pennsylvania from June 1998 to May 2004.	1984

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Name	Age	Position with Quaint Oak and Principal Occupation During the Past Five Years	Director of Quaint Oak Since
Kenneth R. Gant	48	Trustee. Non-employee Secretary of Quaint Oak Savings Bank’s Board since 2000 and Treasurer since 1998. Owner, Gant Insurance Agency, Doylestown, Pennsylvania since September 2006. Previously, Agency Development Manager, National Grange Insurance Company, Keene, New Hampshire from February 2005 to April 2006; prior thereto, consultant for Quaint Oak Savings Bank from July 2003 to February 2005; previously Chief Operating Officer, GMG Insurance Agency, Newtown, Pennsylvania, from 1980 to June 2003.	1986

Robert J. Phillips	60	Chairman of the Board since 1984. Partner, Phillips and Phillips Enterprises, Doylestown, Pennsylvania since March 2005. Previously, President, Shipping Connections, Inc., Bristol, Pennsylvania from October 1996 to October 2003.	1968

Marsh B. Spink	67	Trustee. Managing Partner of Lawn-Crest Realty, Philadelphia, Pennsylvania since 1962.	1988

Robert T. Strong	60	Trustee. President and Chief Executive Officer of Quaint Oak Savings Bank since June 2001; Owner and President of Strong Financial Corp., Southampton, Pennsylvania since 2000. Prior thereto, Mr. Strong primarily engaged in residential mortgage lending as Senior Vice President of Prime Bank, Fort Washington, Pennsylvania.	2000

Executive Officers Who are Not Also Directors

        Diane J. Colyer, age 48 years, has served as Operations Officer of Quaint Oak Savings Bank since August 1999. Ms. Colyer also has served as system security officer of Quaint Oak. Since July 2000, Network Administrator since May 2001 and Assistant Secretary since April 2005. From May 2002 through April 2006, Ms. Colyer served as Compliance Officer, Security Officer and Community Reinvestment Act Officer of Quaint Oak.

        Robert Farrer, age 41 years, has served as Compliance Officer, Security Officer, Bank Secrecy Act Officer and Community Reinvestment Act Officer of Quaint Oak since April 2006 and Manager - Customer Service since December 2004. Prior thereto, Mr. Farrer served as Bank Manager and Assistant Vice President of Bank of America, Jenkintown, Pennsylvania, from September 1986 to December 2004.

        Curt T. Schulmeister, age 49 years, has served as Chief Lending Officer of Quaint Oak since February 2007. Previously, Mr. Schulmeister served as Executive Vice President and Chief Lending Officer of Earthstar Bank, Southampton, Pennsylvania since June 2001. Prior thereto, Mr. Schulmeister primarily engaged in consumer lending as Senior Vice President of Prime Bank, Fort Washington, Pennsylvania.

        Our executive officers are elected annually and hold office until their successors have been elected and qualified or until death, resignation or removal by the board of directors.

Committees of the Board of Directors of Quaint Oak Bancorp and Quaint Oak Bank

        In connection with the conversion, Quaint Oak Bancorp will establish an audit committee and may establish nominating and compensation committees. We expect that all of the members of the audit committee would be considered independent directors as defined by the regulations of the Securities and Exchange Commission. Members of the nominating and compensation committees would not be required to be independent

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as a result of our listing on the OTC Bulletin Board. To the extent we establish such committees we expect that they will operate in accordance with written charters.

        Regular meetings of the board of trustees of Quaint Oak are held monthly and special meetings may be held from time-to-time as needed. The board of trustees of Quaint Oak has established an Audit Committee, Nominating Committee, Loan Committee and Compensation Committee, among others. The current members of both the Audit Committee and Compensation Committee are Messrs. DiPiero, Gant and Phillips. The current members of the Nominating Committee are Messrs. DiPiero, Gant, Phillips and Strong and Loan Committee are Messrs. Ager, Gant, Spink, Strong and Phillips, who serves as the committee’s chairman. We expect the committees of Quaint Oak Bancorp, with the exception of a Loan Committee, to be similar to those of Quaint Oak Bank.

Trustee Compensation

        Initially, our directors will not be compensated by Quaint Oak Bancorp but will serve with and be compensated by Quaint Oak Bank. It is not anticipated that separate compensation will be paid to Quaint Oak Bancorp’s directors until such time as such persons devote significant time to the separate management of our affairs, which is not expected to occur until we become actively engaged in additional businesses other than holding the stock of Quaint Oak Bank. We may determine that such compensation is appropriate in the future.

        Each trustee of Quaint Oak Savings Bank receives an annual retainer of $3,000 and receives $550 for each meeting of the board of trustees, with one paid absence permitted per year, and $200 for each committee meeting. Committee fees are paid only if the meeting is attended. In addition to an annual retainer and meeting fees, the Chairman of the Board receives a fee of $1,250 per month and Secretary/Treasurer receives $250 per month.

        Service Agreements. Each trustee of Quaint Oak Savings Bank, other than Messrs. DiPiero and Strong, is a party to a service agreement with Quaint Oak. The Administrative Services and Facilities Agreements between Quaint Oak Savings Bank and Messrs. Ager, Augustine, Gant, Phillips and Spink were entered into in October 2004 as a means of supporting Quaint Oak’s growth. Quaint Oak’s total assets increased from $32.7 million at December 31, 2002 to $61.2 million at December 31, 2006, an increase of 87.2%. The Service Agreements are terminable by either the trustee or Quaint Oak Bank at any time upon written notice to the other party.

        Mr. Ager’s agreement provides for inspections of properties securing construction loans and other services as requested. Compensation is at a rate of $25.00 per hour and $75.00 per inspection. Under Mr. Augustine’s agreement, he is compensated for accounting and related services at a rate of $75.00 per hour. Mr. Gant’s and Mr. Phillips’s agreements provide office clerical support and business development services, respectively, at a rate of $25.00 per hour. The Service Agreement with Mr. Spink provides for loan production services for which he is compensated at a rate of 1/2 of 1% on the dollar amount of loans settled.

        Trustee Compensation Table. The following table sets forth total compensation paid to each trustee of Quaint Oak during fiscal 2006. Quaint Oak does not have a defined benefit pension plan or retirement plan for the benefit of trustees.

Name	Board/Committee Fees Earned or Paid in Cash	All Other Compensation		Total
George M. Ager, Jr	$17,600	$ 825	(1)	$18,425
John J. Augustine, CPA	10,975	7,991	(2)	18,966
Andrew E. DiPiero, Jr	11,150	—		11,150
Kenneth R. Gant	17,400	1,418	(3)	18,818
Robert J. Phillips	33,400	9,000	(4)	42,400
Marsh B. Spink	14,400	4,852	(5)	19,252

(1)	Represents fees paid for the inspection of properties underlying construction loans.
(2)	Represents fees paid for preparation of monthly financials, budget and conversion.
(3)	Represents fees paid for insurance review and clerical work.
(4)	Represents fees paid for business development, inspection of properties and CRA.
(5)	Represents fees paid for loan production services.

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Executive Compensation

        The following table shows the compensation paid by Quaint Oak to its President and Chief Executive Officer for the year ending December 31, 2006. No other executive officer of Quaint Oak received total compensation in excess of $100,000 during fiscal 2006.

Name and Principal Position	Year	Salary	Bonus	All Other Compensation(1)(2)	Total
Robert T. Strong	2006	$130,000	$30,000	$10,000	$170,000
President and Chief Executive Officer

(1)	All other compensation does not include amounts attributable to other miscellaneous benefits received by Mr. Strong. The costs to Quaint Oak of providing such benefits during fiscal 2006 did not exceed $10,000.
(2)	Represents fees for service as a trustee.

        In connection with the implementation of Quaint Oak’s growth strategy, Quaint Oak Savings Bank entered into a Service Agreement with Strong Financial Corporation, a licensed mortgage broker in Southampton, Pennsylvania of which Robert T. Strong is President. Pursuant to the Service Agreement, Strong Financial referred residential mortgage loan and other loan applications to Quaint Oak. In fiscal 2006, Quaint Oak paid Strong Financial an aggregate of $88,935, consisting of $41,635 for document preparation and $47,300 in loan production fees. As a result of Mr. Strong’s relationship with Strong Financial, Quaint Oak considered the payments under the Service Agreement when establishing his base salary for fiscal 2006. In light of the growth of Quaint Oak in recent years and the decision to convert to a stock form institution, the Board of Trustees and Mr. Strong agreed effective January 1, 2007 to terminate the service agreement with Strong Financial and to adjust Mr. Strong’s salary accordingly. Taking into consideration the termination of the Service Agreement with Strong Financial Corporation, for fiscal 2007, the Board has approved an increase in Mr. Strong’s base salary to $220,000. In addition, Mr. Strong will be eligible to receive a bonus at year end.

Employment Agreement

        Quaint Oak Savings Bank, has entered into an employment agreement with Robert T. Strong, President and Chief Executive Officer, for a term of three years. The term of the employment agreement is automatically extended each year for a successive additional one-year period, unless either party gives written notice not less than thirty (30) days nor more than ninety (90) days prior to the annual anniversary date, not to extend the employment term. The employment agreement was amended on March 19, 2007 to, among other items, clarify that the conversion will not be considered a change in control of Quaint Oak.

        The employment agreement is terminable with or without cause by Quaint Oak. The executive has no right to compensation or other benefits pursuant to the employment agreement for any period after termination by Quaint Oak for cause, as defined in the agreement. In the event that the employment agreement is terminated by Quaint Oak other than for cause or by Mr. Strong as a result of certain adverse actions which are taken with respect to his employment following a change in control, as defined, of Quaint Oak, then Mr. Strong will be entitled to a lump sum cash severance amount equal to 2.99 times his average annual compensation for the last three calendar years, subject to reduction pursuant to Section 280G of the Internal Revenue Code, as set forth below, in the event of a change in control.

        A change in control is generally defined in the employment agreement to mean a change in the ownership of Quaint Oak Bancorp or Quaint Oak or a change in the ownership of a substantial portion of the assets of Quaint Oak Bancorp or Quaint Oak, in each case as provided under Section 409A of the Internal Revenue Code, as amended and the regulation thereunder.

        The employment agreement provides that, in the event any of the payments to be made thereunder are deemed to constitute “parachute payments”within the meaning of Section 280G of the Internal Revenue Code, then such payments and benefits shall be reduced by the minimum necessary to result in the payments not exceeding three times Mr. Strong’s average annual compensation from Quaint Oak Bank that was includable in his gross

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income during the most recent five taxable years. As a result, the severance payment in the event of a change in control will not be subject to a 20% excise tax, and Quaint Oak Bank will be able to deduct such payment as compensation expense for federal income tax purposes.

        In the event the employment agreement is terminated by Quaint Oak other than for cause and other than following a change in control or by Mr. Strong due to failure of Quaint Oak to comply with a material provision which is not corrected within ten days’ notice or Quaint Oak attempts to terminate Mr. Strong’s employment without complying with the notice provisions, then Quaint Oak will pay three times his compensation at the date of termination over a thirty-six (36) month period. Upon death or disability, Quaint Oak shall pay Mr. Strong or his estate or legal representative, his compensation under the agreement for a period of one year and any prorated portion of a bonus that would have been paid if he had remained employed for the full calendar year.

New Stock Benefit Plans

        Employee Stock Ownership Plan. Quaint Oak Bancorp has established an employee stock ownership plan for our employees to become effective upon completion of the conversion. Employees who have been credited with at least 1,000 hours of service during a 12-month period and who have attained age 21 are eligible to participate in Quaint Oak Bancorp’s employee stock ownership plan.

        As part of the conversion, in order to fund the purchase of up to 8.0% of the common stock issued in the conversion, or 96,600 shares and 111,090 shares based on the maximum and 15% above the maximum of the offering range, respectively, we anticipate that the employee stock ownership plan will borrow funds from Quaint Oak Bancorp. We anticipate that such loan will equal 100% of the aggregate purchase price of the common stock acquired by our employee stock ownership plan. We have agreed to loan the employee stock ownership plan the funds necessary to purchase shares. If the employee stock ownership plan’s order is not completely filled in the offering we expect that the employee stock ownership plan will purchase shares in the open market after the conversion is completed at a price which may be more or less than $10.00 per share. The loan to the employee stock ownership plan will be repaid principally from Quaint Oak Bank’s contributions to the employee stock ownership plan and the collateral for the loan will be the common stock purchased by the employee stock ownership plan. The interest rate for the employee stock ownership plan loan will be fixed and is expected to be at the prime rate on the date the employee stock ownership plan enters into the loan. We may, in any plan year, make additional discretionary contributions for the benefit of plan participants in either cash or shares of common stock, which may be acquired through the purchase of outstanding shares in the market or from individual shareholders, upon the original issuance of additional shares by Quaint Oak Bancorp or upon the sale of treasury shares by Quaint Oak Bancorp. Such purchases, if made, would be funded through additional borrowings by the employee stock ownership plan or additional contributions from Quaint Oak Bancorp or from Quaint Oak Bank. The timing, amount and manner of future contributions to the employee stock ownership plan will be affected by various factors, including prevailing regulatory policies, the requirements of applicable laws and regulations and market conditions.

        Shares purchased by our employee stock ownership plan with the loan proceeds will be held in a suspense account and released for allocation to participants on a pro rata basis as debt service payments are made. Shares released from the employee stock ownership plan will be allocated to each eligible participant’s employee stock ownership plan account based on the ratio of each such participant’s compensation, consisting of salary and bonus, to the total of such compensation of all eligible employee stock ownership plan participants. Forfeitures may be used for several purposes such as the payment of expenses or be reallocated among remaining participating employees. Account balances of participants in the employee stock ownership plan will vest 20% per year after two years of service, with 100% vesting after six years of service. Credit is given for years of service with Quaint Oak prior to adoption of the employee stock ownership plan. In the case of a “change in control,” as defined in the employee stock ownership plan, however, participants will become immediately fully vested in their account balances. Participants will also become fully vested in their account balances upon death, disability or retirement. Benefits may be payable upon retirement or separation from service.

        Generally accepted accounting principles require that any third party borrowing by our employee stock ownership plan be reflected as a liability on our statement of financial condition. Since the employee stock ownership plan is borrowing from us, the loan will not be treated as a liability but instead will be excluded from shareholders’ equity. If the employee stock ownership plan purchases newly issued shares from Quaint Oak

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Bancorp, total shareholders’equity would neither increase nor decrease, but per share shareholders’ equity and per share net earnings would decrease as the newly issued shares are allocated to the employee stock ownership plan participants.

        Our employee stock ownership plan will be subject to the requirements of the Employee Retirement Income Security Act of 1974, as amended, and the applicable regulations of the IRS and the Department of Labor.

        Stock Option Plan. Following completion of the conversion, we intend to adopt a stock option plan, which will be designed to attract and retain qualified personnel, provide directors, officers and employees with a proprietary interest in Quaint Oak Bancorp as an incentive to contribute to our success and reward employees for outstanding performance. The stock option plan will provide for the grant of incentive stock options intended to comply with the requirements of Section 422 of the Internal Revenue Code and non-incentive or compensatory stock options. Options may be granted to our directors, officers and employees. The stock option plan will be administered and interpreted by a committee of the board of directors composed of independent directors. Unless terminated earlier, the stock option plan shall continue in effect for a period of 10 years from the date the stock option plan is adopted by the board of directors.

        Under the stock option plan, a committee will determine which directors, officers and employees will be granted options, whether options will be incentive or compensatory options, the number of shares subject to each option, the exercise price of each option, whether options may be exercised by delivering other shares of common stock and when such options become exercisable. The per share exercise price of an incentive stock option will be at least equal the fair market value of a share of common stock on the date the option is granted, or 110% of fair market value in the case of incentive stock options granted to employees who are 10% shareholders.

        At a meeting of our shareholders at least six months after the conversion, we intend to present the stock option plan to shareholders for their approval and to reserve an amount equal to 10.0% of the shares of common stock issued in the conversion, which would be 120,750 shares or 138,863 shares based on the maximum and 15% above the maximum of the offering range, respectively, for issuance under the stock option plan. Applicable regulations of the Office of Thrift Supervision require that if the stock option plan is adopted within twelve months after the conversion, it must be approved by a majority of the total votes eligible to be cast by stockholders. If the stock option plan is implemented more than one year after the conversion, the plan must be approved by a majority of the shares of Quaint Oak Bancorp present and voting at the meeting of shareholders. In addition, applicable Office of Thrift Supervision regulations provide that, in the event such plan is implemented within one year after the conversion, no individual officer or employee may receive more than 25% of the options granted under the stock option plan and non-employee directors may not receive more than 5% individually, or 30% in the aggregate of the options granted under the stock option plan. Office of Thrift Supervision regulations also provide that the exercise price of any options granted under any such plan must be at least equal to the fair market value of the common stock as of the date of grant. Further, options under such plan generally are required to vest over a five year period at 20% per year. Quaint Oak Bancorp intends that the stock option plan will comply with all applicable regulations of the Office of Thrift Supervision. Each stock option or portion thereof will be exercisable at any time on or after it vests and will be exercisable until 10 years after its date of grant or for periods of up to five years following the death, disability or other termination of the optionee’s employment or service as a director. However, failure to exercise incentive stock options within ninety days after the date on which the optionee’s employment terminates may result in the loss of incentive stock option treatment for federal income tax purposes.

        At the time an option is granted pursuant to the stock option plan, the recipient will not be required to make any payment in consideration for such grant. With respect to incentive or compensatory stock options, the optionee will be required to pay the applicable exercise price at the time of exercise in order to receive the underlying shares of common stock. The shares reserved for issuance under the stock option plan may be authorized but previously unissued shares, treasury shares, or shares purchased by Quaint Oak Bancorp on the open market or from private sources. In the event of a stock split, reverse stock split or stock dividend, the number of shares of common stock under the stock option plan, the number of shares to which any option relates and the exercise price per share under any option shall be adjusted to reflect such increase or decrease in the total number of shares of common stock outstanding. If we declare a special cash dividend or return of capital after we implement the stock option plan in an amount per share which exceeds 10% of the fair market value of a share of common stock as of the date of declaration, the per share exercise price of all previously granted options which remain unexercised as of the date of

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such declaration shall, subject to certain limitations, be proportionately adjusted to give effect to the special cash dividend or return of capital as of the date of payment of such special cash dividend or return of capital.

        Under current provisions of the Internal Revenue Code, the federal income tax treatment of incentive stock options and compensatory stock options is different. A holder of incentive stock options who meets certain holding period requirements will not recognize income at the time the option is granted or at the time the option is exercised, and a federal income tax deduction generally will not be available to us at any time as a result of such grant or exercise. With respect to compensatory stock options, the difference between the fair market value on the date of exercise and the option exercise price generally will be treated as compensation income upon exercise, and we will be entitled to a deduction in the amount of income so recognized by the optionee.

        Recognition and Retention Plan. After completion of the conversion, we also intend to adopt a recognition and retention plan for our directors, officers and employees. The objective of the recognition and retention plan will be to enable us to provide directors, officers and employees with a proprietary interest in Quaint Oak Bancorp as an incentive to contribute to our success. We intend to present the recognition and retention plan to our shareholders for their approval at a meeting of shareholders. Applicable Office of Thrift Supervision regulations provide that, in the event such plan is implemented within one year after the conversion, shares granted under the plan generally are required to vest over a five year period at 20% per year. In addition, applicable regulations of the Office of Thrift Supervision require that if the recognition and retention is adopted within twelve months after the conversion, it must be approved by a majority of the total votes eligible to be cast by shareholders. If the recognition and retention plan is implemented more than one year after the conversion, the plan must be approved by a majority of the shares of Quaint Oak Bancorp present and voting at the meeting of shareholders. Quaint Oak Bancorp intends that the recognition and retention plan will comply with all then applicable regulation of the Office of Thrift Supervision.

        The recognition and retention plan will be administered by a committee of Quaint Oak Bancorp’s board of directors, which will have the responsibility to invest all funds contributed to the trust created for the recognition and retention plan. We will contribute sufficient funds to the trust so that it can purchase, following the receipt of shareholder approval, a number of shares equal to an aggregate of 4.0% of the common stock issued in the conversion, which would be 48,300 shares or 55,545 shares based on the maximum and 15% above the maximum of the offering range, respectively. Shares of common stock granted pursuant to the recognition and retention plan generally will be in the form of restricted stock vesting as described above. For accounting purposes, compensation expense in the amount of the fair market value of the common stock at the date of the grant to the recipient will be recognized pro rata over the period during which the shares are earned. A recipient will be entitled to all voting and other shareholder rights, except that the shares, while restricted, may not be sold, pledged or otherwise disposed of and are required to be held in the trust. Under the terms of the recognition and retention plan, recipients of awards will be entitled to instruct the trustees of the recognition and retention plan as to how the underlying shares should be voted, and the trustees will be entitled to vote all unallocated shares in their discretion. If a recipient’s employment is terminated as a result of death or disability, or in connection with a change in control, all restrictions will expire and all allocated shares will become unrestricted. We will be able to terminate the recognition and retention plan at any time, and if we do so, any shares not allocated will revert to Quaint Oak Bancorp. Recipients of grants under the recognition and retention plan will not be required to make any payment at the time of grant or when the underlying shares of common stock become vested, other than for certain recipients, payment of withholding taxes.

Transactions With Related Persons

        Quaint Oak Savings Bank offers extensions of credit to its trustees, officers and employees as well as members of their immediate families for the education of children, financing of their primary residences and other proposes for which the loan does not exceed the higher of 2.5% of Quaint Oak’s unimpaired capital and unimpaired surplus or $25,000, not to exceed $100,000. These loans are generally made on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated person. It is the belief of management that these loans neither involve more than the normal risk of collectibility nor present other unfavorable features to Quaint Oak Savings Bank.

        Section 22(h) of the Federal Reserve Act generally provides that any credit extended by a savings institution, such as Quaint Oak Savings Bank, to its executive officers, directors and, to the extent otherwise

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permitted, principal stockholder(s), or any related interest of the foregoing, must be on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions by the savings institution with non-affiliated parties; unless the loans are made pursuant to a benefit or compensation program that (i) is widely available to employees of the institution and (ii) does not give preference to any director, executive officer or principal stockholder, or certain affiliated interests of either, over other employees of the savings institution, and must not involve more than the normal risk of repayment or present other unfavorable features.

PROPOSED PURCHASES OF COMMON STOCK BY MANAGEMENT

        The following table sets forth, for each of our directors, who are currently trustees of Quaint Oak Savings Bank, and executive officers (and their associates) and for all of our trustees and executive officers as a group, the proposed purchases of common stock, assuming sufficient shares are available to satisfy their subscriptions. The amounts include shares that may be purchased through Individual Retirement Accounts. The percentages are based on the minimum and maximum of the offering range.

Name	Number of Shares	Amount($)	Percent at Minimum	Percent at Maximum
Trustees:
George M. Ager, Jr	7,500	$ 75,000	0.8%	0.6%
John J. Augustine, CPA	5,000	50,000	0.6%	0.4%
Andrew E. DiPiero, Jr	5,000	50,000	0.6%	0.4%
Kenneth R. Gant	10,000	100,000	1.1%	0.8%
Robert J. Phillips	10,000	100,000	1.1%	0.8%
Marsh B. Spink	10,000	100,000	1.1%	0.8%
Robert T. Strong	25,000	250,000	2.8%	2.1%

Executive Officers:
Diane J. Colyer	1,000	10,000	0.1%	0.1%
Robert Farrer	1,000	10,000	0.1%	0.1%
Curt T. Schulmeister	4,000	40,000	0.4%	0.3%

All Trustees and Executive Officers
as a Group (10 persons)	78,500	785,000	8.8%	6.5%

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THE CONVERSION AND OFFERING

        Quaint Oak Savings Bank’s board of trustees adopted a plan of conversion, and the Pennsylvania Department of Banking has approved the plan, subject to approval by the depositors of Quaint Oak Savings Bank entitled to vote on the matter and the satisfaction of certain other conditions. The Office of Thrift Supervision has approved our holding company application, subject to the completion of the conversion. The Federal Deposit Insurance Corporation has issued its conditional non-objection to the plan. Neither the approvals by the Pennsylvania Department of Banking and the Office of Thrift Supervision nor the non-objection by the Federal Deposit Insurance Corporation, however, constitute a recommendation or endorsement of the conversion and offering.

General

        On February 15, 2007, the board of trustees of Quaint Oak Savings Bank approved by the required two-thirds vote the plan of conversion pursuant to which Quaint Oak will be converted from a Pennsylvania chartered mutual savings bank to a Pennsylvania-chartered stock savings bank to be known as “Quaint Oak Bank,” and will offer and sell the common stock of Quaint Oak Bancorp. Quaint Oak Bancorp will hold all of the common stock of Quaint Oak Bank following the conversion. The plan of conversion has been conditionally approved by the Pennsylvania Department of Banking, subject to, among other things, approval of the plan by the depositors of Quaint Oak. A special meeting has been called for this purpose to be held on _______________ __, 2007.

        In adopting the plan of conversion, our board of trustees determined that the conversion was advisable and in the best interests of Quaint Oak and our depositors. The board further determined that the interests of certain depositors in the net worth of Quaint Oak would be equitably provided for and that the conversion would not have any adverse impact on the reserves and net worth of Quaint Oak.

        We have received the conditional approval of the Office of Thrift Supervision for Quaint Oak Bancorp to be considered a savings and loan holding company and to acquire all of the common stock of Quaint Oak Bank. One-half of the net proceeds from the sale of the common stock of Quaint Oak Bancorp in the offering will be transferred to Quaint Oak Bank with the remaining net proceeds being retained by Quaint Oak Bancorp for our general corporate purposes. Based on the minimum and maximum of the offering range, we intend to use approximately $714,000, and approximately $966,000, at the minimum and maximum of the offering range, respectively, of the net proceeds retained by us to loan funds to our employee stock ownership plan to enable it to purchase up to 8% of the common stock of Quaint Oak Bancorp.

        The plan of conversion provides generally that we will offer shares of common stock for sale in the subscription offering to eligible account holders, our employee stock ownership plan, supplemental eligible account holders and other depositors of Quaint Oak. In addition, subject to the prior rights of holders of subscription rights, we may elect to offer the shares of common stock not subscribed for in the subscription offering, if any, for sale in a community offering commencing during or upon completion of the subscription offering. See “- Subscription Offering and Subscription Rights” and “- Community Offering.” We have the right to accept or reject, in whole or in part, any orders to purchase shares of common stock received in the community offering.

        The aggregate price of the shares of common stock to be issued in the conversion will be within the offering range, which was determined based upon an independent appraisal of the estimated pro forma market value of the common stock. The offering range is currently $8,925,000 to $12,075,000 million. All shares of Quaint Oak Bancorp common stock to be issued and sold in the conversion will be sold at the same price. The independent appraisal will be affirmed or, if necessary, updated before we complete the conversion. The appraisal has been performed by RP Financial, LC., a consulting firm experienced in the valuation and appraisal of savings institutions. See “- How We Determined the Price Per Share and the Offering Range” for more information as to how the estimated pro forma market value of the common stock was determined.

        The following discussion of the conversion summarizes the material aspects of the plan of conversion. The summary is qualified in its entirety by reference to the provisions of the plan of conversion. A copy of the plan of conversion is available for inspection at the office of Quaint Oak Savings Bank and at the office of the Pennsylvania Department of Banking. The plan of conversion is also filed as an exhibit to the registration statement of which this

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prospectus is a part, copies of which may be obtained from the Securities and Exchange Commission. See “Where You Can Find Additional Information.”

Purposes of Conversion

        As a mutual savings bank, we do not have stockholders and we have no authority to issue capital stock. By converting to the capital stock form of organization, we will be structured in the form used by commercial banks, most business entities and a growing number of savings institutions. The conversion will result in an increase in our capital base, which will support our operations.

        The conversion will permit our customers and possibly other members of the local community and of the general public to become equity owners and to share in our future. The conversion also will provide additional funds for lending and investment activities, facilitate future access to the capital markets and enhance our ability to diversify and expand into other markets through acquisitions or otherwise.

        The holding company form of organization will provide additional flexibility to diversify our business activities through existing or newly formed subsidiaries, or through acquisition of or mergers with other financial institutions, as well as other companies. Although there are no current arrangements, understandings or agreements regarding any such opportunities, we will be in a position after the conversion, subject to regulatory limitations and our financial position, to take advantage of any such opportunities that may arise.

        After the conversion, the unissued common and preferred stock authorized by our articles of incorporation will permit us, subject to market conditions and applicable regulatory approvals, to raise additional equity capital through further sales of securities, and to issue securities in connection with possible acquisitions. At the present time, we have no plans with respect to additional offerings of securities, other than the possible issuance of additional shares to the recognition plan or upon exercise of stock options. After the conversion, we also will be able to use stock-based incentive programs to attract and retain executive and other personnel for us and our subsidiaries. See “Management - New Stock Benefit Plans.”

Effects of Conversion

        General. Before the conversion, each of our depositors has both a deposit account and a pro rata ownership interest in the net worth of Quaint Oak Savings Bank, which interest may only be realized in the event of a liquidation of Quaint Oak Savings Bank. However, this ownership interest is tied to the depositor’s account and has no tangible market value separate from such deposit account. A depositor who reduces or closes his account receives nothing for his ownership interest in the net worth of Quaint Oak Savings Bank, which is lost to the extent that the balance in the account is reduced.

        Consequently, our depositors normally cannot realize the value of their ownership interest, which has realizable value only in the unlikely event that we were liquidated. In such event, the depositors of record at that time, as owners, would share pro rata in any residual surplus and reserves of Quaint Oak Savings Bank after other claims, including claims of depositors to the amount of their deposits, are paid.

        When we convert to stock form, permanent nonwithdrawable capital stock will be created to represent the ownership of the net worth of Quaint Oak, and Quaint Oak will become a wholly owned subsidiary of Quaint Oak Bancorp. Quaint Oak Bancorp’s common stock will be separate and apart from deposit accounts of Quaint Oak Bank and such stock cannot be and will not be insured by the Federal Deposit Insurance Corporation or any other governmental agency. Certificates will be issued to evidence ownership of Quaint Oak Bancorp common stock. These stock certificates will be transferable, and therefore the stock may be sold or traded if a purchaser is available with no effect on any account the seller may hold in Quaint Oak Bank.

        Continuity. While the conversion is being accomplished, our normal banking business of accepting deposits and making loans will continue without interruption. We will continue to be subject to regulation by the Pennsylvania Department of Banking and the Federal Deposit Insurance Corporation and following the conversion, the Office of Thrift Supervision. After the conversion, we will continue to provide services for depositors and borrowers under current policies by our present management and staff.

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        Our current trustees and officers will continue to serve as directors and officers of Quaint Oak Savings Bank after the conversion. The directors and officers of Quaint Oak Bancorp consist of individuals currently serving as trustees and officers of Quaint Oak Savings Bank, and they will retain their positions in Quaint Oak Bank after the conversion.

        Effect on Deposit Accounts. Under the plan of conversion, each depositor in Quaint Oak Savings Bank at the time of the conversion will automatically continue as a depositor after the conversion, and each such deposit account will remain the same with respect to deposit balance, interest rate and other terms, except to the extent that funds in the account are withdrawn to purchase the common stock with respect to those depositors who authorize such a withdrawal and except with respect to voting and liquidation rights. Each such account will be insured by the Federal Deposit Insurance Corporation to the same extent as before the conversion. Depositors will continue to hold their existing certificates, passbooks and other evidences of their accounts.

        Effect on Loans. No loan outstanding from Quaint Oak Savings Bank will be affected by the conversion, and the amount, interest rate, maturity and security for each loan will remain as they were contractually fixed prior to the conversion.

        Effect on Voting Rights of Depositors. At present, all depositors of Quaint Oak Savings Bank have voting rights in Quaint Oak Savings Bank as to certain matters requiring depositor action. When we complete the conversion, depositors will no longer be entitled to vote on any matter. After the conversion, Quaint Oak Bancorp will be the sole shareholder of Quaint Oak Bank and will have all of the voting rights in Quaint Oak Bank. Exclusive voting rights with respect to Quaint Oak Bancorp will be vested in the holders of our common stock. Depositors of Quaint Oak Bank will not have voting rights in us after the conversion, except to the extent that they become Quaint Oak Bancorp shareholders by buying our common stock.

        Tax Effects. To complete the conversion, we must receive rulings or opinions with regard to federal and Pennsylvania income taxation which indicate that the conversion will not be taxable for federal or Pennsylvania income tax purposes to us or the Eligible Account Holders or Supplemental Eligible Account Holders, except as discussed below. We have received favorable opinions regarding the federal and Pennsylvania income tax consequences of the conversion. See “- Tax Aspects.”

        Effect on Liquidation Rights. If Quaint Oak Bank were to liquidate, all claims of our creditors (including those of depositors, to the extent of their deposit balances) would be paid first. Thereafter, if there were any assets remaining, depositors of Quaint Oak Bank would receive such remaining assets, pro rata, based upon the deposit balances in their deposit accounts at Quaint Oak Bank immediately prior to liquidation. In the unlikely event that we were to liquidate after the conversion, all claims of creditors (including those of depositors, to the extent of their deposit balances) would also be paid first, followed by distribution of the “liquidation account” to certain depositors (see “- Liquidation Rights of Certain Depositors”), with any assets remaining thereafter distributed to Quaint Oak Bancorp as the sole shareholder of Quaint Oak Bank. Pursuant to applicable rules and regulations, a post-conversion merger, consolidation, sale of bulk assets or similar combination or transaction with another insured savings institution would not be considered a liquidation and, in such a transaction, the liquidation account would be required to be assumed by the surviving institution.

How We Determined the Price Per Share and the Offering Range

        The plan of conversion requires that the purchase price of the common stock must be based on the appraised pro forma market value of the common stock, as determined on the basis of an independent valuation. We have retained RP Financial, LC. to make such valuation. For its services in making such appraisal and assistance in preparing a business plan, RP Financial, LC.’s fees and out-of-pocket expenses are estimated to be $37,500. We have agreed to indemnify RP Financial, LC. and any employees of RP Financial, LC. who act for or on behalf of RP Financial, LC. in connection with the appraisal and the business plan against any and all loss, cost, damage, claim, liability or expense of any kind (including claims under federal and state securities laws) arising out of any misstatement or untrue statement of a material fact or an omission to state a material fact in the information supplied by us to RP Financial, LC., unless RP Financial, LC. is determined to be negligent or otherwise at fault.

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        RP Financial, LC. prepared the appraisal taking into account the pro forma impact of the offering. For its analysis, RP Financial, LC. undertook substantial investigations to learn about our business and operations. We supplied financial information, including annual financial statements, information on the composition of assets and liabilities, and other financial schedules. In addition to this information, RP Financial, LC. reviewed our application for conversion as filed with the Pennsylvania Department of Banking and our registration statement as filed with the Securities and Exchange Commission. Furthermore, RP Financial, LC. visited our facilities and had discussions with our management. RP Financial, LC. did not perform a detailed individual analysis of the separate components of our assets and liabilities. We did not impose any limitations on RP Financial, LC. in connection with its appraisal.

        In connection with its appraisal, RP Financial, LC. reviewed the following factors, among others:

•	our present and projected operating results and financial condition;
•	the economic and demographic conditions of our primary market area;
•	pertinent historical financial and other information relating to Quaint Oak Bank;
•	a comparative evaluation of our operating and financial statistics with those of other savings banks;
•	the proposed price per share;
•	the aggregate size of the offering of common stock;
•	our proposed dividend policy;
•	the impact of the offering on our capital position and earnings potential; and
•	the trading market for securities of comparable institutions and general conditions in the market for such securities.

        RP Financial, LC.’s analysis utilized three selected valuation procedures, the price/tangible book method, the price/core earnings method, and the price/assets method, all of which are described in its report. RP Financial, LC.’s appraisal report is filed as an exhibit to the registration statement that we have filed with the Securities and Exchange Commission. See “Where You Can Find Additional Information.” RP Financial, LC. placed the greatest emphasis on the price/core earnings and price/tangible book methods in estimating pro forma market value. RP Financial, LC. compared the pro forma price/tangible book and price/core earnings ratios for Quaint Oak Bancorp to the same ratios for a peer group of comparable companies. The peer group consists of ten thrift institutions with assets between $167 million and $750 million. The following are various averages for peer group companies which averages were not used as selection criteria for the peer group companies:

•	average assets of $376 million;
•	average non-performing assets of 0.75% of total assets;
•	average loans of 64.8% of total assets;
•	average equity of 11.0% of total assets; and
•	average net income of 0.78% of average assets.

        On the basis of the analysis in its report, RP Financial, LC. has advised us that, in its opinion, as of March 9, 2007, the estimated pro forma market value of the common stock of Quaint Oak Bancorp to be sold in the offering was within the valuation range of $8.9 million and $12.1 million with a midpoint of $10.5 million.

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        The following table presents a summary of selected pricing ratios for Quaint Oak Bancorp, for the peer group and for all fully converted publicly traded savings institutions. The figures for Quaint Oak Bancorp are from RP Financial, LC.’s appraisal report and they thus do not correspond exactly to the ratios presented in the “Unaudited Pro Forma Data” section of this prospectus. Compared to the average pricing ratios of the peer group, Quaint Oak Bancorp’s pro forma pricing ratios at the maximum of the offering range indicate a premium of 3.3% on a price-to-earnings basis and a discount of 36.8% on a price-to-tangible book basis.

	Price to Earnings Multiple (1)	Price to Book Value Ratio (2)	Price to Tangible Book Value Ratio (2)
Quaint Oak Bancorp (pro forma):
Midpoint	15.52x	78.20%	78.20%
Maximum	17.37x	81.52%	81.52%
Maximum, as adjusted	19.39x	84.64%	84.64%

Peer Group:
Average	16.82x	124.85%	128.90%
Median	15.02x	128.51%	131.08%

All fully-converted, publicly-traded
savings institutions:
Average	18.18x	133.60%	154.72%

(1)	Ratios are based on earnings for twelve months ended December 31, 2006, and share prices as of March 9, 2007.
(2)	Ratios are based on book value as of December 31, 2006 and share prices as of March 9, 2007.

        Our board of trustees reviewed RP Financial, LC.’s appraisal report, including the methodology and the assumptions used by RP Financial, LC., and determined that the valuation range was reasonable and adequate. Assuming that the shares are sold at $10.00 per share in the offering, the estimated number of shares would be between 892,500 at the minimum of the valuation range and 1,207,500 at the maximum of the valuation range, with a midpoint of 1,050,000. The purchase price of $10.00 per share was determined by us, taking into account, among other factors, the requirement under applicable regulations that the common stock be offered in a manner that will achieve the widest distribution of the stock and desired liquidity in the common stock after the offering.

        Since the outcome of the offering relates in large measure to market conditions at the time of sale, it is not possible for us to determine the exact number of shares that we will issue at this time. The offering range may be amended, with any required regulatory approval or non-objection, if necessitated by developments following the date of the appraisal in, among other things, market conditions, our financial condition or operating results, regulatory guidelines or national or local economic conditions.

        If, upon completion of the subscription offering, at least the minimum number of shares are subscribed for, RP Financial, LC., after taking into account factors similar to those involved in its prior appraisal, will determine its estimate of our pro forma market value as of the close of the subscription offering. If, as a result of regulatory considerations, demand for the shares or changes in market conditions, RP Financial, LC. determines that our pro forma market value has increased, we may sell up to 1,388,625 shares without any further notice to you.

        No shares will be sold unless RP Financial, LC. confirms that, to the best of its knowledge and judgment, nothing of a material nature has occurred that would cause it to conclude that the actual total purchase price of the shares on an aggregate basis was materially incompatible with its appraisal. If, however, the facts do not justify that statement, we may either: terminate the stock offering and promptly return all funds; promptly return all funds, set a new offering range, notify all subscribers and give them the opportunity to place a new order for shares of Quaint Oak Bancorp common stock; or take such other actions with any required regulatory approval or non-objection. If the offering is terminated, all subscriptions will be cancelled and subscription funds will be returned promptly with interest, and holds on funds authorized for withdrawal from deposit accounts will be released or reduced. If RP Financial, LC. establishes a new valuation range, it must receive any required regulatory approval or non-objection.

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        In formulating its appraisal, RP Financial, LC. relied upon the truthfulness, accuracy and completeness of all documents we furnished to it. RP Financial, LC. also considered financial and other information from regulatory agencies, other financial institutions, and other public sources, as appropriate. While RP Financial, LC. believes this information to be reliable, RP Financial, LC. does not guarantee the accuracy or completeness of the information and did not independently verify the financial statements and other data provided by us nor independently value our assets or liabilities. The appraisal is not intended to be, and must not be interpreted as, a recommendation of any kind as to the advisability of purchasing shares of common stock. Moreover, because the appraisal must be based on many factors that change periodically, there is no assurance that purchasers of shares in the offering will be able to sell shares after the offering at prices at or above the purchase price.

        The appraisal report of RP Financial, LC. has been filed as an exhibit to our registration statement and our application for conversion, both of which this prospectus is a part, and is available for inspection in the manner set forth under “Where You Can Find Additional Information.”

Subscription Offering and Subscription Rights

        In accordance with the plan of conversion, rights to subscribe for shares of Quaint Oak Bancorp common stock have been granted under the plan of conversion to the following persons in the following order of descending priority:

(1)	“Eligible Account Holders,” that is, depositors at Quaint Oak Bank with aggregate account balances of $50.00 or more as of December 31, 2005;

(2)	Our employee stock ownership plan;

(3)	“Supplemental Eligible Account Holders,” that is, persons who are not Eligible Account Holders but who are depositors at Quaint Oak Bank with aggregate account balances of $50.00 or more as of ___________ __, 2007; and

(4)	“Other Depositors,” that is, persons who are not Eligible Account Holders or Supplemental Eligible Account Holders but who were depositors at Quaint Oak Bank as of _______ __, 2007.

        All subscriptions received will be subject to the availability of common stock after satisfaction of all subscriptions of all persons having prior rights in the subscription offering and to the maximum and minimum purchase limitations set forth in the plan of conversion and as described below under “- Limitations on Common Stock Purchases.”

        Priority 1: Eligible Account Holders. Each Eligible Account Holder will receive, without payment, first priority, nontransferable subscription rights to subscribe for common stock in the subscription offering up to the greater of:

(1)	$150,000 (15,000 shares) of common stock offered, or

(2)	15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of common stock to be issued by a fraction, of which the numerator is the amount of the Eligible Account Holder’s qualifying deposit and the denominator of which is the total amount of qualifying deposits of all Eligible Account Holders, in each case as of the close of business on December 31, 2005 (the “Eligibility Record Date”), subject to the overall purchase limitations. See “- Limitations on Common Stock Purchases.”

        If there are not sufficient shares available to satisfy all subscriptions, shares first will be allocated among subscribing Eligible Account Holders so as to permit each such Eligible Account Holder, to the extent possible, to purchase a number of shares sufficient to make his total allocation equal to the lesser of the number of shares subscribed for or 100 shares. Thereafter, any shares remaining will be allocated among the subscribing Eligible Account Holders whose subscriptions remain unfilled in the proportion that the amounts of their respective qualifying deposit bears to the total amount of qualifying deposits of all subscribing Eligible Account Holders

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whose subscriptions remain unfilled, provided that no fractional shares shall be issued. Subscription rights of Eligible Account Holders will be subordinated to the priority rights of our employee stock ownership plan to purchase shares in excess of the maximum of the offering range.

        To ensure proper allocation of stock, each Eligible Account Holder must list on his subscription order form all accounts in which he has an ownership interest. Failure to list an account could result in fewer shares being allocated than if all accounts had been disclosed. The subscription rights of Eligible Account Holders who are also our directors or officers or their associates will be subordinated to the subscription rights of other Eligible Account Holders to the extent attributable to increased deposits in the year preceding December 31, 2005.

        Priority 2: Employee Stock Ownership Plan. Our employee stock ownership plan will receive, without payment, second priority, nontransferable subscription rights to purchase, in the aggregate, up to 8% of the common stock to be issued in the conversion, including any increase in the number of shares of common stock after the date hereof as a result of an increase of up to 15% in the maximum of the offering range. Our employee stock ownership plan intends to purchase 8% of the shares of common stock issued in the conversion, or 71,400 shares and 96,600 shares based on the minimum and maximum of the offering range, respectively. Subscriptions by our employee stock ownership plan will not be aggregated with shares of common stock purchased directly by or which are otherwise attributable to any other participants in the subscription and community offerings, including subscriptions of any of our directors, officers, employees or associates thereof. In the event the employee stock ownership plan is unable to purchase 8.0% of the shares of the common stock in the subscription offering, it is anticipated that the employee stock ownership plan will purchase an amount of shares in the open market sufficient to increase its ownership to 8.0% of the number of shares of Quaint Oak Bancorp common stock sold in the offering. Any such purchases in the open market may be at a price more or less than the $10.00 per share offering price. See “Management - New Stock Benefit Plans - Employee Stock Ownership Plan.”

        Priority 3: Supplemental Eligible Account Holders. To the extent that there are sufficient shares remaining after satisfaction of subscriptions by Eligible Account Holders and our employee stock ownership plan, each Supplemental Eligible Account Holder will receive, without payment, third priority, nontransferable subscription rights to subscribe for common stock in the subscription offering up to the greater of:

(1)	$150,000 (15,000 shares) of common stock offered, or

(2)	15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of common stock to be issued by a fraction, of which the numerator is the amount of the Supplemental Eligible Account Holder’s qualifying deposit and the denominator of which is the total amount of qualifying deposits of all Supplemental Eligible Account Holders, in each case as of the close of business on _______________ __, 2007 (the “Supplemental Eligibility Record Date”), subject to the overall purchase limitations. See “- Limitations on Common Stock Purchases.”

        If there are not sufficient shares available to satisfy all subscriptions of all Supplemental Eligible Account Holders, available shares first will be allocated among subscribing Supplemental Eligible Account Holders so as to permit each such Supplemental Eligible Account Holder, to the extent possible, to purchase a number of shares sufficient to make his total allocation equal to the lesser of the number of shares subscribed for or 100 shares. Thereafter, any shares remaining available will be allocated among the Supplemental Eligible Account Holders whose subscriptions remain unfilled in the proportion that the amounts of their respective qualifying deposits bear to the total amount of qualifying deposits of all subscribing Supplemental Eligible Account Holders whose subscriptions remain unfilled, provided that no fractional shares shall be issued.

        To ensure proper allocation of stock, each Supplemental Eligible Account Holder must list on his subscription order form all accounts in which he has an ownership interest. Failure to list an account could result in fewer shares being allocated than if all accounts had been disclosed. The subscription rights of Supplemental Eligible Account Holders who are also our directors or officers or their associates will be subordinated to the subscription rights of other Supplemental Eligible Account Holders to the extent attributable to increased deposits in the year preceding December 31, 2005.

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        Priority 4: Other Depositors. To the extent that there are sufficient shares remaining after satisfaction of subscriptions by Eligible Account Holders, our employee stock ownership plan and Supplemental Eligible Account Holders, each Other Depositor (depositors as of _____ __, 2007) will receive, without payment therefor, fourth priority, nontransferable subscription rights to purchase up to $150,000 (15,000 shares) of common stock offered, subject to the overall purchase limitations. See “- Limitations on Common Stock Purchases.”

        In the event the Other Depositors subscribe for a number of shares which, when added to the shares subscribed for by Eligible Account Holders, our employee stock ownership plan and Supplemental Eligible Account Holders, is in excess of the total number of shares of common stock offered in the conversion, shares first will be allocated so as to permit each subscribing Other Depositor, to the extent possible, to purchase a number of shares sufficient to make his total allocation equal to the lesser of the number of shares subscribed for or 100 shares. Thereafter, any remaining shares will be allocated among such subscribing Other Depositors whose orders remain unfilled on an equal number of shares basis per order until all the remaining shares have been allocated, provided that no fractional shares shall be issued and subject to the overall purchase limitations. See “—Limitations on Common Stock Purchases.”

        To ensure proper allocation of stock, each Other Depositor must list on his subscription order form all accounts in which he has an ownership interest. Failure to list an account could result in fewer shares being allocated than if all accounts had been disclosed. The subscription rights of Other Depositors who are also our directors or officers or their associates will be subordinated to the subscription rights of Other Depositors to the extent attributable to increased deposits in the year preceding December 31, 2005.

        Expiration Date for the Subscription Offering. The subscription offering will expire at __:00 _.m., Eastern Time, on _______________ __, 2007 (the “expiration date”), unless extended for up to 45 days or for such additional periods by us, with any required regulatory approval or non-objection. The subscription offering may not be extended beyond _______________ __, 2009. Subscription rights which have not been exercised prior to the expiration date (unless extended) will become void.

        We will not execute orders until at least the minimum number of shares of common stock (892,500 shares) have been subscribed for or otherwise sold. If all shares have not been subscribed for or sold within 45 days after the expiration date, unless such period is extended with any required regulatory approval or non-objection, all funds delivered to Quaint Oak Bank pursuant to the subscription offering will be returned promptly to the subscribers with interest and all withdrawal authorizations will be canceled. If an extension beyond the 45-day period following the expiration date is granted (which is _______________ __, 2007), we will notify subscribers of the extension of time and subscribers will have the right to modify or rescind their subscriptions. If we do not receive an affirmative response from a subscriber to any resolicitation, the subscriber’s order will be rescinded and all funds received will be returned promptly with interest, or deposit account withdrawal authorizations will be cancelled.

        Community Offering. To the extent that shares remain available for purchase after satisfaction of all subscriptions of Eligible Account Holders, the employee stock ownership plan, Supplemental Eligible Account Holders and Other Depositors, we may elect to offer shares, at $10.00 per share, to certain members of the general public, with preference given to natural persons residing in Bucks County, Pennsylvania (“Preferred Subscribers”). If commenced, the community offering may commence concurrently with or subsequent to the subscription offering and will expire not later than 45 days subsequent to the subscription offering. If we conduct a community offering, such persons may purchase up to $150,000 of common stock (15,000 shares) subject to the maximum purchase limitations. See “- Limitations on Common Stock Purchases.” This amount may be increased at our sole discretion. The opportunity to subscribe for shares of common stock in the community offering category will be subject to our right in our sole discretion, to accept or reject any such orders in whole or in part either at the time of receipt of an order or as soon as practicable following the expiration date.

        If there are not sufficient shares available to fill the orders of Preferred Subscribers, such stock will be allocated first to each Preferred Subscriber whose order is accepted by us, in an amount equal to the lesser of 100 shares or the number of shares subscribed for by each such Preferred Subscriber, if possible. Thereafter, any remaining shares will be allocated among the Preferred Subscribers whose orders remain unsatisfied on an equal number of shares basis per order until all the remaining shares have been allocated, provided that no fractional shares shall be issued and subject to the overall purchase limitations. If there are any shares remaining, shares will be allocated to other members of the

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general public who subscribe in the community offering applying the same allocation described above for Preferred Subscribers.

        Syndicated Community or Underwritten Public Offering. The plan of conversion provides that, if necessary, all shares of common stock not purchased in the subscription offering and community offering may be offered for sale to the general public in a syndicated community offering to be managed by Ryan Beck & Co., Inc., acting as our agent. In such capacity, Ryan Beck & Co., Inc., may form a syndicate of other broker-dealers. Alternatively, we may sell any remaining shares in an underwritten public offering. However, we retain the right to accept or reject, in whole or in part, any orders in the syndicated community offering or underwritten public offering. Neither Ryan Beck & Co., Inc. nor any registered broker-dealer will have any obligation to take or purchase any shares of the common stock in the syndicated community offering. However, Ryan Beck & Co., Inc., has agreed to use its best efforts in the sale of shares in any syndicated community offering. The syndicated community offering would terminate no later than 45 days after the expiration of the subscription offering, unless extended by us, with any required regulatory approval or non-objection.

        Common stock sold in the syndicated community offering will be sold at a purchase price of $10.00 per share. Purchasers in the syndicated community offering are eligible to purchase up to $150,000 of common stock (which equals 15,000 shares). We may begin the syndicated community offering or underwritten public offering at any time following the commencement of the subscription offering.

        The opportunity to subscribe for shares of common stock in the syndicated community offering or underwritten public offering is subject to our right in our sole discretion to accept or reject orders, in whole or part, either at the time of receipt of an order or as soon as practicable following the expiration date of the offering. If your order is rejected in part, you will not have the right to cancel the remainder of your order.

        The syndicated community offering, if held, will be managed by Ryan Beck & Co., Inc. acting as our agent. See “—Plan of Distribution and Marketing Arrangements” below for a discussion of fees associated with a syndicated community offering. In such capacity, Ryan Beck & Co., Inc., may form a syndicate of other broker-dealers who are National Association of Securities Dealers, Inc. member firms. Neither Ryan Beck & Co., Inc. nor any registered broker-dealer will have any obligation to take or purchase any shares of the common stock in the syndicated community offering. The syndicated community offering will be conducted in accordance with certain Securities and Exchange Commission rules applicable to best efforts offerings. Generally under those rules, Ryan Beck & Co., Inc., a broker-dealer, will deposit funds it receives prior to closing from interested investors into a separate non-interest-bearing bank account. If and when all the conditions for the closing are met, funds for common stock sold in the syndicated community offering will be promptly delivered to us. If the offering is consummated, but some or all of an interested investor’s funds are not accepted by us, those funds will be returned to the interested investor promptly, without interest. If the offering is not consummated, funds in the account will be promptly returned, without interest, to the potential investor. Normal customer ticketing will be used for order placement. In the syndicated community offering, order forms will not be used.

        If we are unable to find purchasers from the general public for all unsubscribed shares, we will make other purchase arrangements, if feasible. Other purchase arrangements must receive any required regulatory approval or non-objection and may include purchases by directors, officers and their associates in excess of the proposed management purchases discussed earlier, although no such increased purchases are currently anticipated. If other purchase arrangements cannot be made, we may terminate the offering and promptly return all funds; set a new offering range, notify all subscribers and give them the opportunity to confirm, cancel or change their orders; or take such other actions as may be permitted with any required regulatory approval or non-objection.

Persons Who Cannot Exercise Subscription Rights

        We will make reasonable efforts to comply with the securities laws of all states in the United States in which persons entitled to subscribe for stock pursuant to the plan of conversion reside. However, we are not required to offer stock in the subscription offering to any person who resides in a foreign country or resides in a state of the United States with respect to which:

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•	the number of persons otherwise eligible to subscribe for shares under the plan of conversion who reside in such jurisdiction is small;
•	the granting of subscription rights or the offer or sale of shares of common stock to such persons would require us, or our officers, directors or employees, under the laws of such jurisdiction, to register as a broker, dealer, salesman or selling agent or to register or otherwise qualify its securities for sale in such jurisdiction or to qualify as a foreign corporation or file a consent to service of process in such jurisdiction; or
•	such registration, qualification or filing in our judgment would be impracticable or unduly burdensome for reasons of costs or otherwise.

        Where the number of persons eligible to subscribe for shares in one state is small, we will base our decision as to whether or not to offer the common stock in such state on a number of factors, including but not limited to the size of accounts held by account holders in the state, the cost of registering or qualifying the shares or the need to register us, or our officers, directors or employees as brokers, dealers or salesmen.

Limitations on Common Stock Purchases

        The plan of conversion includes the following limitations on the number of shares of common stock which may be purchased in the conversion:

(1)	No fewer than 25 shares of common stock may be purchased, to the extent such shares are available;

(2)	Each Eligible Account Holder may subscribe for and purchase in the subscription offering up to the greater of (a) $150,000 (15,000 shares) of common stock, or (b) 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of common stock offered by a fraction, of which the numerator is the amount of the qualifying deposit of the Eligible Account Holder and the denominator is the total amount of qualifying deposits of all Eligible Account Holders, in each case as of the close of business on the Eligibility Record Date, with clause (a) above subject to the overall limitation in clause (7) below;

(3)	Our employee stock ownership plan may purchase up to 8% of the aggregate number of shares of common stock to be issued in the offering and any additional shares issued in the event of an increase in the offering range;

(4)	Each Supplemental Eligible Account Holder may subscribe for and purchase in the Subscription Offering up to the greater of (a) $150,000 (15,000 shares) of common stock, or (b) 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of common stock offered by a fraction, of which the numerator is the amount of the qualifying deposit of the Supplemental Eligible Account Holder and the denominator is the total amount of qualifying deposits of all Supplemental Eligible Account Holders, in each case as of the close of business on the Supplemental Eligibility Record Date, with clause (a) above subject to the overall limitation in clause (7) below;

(5)	Each Other Depositor may subscribe for and purchase up to $150,000 (15,000 shares) of common stock offered, subject to the overall limitation in clause (7) below;

(6)	Each person may purchase in the community offering or syndicated community offering, up to $150,000 (15,000 shares) of common stock offered, subject to the overall limitation in clause (7) below;

(7)	Except for our employee stock ownership plan and certain Eligible Account Holders and Supplemental Eligible Account Holders whose subscription rights are based upon the amount of their deposits, the maximum number of shares of common stock subscribed for or purchased in

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all categories of the offering by any person, together with associates of and groups of persons acting in concert with such persons, shall not exceed $250,000 (25,000 shares); and

(8)	No more than 34% of the total number of shares offered for sale in the conversion may be purchased by our directors and officers and their associates in the aggregate, excluding purchases by our employee stock ownership plan.

        The $150,000 purchase limitation applies to one person, or persons exercising subscription rights through a single qualifying deposit account held jointly.

        Subject to any required regulatory approval and the requirements of applicable laws and regulations, but without further approval of the depositors of Quaint Oak Bank, the individual amount permitted to be subscribed for and the overall purchase limitations may be increased or decreased, however such increase will not exceed 5% of the total shares offered. If either of such amounts is increased, subscribers for the maximum amount will be given the opportunity to increase their subscriptions up to the then applicable limit. If either of such amounts is decreased, subscribers for the maximum amount will be decreased by the minimum amount necessary so that the subscriber will be in compliance with the new maximum limitation.

        In the event of an increase in the total number of shares of common stock offered in the conversion due to an increase in the offering range of up to 15%, the additional shares will be allocated in the following order of priority in accordance with the plan of conversion:

(1)	in the event that there is an oversubscription by Eligible Account Holders, to fill unfulfilled subscriptions of Eligible Account Holders;

(2)	to fill our employee stock ownership plan’s subscription of 8% of the adjusted maximum number of shares;

(3)	in the event that there is an oversubscription by Supplemental Eligible Account Holders, to fill unfulfilled subscriptions of Supplemental Eligible Account Holders;

(4)	in the event that there is an oversubscription by Other Depositors, to fill unfulfilled subscriptions of Other Depositors; and

(5)	to fill unfulfilled subscriptions in the community offering to the extent possible.

        The term “associate” of a person is defined to include the following:

(1)	any corporation or other organization (other than Quaint Oak Bancorp, Quaint Oak Bank or a majority-owned subsidiary of Quaint Oak Bank) of which such person is a director, officer or partner or is directly or indirectly the beneficial owner of 10% or more of any class of equity securities;

(2)	any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, provided, however, that such term shall not include any tax-qualified employee stock benefit plan in which such person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity; and

(3)	any relative or spouse of such person, or any relative of such spouse, who either has the same home as such person or who is a director or officer of us or any of our subsidiaries.

        The term “acting in concert” is defined to mean (1) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement, or (2) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. We may presume that certain persons are acting in concert based upon, among other things, joint account

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relationships, common addresses on our records and the fact that such persons have filed joint Schedules 13D or 13G with the Securities and Exchange Commission with respect to other companies.

Plan of Distribution and Marketing Arrangements

        Offering materials have been initially distributed by mail to persons eligible to subscribe in the subscription offering. Additional copies are available through the stock information center.

        We have engaged Ryan Beck & Co., Inc., a broker-dealer registered with the National Association of Securities Dealers, as a financial and marketing advisor in connection with the offering of our common stock. In its role as financial and marketing advisor, Ryan Beck & Co., Inc. will assist us in the offering as follows:

•	acting as our financial advisor for the stock offering;
•	educating our employees about the stock offering;
•	managing the Stock Information Center and providing administrative services;
•	targeting our sales efforts, including assisting in the preparation of marketing materials;
•	soliciting orders for common stock; and
•	assisting in soliciting proxies of Quaint Oak’s voting depositors.

        For these services, Ryan Beck & Co., Inc. will receive a fee of $135,000. We will also reimburse Ryan Beck & Co., Inc. for its legal fees and expenses associated with this marketing effort, up to a maximum of $45,000 without the consent of Quaint Oak. If the plan of conversion is terminated or if Ryan Beck & Co., Inc. terminates its agreement with us in accordance with the provisions of the agreement, Ryan Beck & Co., Inc. will receive reimbursement of its reasonable out-of-pocket expenses plus $25,000. We will indemnify Ryan Beck & Co., Inc. against liabilities and expenses (including legal fees) incurred in connection with certain claims or liabilities arising out of or based upon untrue statements or omissions contained in the offering materials for the common stock, including liabilities under the Securities Act of 1933.

        Ryan Beck & Co., Inc. has not prepared any report or opinion constituting a recommendation or advice to us or to persons who subscribe for common stock, nor has it prepared an opinion as to the fairness to us of the purchase price or the terms of the common stock to be sold. Ryan Beck & Co., Inc. expresses no opinion as to the prices at which common stock to be issued may trade.

        Our directors and executive officers may participate in the solicitation of offers to purchase common stock. Trained employees may participate in the offering in ministerial capacities, providing clerical work in effecting a sales transaction or answering questions of a ministerial nature. Questions of prospective purchasers regarding the offering process will be directed to registered representatives of Ryan Beck & Co., Inc. We will rely on Rule 3a4-1 of the Securities Exchange Act of 1934, as amended, so as to permit officers, directors, and employees to participate in the sale of the common stock. No officer, director, or employee will be compensated for his participation by the payment of commissions or other remuneration based either directly or indirectly on the transactions in the common stock.

Procedure for Purchasing Shares in the Subscription and Community Offerings

        To ensure that each purchaser in the subscription and community offering receives a prospectus at least 48 hours before the applicable expiration date, unless extended, in accordance with Rule 15c2-8 of the Securities Exchange Act of 1934, no prospectus will be mailed any later than five days prior to such date or hand delivered any later than two days prior to such date. Execution of the stock order form will confirm receipt or delivery in accordance with Rule 15c2-8. Order forms will only be distributed with or preceded by a prospectus.

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3

        To purchase shares in the Subscription Offering, an executed stock order form with the required payment for each share subscribed for, or with appropriate authorization for withdrawal from a deposit account at Quaint Oak (which may be given by completing the appropriate blanks in the order form), must be received by the stock information center by 12:00 noon, Eastern time, on _______________ __, 2007, unless extended. We are not required to accept stock order forms which are executed defectively, are unsigned or are received without full payment, or appropriate withdrawal instructions or are facsimiles or copies of order forms. Once received, an executed order form may not be modified, amended or rescinded without our consent, unless the conversion has not been completed within 45 days after the end of the subscription offering, unless such period has been extended.

        In order to ensure that Eligible Account Holders, Supplemental Eligible Account Holders and Other Depositors are properly identified as to their stock purchase priority, depositors as of the close of business on the Eligibility Record Date (December 31, 2005), the Supplemental Eligibility Record Date (_______________ __, 2007) and depositors as of the close of business on _______________ __, 2007, must list all accounts on the stock order form as of their applicable eligibility date, giving all names in each account and the account numbers. Failure to list all deposit accounts or providing incorrect information, may result in loss of all or part of your common stock allocation, in the even of oversubscription. When completing your stock order form, to preserve your subscription rights, you should not add the name(s) of persons who do not have subscription rights or who qualify in a lower subscription offering priority than you do.

        Payment may be made (1) by personal check, bank check or money order, or (2) by authorization of withdrawal from the types of Quaint Oak deposit accounts provided for on the stock order form. In the case of payments made by personal check, these funds must be in the account when the order form is received. Interest will be paid on payments made by check or money order, calculated at Quaint Oak’s passbook rate of interest, from the date payment is received until the offering is completed. Cash, wire transfers or third party checks may not be remitted as payment. Funds received before completion of the offering, up to the minimum of the offering range, will be maintained at Quaint Oak. Funds received in excess of the minimum of the offering range may be maintained at Quaint Oak, or at our discretion, in an escrow account at an independent insured depository institution.

        Appropriate means for designating direct withdrawals from deposit accounts at Quaint Oak are provided in the order form. The funds designated must be available in your account(s) at the time the order form is received. A hold will be placed on the funds, making them unavailable to you during the offering, but interest will continue to accrue in the account at the contractual rate. The funds designated for the purpose of stock will be withdrawn upon completion of the offering.

        We will waive any applicable penalties for early withdrawal from certificate accounts. If the remaining balance in a certificate account is reduced below the applicable minimum balance requirement at the time that the funds actually are transferred under the authorization, the certificate will be canceled at the time of the withdrawal, without penalty, and the remaining balance will earn interest at the passbook rate.

        Our employee stock ownership plan will not be required to pay for the shares subscribed for at the time it subscribes. Instead, our employee stock ownership plan may pay for the shares of common stock subscribed for by it at the $10.00 purchase price upon completion of the offering provided that there is a valid loan commitment in force from the time of its subscription until completion. The loan commitment may be from Quaint Oak Bancorp or an unrelated financial institution.

        We may, in our sole discretion, permit institutional investors to submit irrevocable orders together with the legally binding commitment for payment and to thereafter pay for such shares of common stock for which they subscribe in the community offering at any time before the 48 hours prior to the completion of the offering. This payment may be made by wire transfer. Our interpretation of the terms and conditions of the plan of conversion and of the acceptability of the order forms will be final.

        Using Individual Retirement Account Funds. If you wish to use some or all of the funds in your individual retirement account at Quaint Oak, the applicable funds must be transferred to a self-directed retirement account maintained by an independent trustee, such as a brokerage firm. If you do not have such an account, you will need to establish one before placing your stock order. An annual administration fee may be payable to the

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independent trustee. Because individual circumstances differ and processing of retirement fund orders takes additional time, we recommend that you contact the stock information center promptly, preferably at least two weeks prior to the _____ __, 2007 offering deadline, to discuss the possibility of using your Quaint Oak individual retirement account or other retirement account held a Quaint Oak or elsewhere. Whether you may use such funds for the purchase of shares in the offering may depend on timing constraints and, possibly, limitations imposed when funds are held.

        Stock Information Center. If you have any questions regarding the offering or the conversion, please call the Stock Information Center at [__ __-____]. You may also visit our Stock Information Center, which is located at our corporate office, 607 Lakeside Drive, Southampton, Pennsylvania 18966. This location will accept stock order forms and proxy cards, and will have supplies of offering materials. The Stock Information Center is open Monday through Friday, except for bank holidays, from __:00 a.m. to __:00 p.m., Eastern time.

Restrictions on Transfer of Subscription Rights and Shares

        You may not transfer or enter into any agreement or understanding to transfer the legal or beneficial ownership of your subscription rights issued under the plan of conversion or the shares of common stock to be issued upon their exercise. You may exercise your subscription rights only for your own account. If you exercise your subscription rights, you will be required to certify that you are purchasing shares solely for your own account and that you have no agreement or understanding regarding the sale or transfer of such shares. Federal regulations also prohibit any person from offering or making an announcement of an offer or intent to make an offer to purchase such subscription rights or shares of common stock prior to the completion of the conversion.

        We will pursue any and all legal and equitable remedies in the event we become aware of the transfer of subscription rights and will not honor orders known by us to involve the transfer of such rights.

 Liquidation Rights of Certain Depositors

        In the unlikely event of a complete liquidation of Quaint Oak Savings Bank in its present mutual form, each of our depositors would receive his pro rata share of any of our assets remaining after payment of claims of all creditors (including the claims of all depositors to the withdrawal value of their accounts). Each depositor’s pro rata share of such remaining assets would be in the same proportion as the value of his deposit account was to the total value of all deposit accounts at the time of liquidation. After the conversion, each depositor, in the event of a complete liquidation of Quaint Oak Bank, would have a claim as a creditor of the same general priority as the claims of all other general creditors of Quaint Oak Bank. However, except as described below, his claim would be solely in the amount of the balance in his deposit account plus accrued interest. The depositor would not have an interest in the value or assets of Quaint Oak Bank above that amount.

        The plan of conversion provides for the establishment, upon the completion of the conversion, of a special “liquidation account” for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders in an amount equal to our net worth as of the date of its latest statement of financial condition contained in the final prospectus utilized in the conversion. As of December 31, 2006, the initial balance of the liquidation account would be approximately $__________ million. Each Eligible Account Holder and Supplemental Eligible Account Holder, if he were to continue to maintain his deposit account at Quaint Oak Bank, would be entitled, upon a complete liquidation of Quaint Oak Bank after the conversion, to an interest in the liquidation account prior to any payment to Quaint Oak Bancorp as the sole shareholder of Quaint Oak Bank. Each Eligible Account Holder and Supplemental Eligible Account Holder would have an initial interest in such liquidation account for each deposit account, including passbook accounts, interest-bearing checking accounts, money market deposit accounts, and certificates of deposit, held in Quaint Oak Bank at the close of business on December 31, 2005 or _______________ __, 2007, as the case may be. Each Eligible Account Holder and Supplemental Eligible Account Holder will have a pro rata interest in the total liquidation account for each of his deposit accounts based on the proportion that the balance of each such deposit account on the December 31, 2005, eligibility record date (or the _______________ __, 2007 supplemental eligibility record date, as the case may be) bore to the balance of all deposit accounts in Quaint Oak Bank on such dates. For deposit accounts in existence at both the December 31, 2005 eligibility record date and the _______________ __, 2007 supplemental eligibility record date, separate initial sub-account balances will be determined for such accounts on each of the respective dates. The liquidation account will be an off balance sheet

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memorandum account. The balance of the liquidation account will not be reflected in our published financial statements.

        If, however, on any December 31 annual closing date, commencing December 31, 2007, the amount in any deposit account is less than the amount in such deposit account on December 31, 2005 or _______________ __, 2007, as the case may be, or any other annual closing date, then the interest in the liquidation account relating to such deposit account would be reduced by the proportion of any such reduction, and such interest will cease to exist if such deposit account is closed. In addition, no interest in the liquidation account would ever be increased despite any subsequent increase in the related deposit account. Any assets remaining after the claims of general creditors (including the claims of all depositors to the withdrawal value of their accounts) and the above liquidation rights of Eligible Account Holders and Supplemental Eligible Account Holders are satisfied would be distributed to Quaint Oak Bancorp as the sole shareholder of Quaint Oak Bank.

Tax Aspects

        Completion of the conversion is expressly conditioned upon prior receipt of either a ruling or an opinion of counsel with respect to federal tax laws, and either a ruling or an opinion with respect to Pennsylvania tax laws, to the effect that consummation of the transactions contemplated hereby will not result in a taxable reorganization under the provisions of the applicable codes or otherwise result in any adverse tax consequences to us or to account holders receiving subscription rights, except to the extent, if any, that subscription rights are deemed to have fair market value on the date such rights are issued.

        Elias, Matz, Tiernan & Herrick L.L.P., Washington, D.C., has issued an opinion to us that, for federal income tax purposes:

(1)	Our change in form from mutual to stock ownership will constitute a reorganization under Section 368(a)(1)(F) of the Internal Revenue Code and we will not recognize any gain or loss as a result of the conversion;

(2)	no gain or loss will be recognized by us upon the purchase of Quaint Oak Bank’s capital stock by Quaint Oak Bancorp;

(3)	no gain or loss will be recognized by Eligible Account Holders and Supplemental Eligible Account Holders upon the issuance to them of deposit accounts in Quaint Oak Bank in its stock form plus their interests in the liquidation account in exchange for their deposit accounts in the mutual bank;

(4)	the tax basis of the depositors’ deposit accounts in Quaint Oak Bank immediately after the conversion will be the same as the basis of their deposit accounts immediately prior to the conversion;

(5)	the tax basis of each Eligible Account Holder’s and Supplemental Eligible Account Holder’s interest in the liquidation account will be zero;

(6)	the tax basis to the shareholders of the common stock purchased in the conversion will be the amount paid therefor;

(7)	the holding period for shares of common stock will begin on the date of the exercise of the subscription right and on the day after the date of purchase if purchased in the community offering or syndicated community offering; and

(8)	it is more likely than not that the Eligible Account Holders and Supplemental Eligible Account Holders will not recognize gain upon the issuance to them of withdrawable savings accounts in Quaint Oak Bank following the conversion, interests in the liquidation account and nontransferable subscription rights to purchase Quaint Oak Bancorp common stock in exchange for their savings accounts and proprietary interests in Quaint Oak Bank.

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        In reaching their conclusions in opinions (4), (5) and (8) above, Elias, Matz, Tiernan & Herrick L.L.P. has noted that the subscription rights will be granted at no cost to the recipients, will be legally nontransferable and of short duration, and will provide the recipients with the right only to purchase shares of common stock at the same price to be paid by members of the general public in any community offering. Elias, Matz, Tiernan & Herrick L.L.P. has also noted that RP Financial, LC. has issued a letter dated March 21, 2007, as described below, stating its belief that the subscription rights will have no ascertainable market value. In addition, no cash or property will be given to recipients of the subscription rights in lieu of such rights or to those recipients who fail to exercise such rights. In addition, the IRS was requested in 1993 in a private letter ruling to address the federal tax treatment of the receipt and exercise of nontransferable subscription rights in another conversion and declined to express any opinion. Elias, Matz, Tiernan & Herrick L.L.P. believes because of the factors noted above in this paragraph that it is more likely than not that the nontransferable subscription rights to purchase common stock will have no ascertainable value at the time the rights are granted.

        Beard Miller Company LLP has also advised us that the tax effects of the conversion under Pennsylvania law are substantially the same as they are under federal law.

        In a letter dated March 21, 2007, RP Financial, LC. stated its belief that the subscription rights will have no ascertainable value at the time of distribution or exercise, based on the fact that such rights will be acquired by the recipients without cost, will be nontransferable and of short duration, and will afford the recipients the right only to purchase the common stock at the same price as will be paid by members of the general public in any community offering.

        The issue of whether or not the subscription rights have value is dependent upon all of the facts and circumstances that occur. If the nontransferable subscription rights to purchase common stock are subsequently found to have an ascertainable market value greater than zero, income may be recognized by various recipients of the nontransferable subscription rights (in certain cases, whether or not the rights are exercised) and we may be taxed on the distribution of the nontransferable subscription rights under Section 311 of the Internal Revenue Code. In this event, the nontransferable subscription rights may be taxed partially or entirely at ordinary income tax rates.

        Unlike private rulings, an opinion is not binding on the IRS, and the IRS could disagree with conclusions reached therein. In the event of such disagreement, there can be no assurance that the IRS would not prevail in a judicial or administrative proceeding. Eligible subscribers are encouraged to consult with their own tax advisor as to their own tax consequences in the event that such subscription rights are deemed to have an ascertainable value.

Delivery of Certificates

        Certificates representing Quaint Oak Bancorp common stock issued in the conversion will be mailed by our transfer agent to the persons entitled thereto at the addresses of such persons appearing on the stock order form as soon as practicable following completion of the conversion. Any certificates returned as undeliverable will be held by us until claimed by persons legally entitled thereto or otherwise disposed of in accordance with applicable law. Until certificates for common stock are available and delivered to subscribers, such subscribers may not be able to sell the shares of common stock for which they have subscribed, even though trading of the common stock may have commenced.

Certain Restrictions on Purchase or Transfer of Shares after the Conversion

        All shares of common stock purchased in connection with the conversion by any of our directors or executive officers will be subject to a restriction that the shares not be sold for a period of one year following the conversion, except in the event of the death of such director or executive officer or pursuant to a merger or similar transaction approved by the Pennsylvania Department of Banking. Each certificate for restricted shares will bear a legend giving notice of this restriction on transfer, and appropriate stop-transfer instructions will be issued to our transfer agent. Any shares of common stock issued at a later date within this one year period as a stock dividend, stock split or otherwise with respect to such restricted stock will be subject to the same restrictions. Our directors and executive officers will also be subject to the insider trading rules promulgated pursuant to the Securities Exchange Act of 1934 as long as the common stock is registered pursuant to Section 12(b) of the Securities Exchange Act of 1934.

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        Purchases of our common stock by our directors, executive officers and their associates during the three-year period following completion of the conversion may be made only through a broker or dealer registered with the SEC, except with the prior written approval of the Pennsylvania Department of Banking. This restriction does not apply, however, to negotiated transactions involving more than 1% of our outstanding common stock or to certain purchases of stock pursuant to an employee stock benefit plan, such as our employee stock ownership plan, or by any non-tax-qualified employee stock benefit plan, such as the recognition plan.

        Any repurchases of common stock by us in the future will be subject to the receipt of any necessary regulatory approvals or non-objection during the first year after the conversion.

RESTRICTIONS ON ACQUISITION OF QUAINT OAK BANCORP AND QUAINT OAK BANK
AND RELATED ANTI-TAKEOVER PROVISIONS

Restrictions in Quaint Oak Bancorp’s Articles of Incorporation and Bylaws and Pennsylvania Law

        Certain provisions of Quaint Oak Bancorp’s articles of incorporation and bylaws and Pennsylvania law which deal with matters of corporate governance and rights of shareholders might be deemed to have a potential anti-takeover effect. Provisions in Quaint Oak Bancorp’s articles of incorporation and bylaws provide, among other things:

•	that Quaint Oak Bancorp’s board of directors shall be divided into classes with only one-third of its directors standing for reelection each year;
•	that special meetings of shareholders may only be called by Quaint Oak Bancorp’s board of directors;
•	that shareholders generally must provide Quaint Oak Bancorp advance notice of shareholder proposals and nominations for director and provide certain specified related information in the proposal;
•	that any merger or similar transaction be approved by a super-majority vote (75%) of shareholders entitled to vote unless it has previously been approved by at least two-thirds of Quaint Oak Bancorp’s directors;
•	that no person may acquire or offer to acquire more than 10% of the issued and outstanding shares of any class of Quaint Oak Bancorp’s equity securities; and
•	the board of directors shall have the authority to issue shares of authorized but unissued common stock and preferred stock and to establish the terms of any one or more series of preferred stock, including voting rights.

        Provisions of the Pennsylvania Business Corporation Law, which is referred to as the PBCL in this document, applicable to Quaint Oak Bancorp provide, among other things, that

•	Quaint Oak Bancorp may not engage in a business combination with an “interested shareholder,” generally a holder of 20% of a corporation’s voting stock, during the five-year period after the interested shareholder became such except under certain specified circumstances;
•	holders of common stock may object to a “control transaction” involving Quaint Oak Bancorp, generally the acquisition by a person or group of persons acting in concert of at least 20% of the outstanding voting stock of a corporation, and demand that they be paid a cash payment for the “fair value” of their shares from the “controlling person or group;” and
•	any “profit,” as defined, realized by any person or group who is or was a “controlling person or group” with respect to Quaint Oak Bancorp from the disposition of any of Quaint Oak Bancorp’s

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equity securities to any person shall belong to and be recoverable by Quaint Oak Bancorp when the profit is realized in a specified manner.

        Pennsylvania-chartered corporations may exempt themselves from these anti-takeover provisions. Quaint Oak Bancorp’s articles of incorporation do not provide for exemption from the applicability of these provisions. The PBCL includes additional anti-takeover provisions from which Quaint Oak Bancorp has elected to exempt itself from as provided in its articles of incorporation.

        The provisions noted above as well as others discussed below may have the effect of discouraging a future takeover attempt which is not approved by Quaint Oak Bancorp’s board of directors but which individual shareholders may consider to be in their best interests or in which shareholders may receive a substantial premium for their shares over the then current market price. As a result, shareholders who might wish to participate in such a transaction may not have an opportunity to do so. The provisions may also render the removal of Quaint Oak Bancorp’s board of directors or management more difficult. Furthermore, such provisions could render Quaint Oak Bancorp being deemed less attractive to a potential acquiror and/or could result in Quaint Oak Bancorp’s shareholders receiving a lesser amount of consideration for their shares of Quaint Oak Bancorp common stock than otherwise could have been available either in the market generally and/or in a takeover.

        A more detailed discussion of these and other provisions of Quaint Oak Bancorp’s articles of incorporation and bylaws and the PBCL is set forth below.

        Board of Directors. Quaint Oak Bancorp’s articles of incorporation and bylaws require the board of directors to be divided into three classes as nearly equal in number as possible and that the members of each class will be elected for a term of three years and until their successors are elected and qualified, with one class being elected annually. Holders of Quaint Oak Bancorp common stock will not have cumulative voting in the election of directors.

        Under Quaint Oak Bancorp’s articles of incorporation, any vacancy occurring in its board of directors, including any vacancy created by reason of an increase in the number of directors, may be filled by a majority vote of the remaining directors, whether or not a quorum is present, or by a sole remaining director. Any director so chosen shall hold office for the remainder of the term to which the director has been elected and until his or her successor is elected and qualified.

        Quaint Oak Bancorp’s articles of incorporation provide that any director may be removed by shareholders only for cause at a duly constituted meeting of shareholders called expressly for that purpose upon the vote of the holders of not less than a majority of the total votes eligible to be cast by shareholders. Cause for removal shall exist only if the director whose removal is proposed has been either declared incompetent by order of a court, convicted of a felony or an offense punishable by imprisonment for a term of more than one year by a court of competent jurisdiction, or deemed liable by a court of competent jurisdiction for gross negligence or misconduct in the performance of such directors’ duties to Quaint Oak Bancorp.

        Consideration of Interests. The PBCL provides that in discharging the duties of their respective positions, including in the context of evaluating an offer to acquire Quaint Oak Bancorp, the board of directors, committees of the board and individual directors of a business corporation may, in considering Quaint Oak Bancorp’s best interests, consider the following:

•	the effects of any action upon Quaint Oak Bancorp’s employees, suppliers and customers;
•	the effects of the action upon communities in which offices or other establishments of the corporation are located; and
•	any other factors Quaint Oak Bancorp may consider important.

        Limitations on Liability. Quaint Oak Bancorp’s articles of incorporation provide that the personal liability of its directors and officers for monetary damages shall be eliminated to the fullest extent permitted by the PBCL as it exists on the effective date of the articles of incorporation or as such law may be thereafter in effect. Section 1713

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of the PBCL currently provides that directors, but not officers, of corporations that have adopted such a provision will not be so liable, unless:

•	the director has breached or failed to perform the duties of his office in accordance with the PBCL; and
•	the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

        This provision would absolve directors of personal liability for monetary damages for negligence in the performance of their duties, including gross negligence. It would not permit a director to be exculpated, however, for liability for actions involving conflicts of interest or breaches of the traditional “duty of loyalty” to Quaint Oak Bancorp and its shareholders, and it would not affect the availability of injunctive or other equitable relief as a remedy.

        If Pennsylvania law is amended in the future to provide for greater limitations on the personal liability of directors or to permit corporations to limit the personal liability of officers, the provision in Quaint Oak Bancorp’s articles of incorporation limiting the personal liability of directors and officers would automatically incorporate such amendments to the law without further action by shareholders. Similarly, if Pennsylvania law is amended in the future to restrict the ability of a corporation to limit the personal liability of directors, Quaint Oak Bancorp’s articles of incorporation would automatically incorporate such restrictions without further action by shareholders.

        The provision limiting the personal liability of Quaint Oak Bancorp’s directors does not eliminate or alter the duty of Quaint Oak Bancorp’s directors; it merely limits personal liability for monetary damages to the extent permitted by the PBCL. Moreover, it applies only to claims against a director arising out of his role as a director; it currently does not apply to claims arising out of his role as an officer, if he is also an officer, or arising out of any other capacity in which he serves because the PBCL does not authorize such a limitation of liability. Such limitation also does not apply to the responsibility or liability of a director pursuant to any criminal statute, or the liability of a director for the payment of taxes pursuant to federal, state or local law.

        The provision in Quaint Oak Bancorp’s articles of incorporation which limits the personal liability of directors is designed to ensure that the ability of Quaint Oak Bancorp’s directors to exercise their best business judgment in managing Quaint Oak Bancorp’s affairs is not unreasonably impeded by exposure to the potentially high personal costs or other uncertainties of litigation. The nature of the tasks and responsibilities undertaken by directors of publicly-held corporations often require such persons to make difficult judgments of great importance which can expose such persons to personal liability, but from which they will acquire no personal benefit. In recent years, litigation against publicly-held corporations and their directors and officers challenging good faith business judgments and involving no allegations of personal wrongdoing has become common. Such litigation regularly involves damage claims in huge amounts which bear no relationship to the amount of compensation received by the directors or officers, particularly in the case of directors who are not employees of the corporation. The expense of such litigation, whether it is well-founded or not, can be enormous. The provision of Quaint Oak Bancorp’s articles of incorporation relating to director liability is intended to reduce, in appropriate cases, the risk incident to serving as a director and to enable Quaint Oak Bancorp to elect and retain the persons most qualified to serve as directors.

        Indemnification of Directors, Officers, Employees and Agents. Quaint Oak Bancorp’s bylaws provide that Quaint Oak Bancorp shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of Quaint Oak Bancorp, or is or was serving at Quaint Oak Bancorp’s request as a representative of another domestic or foreign corporation for profit or non-profit, partnership, joint venture, trust or other enterprise, against expenses, including attorney’s fees actually and reasonably incurred by him in connection with the defense or settlement of the action or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, Quaint Oak Bancorp’s best interests and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. Similar rights to indemnification are provided in the case of derivative and other actions by or in the right of Quaint Oak Bancorp. Indemnification shall not be made with respect to an action by or in the right of Quaint Oak Bancorp as to which the person has been adjudged to be liable to Quaint Oak Bancorp unless and only to the extent that the proper court determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case,

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the person is fairly and reasonably entitled to indemnity for the expenses that the court deems proper. Quaint Oak Bancorp’s bylaws further provide that to the extent that Quaint Oak Bancorp’s representative has been successful on the merits or otherwise in defense of any action or proceeding or in defense of any claim, issue or matter therein, he shall be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection therewith. Unless otherwise ordered by a court, any indemnification shall be made by Quaint Oak Bancorp only as authorized in the specific case upon a determination that indemnification is proper in the circumstance because such person has met the applicable standard of conduct set forth in the bylaws. Expenses, including attorney’s fees, incurred in defending any action or proceeding shall be paid by Quaint Oak Bancorp in advance of the final disposition of the action or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that he is not entitled to be indemnified by Quaint Oak Bancorp.

        Special Meetings of Shareholders. Quaint Oak Bancorp’s articles of incorporation contain a provision pursuant to which, except as otherwise provided by law, special meetings of its shareholders may be called only by the board of directors pursuant to a resolution approved by a majority of the directors then in office.

        Shareholder Nominations and Proposals. Quaint Oak Bancorp’s bylaws provide that, subject to the rights of the holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation, all nominations for election to the board of directors, other than those made by the board or a committee thereof, shall be made by a shareholder who has complied with the notice provisions in the bylaws. Written notice of a shareholder nomination must be communicated to the attention of the secretary and either delivered to, or mailed and received at, Quaint Oak Bancorp’s principal executive offices not later than (a) with respect to an annual meeting of shareholders, 120 days prior to the anniversary date of the mailing of proxy materials by Quaint Oak Bancorp in connection with the immediately preceding annual meeting of shareholders, or in the case of the first annual meeting following the conversion, by December15, 2007.

        Quaint Oak Bancorp’s bylaws also provide that only such business as shall have been properly brought before an annual meeting of shareholders shall be conducted at the annual meeting. To be properly brought before an annual meeting, business must be specified in the notice of the meeting, or any supplement thereto, given by or at the direction of the board of directors, or otherwise properly brought before the meeting by a shareholder. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to Quaint Oak Bancorp’s secretary. To be timely, a shareholder’s notice must be delivered to or mailed and received at Quaint Oak Bancorp’s principal executive offices not later than 120 days prior to the anniversary date of the mailing of proxy materials by Quaint Oak Bancorp in connection with the immediately preceding annual meeting of shareholders, or, in the case of the first annual meeting of shareholders following the conversion, by December 15, 2007. Quaint Oak Bancorp’s bylaws also require that the notice must contain certain information in order to be considered. The board of directors may reject any shareholder proposal not made in accordance with the bylaws. The presiding officer of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with Quaint Oak Bancorp’s bylaws, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

        The procedures regarding shareholder proposals and nominations are intended to provide Quaint Oak Bancorp’s board of directors with the information deemed necessary to evaluate a shareholder proposal or nomination and other relevant information, such as existing shareholder support, as well as the time necessary to consider and evaluate such information in advance of the applicable meeting. The proposed procedures, however, will give incumbent directors advance notice of a business proposal or nomination. This may make it easier for the incumbent directors to defeat a shareholder proposal or nomination, even when certain shareholders view such proposal or nomination as in the best interests of Quaint Oak Bancorp or its shareholders.

        Shareholder Action Without a Meeting. Quaint Oak Bancorp’s articles of incorporation provide that any action permitted to be taken by the shareholders at a meeting may be taken without a meeting if a consent in writing setting forth the action so taken is signed by all of the shareholders entitled to vote.

        Limitations on Acquisitions of Voting Stock and Voting Rights. Quaint Oak Bancorp’s articles of incorporation provide that no person shall directly or indirectly offer to acquire or acquire the beneficial ownership

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of (a) more than 10% of the issued and outstanding shares of any class of an equity security of Quaint Oak Bancorp or (b) any securities convertible into, or exercisable for, any equity securities of Quaint Oak Bancorp if, assuming conversion or exercise by such person of all securities of which such person is the beneficial owner which are convertible into, or exercisable for such equity securities, such person would be the beneficial owner of more than 10% of any class of an equity security of Quaint Oak Bancorp. The term “person” is broadly defined in Quaint Oak Bancorp’s articles of incorporation to prevent circumvention of this restriction.

        The foregoing restrictions do not apply to (a) any offer with a view toward public resale made exclusively to Quaint Oak Bancorp by underwriters or a selling group acting on its behalf, (b) any employee benefit plan established by Quaint Oak Bancorp or Quaint Oak Bank or any trustees of such plan and (c) any other offer or acquisition approved in advance by the affirmative vote of 80% of Quaint Oak Bancorp’s board of directors. In the event that shares are acquired in violation of this restriction, all shares beneficially owned by any person in excess of 10% will not be counted as shares entitled to vote and will not be voted by any person or counted as voting shares in connection with any matters submitted to shareholders for a vote, and Quaint Oak Bancorp’s board of directors may cause the excess shares to be transferred to an independent trustee for sale.

        Mergers, Consolidations and Sales of Assets. For a merger, consolidation, sale of assets or other similar transaction to occur, the PBCL generally requires the approval of the board of directors and the affirmative vote of the holders of a majority of the votes cast by all shareholders entitled to vote thereon. Quaint Oak Bancorp’s articles of incorporation provide that any merger, consolidation, share exchange, sale of assets, division or voluntary dissolution shall require approval of 75% of the eligible voting shares unless the transaction has been previously approved by at least two-thirds of its board of directors, in which case the majority of the votes cast standard would apply. In addition, if any class or series of shares is entitled to vote thereon as a class, the PBCL requires the affirmative vote of a majority of the votes cast in each class for any plan of merger or consolidation. The PBCL also provides that unless otherwise required by a corporation’s governing instruments, a plan of merger or consolidation shall not require the approval of the shareholders if:

•	whether or not the “constituent” corporation, in this case, Quaint Oak Bancorp, is the surviving corporation (a) the surviving or new corporation is a Pennsylvania business corporation and the articles of the surviving or new corporation are identical to the articles of the constituent corporation, except for specified changes which may be adopted by a board of directors without shareholder action, (b) each share of the constituent corporation outstanding immediately prior to the effective date of the merger or consolidation is to continue as or to be converted into, except as may be otherwise agreed by the holder thereof, an identical share of the surviving or new corporation after the effective date of the merger or consolidation, and (c) the plan provides that the shareholders of the constituent corporation are to hold in the aggregate shares of the surviving or new corporation to be outstanding immediately after the effectiveness of the plan entitled to cast at least a majority of the votes entitled to be cast generally for the election of directors;
•	immediately prior to adoption of the plan and at all times prior to its effective date, another corporation that is a party to the merger or consolidation owns directly or indirectly 80% or more of the outstanding shares of each class of the constituent corporation; or
•	no shares of the constituent corporation have been issued prior to the adoption of the plan of merger or consolidation by the board of directors.

        As holder of all of the outstanding Quaint Oak Bank common stock after consummation of the conversion, Quaint Oak Bancorp generally will be able to authorize a merger, consolidation or other business combination involving Quaint Oak Bank without the approval of Quaint Oak Bancorp’s shareholders.

        Business Combinations with Interested Shareholders. Under the PBCL, a registered corporation may not engage in a business combination with an interested shareholder except for certain types of business combinations as enumerated under Pennsylvania law. The PBCL defines a “business combination”generally to include, with respect to a corporation, certain sales, purchases, exchanges, leases, mortgages, pledges, transfers or dispositions of assets, mergers or consolidations, certain issuances or reclassifications of securities, liquidations or dissolutions or certain loans, guarantees or financial assistance, pursuant to an agreement or understanding between

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such corporation or any subsidiaries, on the one hand, and an interested shareholder or an “affiliate” or “associate” thereof, on the other hand. An “interested shareholder” is defined generally to include any individual, partnership, association or corporation which is the beneficial owner, as defined, of at least 20% of the outstanding voting stock of the corporation or which is an affiliate or associate of such corporation and at any time within the five-year period prior to the date in question was the beneficial owner of at least 20% of the outstanding voting stock.

        Control Transactions. The PBCL includes provisions which allow holders of voting shares of a registered corporation that becomes the subject of a “control transaction” to object to such transaction and demand that they be paid a cash payment for the “fair value” of their shares from the “controlling person or group.” A “control transaction” for purposes of these provisions means the acquisition by a person or group of persons acting in concert of at least 20% of the outstanding voting stock of the registered corporation. “Fair value” for purposes of these provisions means an amount not less than the highest price per share paid by the controlling person or group at any time during the 90-day period ending on and including the date of the control transaction, plus an increment representing any value, including without limitation any proportion of any value payable for acquisition of control of the corporation, that may not be reflected in such price.

        Disgorgement by Certain Controlling Shareholders. The PBCL includes provisions which generally provide that any “profit” realized by any person or group who is or was a “controlling person or group” with respect to a registered corporation from the disposition of any equity security of the corporation to any person shall belong to and be recoverable by the corporation where the profit is realized by such person or group: (1) from the disposition of the equity security within 18 months after the person or group attained the status of a controlling person or group; and (2) the equity security had been acquired by the controlling person or group within 24 months prior to or 18 months subsequent to the attaining by the person or group of the status of a controlling person or group.

        A “controlling person or group” for purposes of these provisions of the PBCL is defined to mean (1) a person or group who has acquired, offered to acquire or, directly or indirectly, publicly disclosed or caused to be disclosed the intention of acquiring voting power over voting shares of a registered corporation that would entitle the holder thereof to cast at least 20% of the votes that all shareholders would be entitled to cast in an election of directors of the corporation or (2) a person or group who has otherwise, directly or indirectly, publicly disclosed or caused to be disclosed that it may seek to acquire control of a corporation through any means. The definition of “controlling person or group” also includes terms which are designed to facilitate a corporation’s determination of the existence of a group and members of a controlling group.

        The PBCL excludes certain persons and holders from the definition of a controlling person or group, absent “significant other activities” indicating that a person or group should be deemed a controlling person or group. The PBCL similarly provides that, absent a person or group’s direct or indirect disclosure or causing to be disclosed that it may seek to acquire control of the corporation through any means, a person or group will not be deemed to be a controlling person or group if such person or group holds voting power, among other ways, as a result of the solicitation of proxies or consents if such proxies or consents are (a) given without consideration in response to a solicitation pursuant to the Securities Exchange Act of 1934 and the regulations thereunder and (b) do not empower the holder thereof to vote such shares except on the specific matters described in such proxy or consent and in accordance with the instructions of the giver of such proxy or consent. The disgorgement provisions of the PBCL applicable to registered corporations also do not apply to certain specified transfers of equity securities, including certain acquisitions and dispositions which are approved by a majority vote of both the board of directors and shareholders of the corporation in the prescribed manner.

        Actions to recover any profit due to a registered corporation under the disgorgement provisions of the PBCL may be commenced by the corporation in any court of competent jurisdiction within two years from the date any recoverable profit was realized. Such an action also may be commenced by a shareholder on behalf of the corporation if the corporation refuses to bring the action within 60 days after written request by a shareholder or the corporations fail to prosecute the action diligently. Although any recovery of profits would be due the corporation, the shareholder would be entitled to reimbursement of all costs incurred in connection with the bringing of any such action in the event that such action results in a judgment recovering profits for the corporation.

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        Control-Share Acquisitions. The PBCL includes provisions which generally require that shareholders of a registered corporation approve a “control-share acquisition,” as defined therein. Pursuant to authority contained in the PBCL, Quaint Oak Bancorp’s articles of incorporation contain a provision which provides that the control-share acquisition provisions of the PBCL shall not be applicable to Quaint Oak Bancorp.

        Amendment of Governing Instruments. Quaint Oak Bancorp’s articles of incorporation generally provide that no amendment of the articles of incorporation may be made unless it is first approved by its board of directors and thereafter approved by the holders of a majority of the shares entitled to vote generally in an election of directors, voting together as a single class, as well as such additional vote of the preferred stock as may be required by the provisions of any series thereof, provided, however, any amendment which is inconsistent with Articles VI (directors), VII (meetings of shareholders, actions without a meeting), VIII (liability of directors and officers), IX (restrictions on offers and acquisitions), XI (shareholder approval of mergers and other actions) and XII (amendments to the articles of incorporation) must be approved by the affirmative vote of the holders of not less than 75% of the voting power of the shares entitled to vote thereon unless approved by the affirmative vote of 80% of Quaint Oak Bancorp’s directors then in office.

        Quaint Oak Bancorp’s bylaws may be amended by the majority vote of the full board of directors at a regular or special meeting of the board of directors or by a majority vote of the shares entitled to vote generally in an election of directors, voting together as a single class, as well as such additional vote of the preferred stock as may be required by the provisions of any series thereof, provided, however, that the shareholder vote requirement for any amendment to the bylaws which is inconsistent with Sections 2.10 (shareholder proposals), 3.1 (number of directors and powers), 3.2 (classifications and terms of directors), 3.3 (director vacancies), 3.4 (director removals) and 3.12 (director nominations) and Article VI (indemnification) is the affirmative vote of the holders of not less than 75% of the voting power of the shares entitled to vote thereon.

        Authorized Capital Stock. Quaint Oak Bancorp authorized capital stock consists of 9,000,000 shares of common stock and 1,000,000 shares of preferred stock. The number of Quaint Oak Bancorp’s authorized shares of stock is greater than what it will issue in the conversion. This will provide its board of directors with greater flexibility to effect, among other things, financings, acquisitions, stock dividends, stock splits and employee stock options.

        Issuance of Capital Stock to Directors, Officers and Controlling Persons. Quaint Oak Bancorp’s articles of incorporation do not contain restrictions on the issuance of shares of capital stock to its directors, officers or controlling persons. Thus, Quaint Oak Bancorp could adopt stock-based compensation plans such as stock option plans without shareholder approval and shares of Quaint Oak Bancorp capital stock could be issued directly to directors or officers without shareholder approval. Although generally not required, shareholder approval of stock-based compensation plans may be sought in certain instances in order to qualify such plans for favorable federal income tax law treatment under current laws and regulations. Quaint Oak Bancorp plans to submit the proposed stock option plan and recognition and retention plan discussed herein to its shareholders for their approval.

        The foregoing provisions of Quaint Oak Bancorp’s article of incorporation and bylaws and Pennsylvania law could have the effect of discouraging an acquisition of Quaint Oak Bancorp or stock purchases in furtherance of an acquisition, and could accordingly, under certain circumstances, discourage transactions which might otherwise have a favorable effect on the price of the common stock.

        In addition, certain provisions expected to be included in the proposed stock option plan and stock recognition and retention plan, each of which will not be implemented prior to the receipt of shareholder approval, provide for accelerated benefits to participants in the event of a change in control of Quaint Oak Bancorp or Quaint Oak Bank, as applicable. See “Management - New Stock Benefit Plans.” In addition, certain employment agreements to which Quaint Oak Bancorp is a party provide for specified benefits in the event of a change in control. See “Management - Executive Compensation - Employment Agreement.”The foregoing provisions and limitations may make it more costly for companies or persons to acquire control of Quaint Oak Bancorp.

        The board of directors of Quaint Oak Bancorp believes that the provisions described above are prudent and will reduce vulnerability to takeover attempts and certain other transactions that are not negotiated with and approved by its board of directors. Quaint Oak Bancorp’s board of directors believes that these provisions are in the

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best interests of Quaint Oak Bancorp and its future shareholders. In the board of directors’ judgment, Quaint Oak Bancorp’s board of directors is in the best position to determine Quaint Oak Bancorp’s true value and to negotiate more effectively for what may be in the best interests of its shareholders. Accordingly, the board of directors believes that it is in Quaint Oak Bancorp’s best interests and the best interests of its future shareholders to encourage potential acquirers to negotiate directly with the board of directors and that these provisions will encourage such negotiations and discourage hostile takeover attempts. It is also the board of directors’ view that these provisions should not discourage persons from proposing a merger or other transaction at prices reflective of Quaint Oak Bancorp’s true value and where the transaction is in the best interests of all shareholders.

DESCRIPTION OF CAPITAL STOCK OF QUAINT OAK BANCORP

General

        We are authorized to issue 9,000,000 shares of common stock and 1,000,000 shares of preferred stock. We currently expect to issue up to a maximum of 1,207,500 shares of common stock, and no shares of preferred stock in the conversion. Each share of common stock will have the same relative rights as, and will be identical in all respects with, each other share of common stock. Upon payment of the purchase price for the shares in accordance with the plan of conversion, all such stock will be duly authorized, fully paid and nonassessable.

        The common stock will represent nonwithdrawable capital, will not be an account of an insurable type and will not be insured by the Federal Deposit Insurance Corporation or any other governmental authority.

Common Stock

        Dividends. We can pay dividends if, as and when declared by our Board of Directors, subject to compliance with limitations which are imposed by law. See “Our Policy Regarding Dividends.” The holders of common stock will be entitled to receive and share equally in such dividends as may be declared by our Board of Directors out of funds legally available therefor. If we issue preferred stock, the holders thereof may have a priority over the holders of the common stock with respect to dividends.

        Voting Rights. Upon completion of the conversion, the holders of our common stock will possess exclusive voting rights in us. They will elect our Board of Directors and act on such other matters as are required to be presented to them under Pennsylvania law or our Articles of Incorporation or as are otherwise presented to them by the Board of Directors. Except as discussed in “Restrictions on Acquisitions of Quaint Oak Bancorp and Quaint Oak Bank and Related Anti-Takeover Provisions - Limitations on Acquisitions of Voting Stock and Voting Rights,” each holder of common stock will be entitled to one vote per share and will not have any right to cumulate votes in the election of directors. If we issue preferred stock, holders of the preferred stock may also possess voting rights.

        Liquidation. In the event of any liquidation, dissolution or winding up of us, the holders of the then-outstanding common stock would be entitled to receive, after payment or provision for payment of all its debts and liabilities, all of our assets available for distribution. If preferred stock is issued, the holders thereof may have a priority over the holders of the common stock in the event of liquidation or dissolution.

        Preemptive Rights. Holders of the common stock will not be entitled to preemptive rights with respect to any shares which may be issued in the future. The common stock is not subject to redemption.

Preferred Stock

        None of the shares of our authorized preferred stock will be issued in the conversion. Such stock may be issued with such preferences and designations as the Board of Directors may from time to time determine. The Board of Directors can, without stockholder approval, issue preferred stock with voting, dividend, liquidation and conversion rights which could dilute the voting strength of the holders of the common stock and may assist management in impeding an unfriendly takeover or attempted change in control.

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TRANSFER AGENT AND REGISTRAR

        The transfer agent and registrar for the common stock of Quaint Oak Bancorp will be Registrar and Transfer Company.

REGISTRATION REQUIREMENTS

        Our common stock will be registered under Section 12(g) of the Securities Exchange Act of 1934, as amended. We will be subject to the information, proxy solicitation, insider trading restrictions, tender offer rules, periodic reporting and other requirements of the Securities and Exchange Commission under the Exchange Act. We may not deregister the common stock under the Exchange Act for a period of at least three years following the conversion.

LEGAL AND TAX MATTERS

        The legality of our common stock and the federal income tax consequences of the conversion have passed upon for us by Elias, Matz, Tiernan & Herrick L.L.P., Washington, D.C. Elias, Matz, Tiernan & Herrick L.L.P. has consented to the references to their opinion in this prospectus. Beard Miller Company LLP has provided an opinion to us regarding the Pennsylvania income tax consequences of the conversion to Quaint Oak Bancorp and Quaint Oak Bank. Certain legal matters will be passed upon for Ryan Beck &Co., Inc. by Thacher Proffitt & Wood LLP, Washington, D.C.

EXPERTS

        The financial statements included in this prospectus and in the registration statement of Quaint Oak Bancorp have been audited by Beard Miller Company LLP, an independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

        RP Financial, LC. has consented to the publication in this prospectus of a summary of its report to us setting forth its opinion as to our estimated pro forma market value, as converted, and to the use of its name and statements with respect to it appearing in this prospectus.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

        We have filed a registration statement with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the common stock offered in this document. As permitted by the rules and regulations of the Securities and Exchange Commission, this prospectus does not contain all the information set forth in the registration statement. You may examine this information without charge at the public reference facilities of the Securities and Exchange Commission located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain copies of this material from the Securities and Exchange Commission at prescribed rates. You may obtain information on the operations of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission also maintains a website that contains reports, proxy and information statements and other information regarding registrants, including Quaint Oak Bancorp, that file electronically with the Securities and Exchange Commission. The address for this website is http://www.sec.gov.

        The statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are, of necessity, brief descriptions and are not necessarily complete.

        Quaint Oak has filed an application for approval of the plan of conversion and offering with the Pennsylvania Department of Banking and Federal Deposit Insurance Corporation. This prospectus omits certain information contained in the application. The application may be examined at the principal office of the Pennsylvania Department of Banking at 17 North Second Street, 11th Floor, Harrisburg, Pennsylvania.

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        Copies of the plan of conversion and our charter and bylaws are available without charge from us at our banking office located at 607 Lakeside Drive, Southampton, Pennsylvania. A copy of the appraisal report of RP Financial, LC., including any amendments made to it, and the detailed memorandum of RP Financial, LC. setting forth the method and assumptions for such appraisal are available for inspection at our corporate office.

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QUAINT OAK SAVINGS BANK

        The registrant, Quaint Oak Bancorp, Inc., a Pennsylvania corporation, has not yet commenced operations and has engaged in only minimal activities to date. Accordingly, the financial statements of Quaint Oak Bancorp, Inc. have been omitted as they are not required.

        All financial statement schedules are not included because they are not applicable or the required information has been disclosed in the financial statements or in the notes thereto.

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Report of Independent Registered Public Accounting Firm

To the Board of Trustees
Quaint Oak Savings Bank
Southampton, Pennsylvania

        We have audited the accompanying balance sheets of Quaint Oak Savings Bank as of December 31, 2006 and 2005, and the related statements of income, retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Bank’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Bank is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Bank’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Quaint Oak Savings Bank as of December 31, 2006 and 2005, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Beard Miller Company LLP

Beard Miller Company LLP
Reading, Pennsylvania
March 8, 2007

F-1

Quaint Oak Savings Bank

Balance Sheets

	December 31,
	2006	2005
Assets	(In Thousands)
Due from banks, non-interest-earning	$381	$396
Due from banks, interest-earning	3,816	1,395

Cash and cash equivalents	4,197	1,791
Investment in interest-earning time deposits	1,711	1,980
Investment in FHLB stock, at cost	263	248
Loans receivable, net of allowance for loan losses
2006 $575; 2005 $491	54,553	52,690
Bank premises and equipment, net	46	33
Accrued interest receivable and other assets	436	323

Total Assets	$61,206	$57,065

Liabilities and Retained Earnings
Liabilities
Deposits, interest-bearing	$55,750	$51,612
Short-term borrowings	—	500
Advances from borrowers for taxes and insurance	587	571
Accrued interest payable and other liabilities	132	215

Total Liabilities	56,469	52,898
Retained Earnings	4,737	4,167

Total Liabilities and Retained Earnings	$61,206	$57,065

See notes to financial statements.
F-2

Quaint Oak Savings Bank

Statements of Income

	Years Ended December 31,
	2006	2005
Interest Income	(In Thousands)
Loans receivable, including fees	$3,775	$3,042
Interest-earning deposits	144	145
Dividends	14	6

Total Interest Income	3,933	3,193

Interest Expense
Deposits	2,050	1,447
Short-term borrowings	48	22

Total Interest Expense	2,098	1,469

Net Interest Income	1,835	1,724
Provision for Loan Losses	144	144

Net Interest Income after Provision for Loan Losses	1,691	1,580

Other Income - Fees and service charges	25	13

Other Expenses
Salaries and employee benefits	432	405
Directors’ fees and expenses	138	128
Occupancy and equipment	58	53
Professional fees	43	42
Other	116	100

Total Other Expenses	787	728

Income before Income Taxes	929	865

Income Taxes	359	334

Net Income	$570	$531

See notes to financial statements.
F-3

Quaint Oak Savings Bank

Statements of Retained Earnings

	Years Ended December 31,
	2006	2005
	(In Thousands)
Retained Earnings - Beginning	$4,167	$3,636
Net income	570	531

Retained Earnings - Ending	$4,737	$4,167

See notes to financial statements.
F-4

Quaint Oak Savings Bank

Statements of Cash Flows

	Years Ended December 31,
	2006	2005
Cash Flows from Operating Activities	(In Thousands)
Net income	$570	$531
Adjustments to reconcile net income to net cash provided by
operating activities:
Provision for loan losses	144	144
Depreciation expense	11	13
Deferred income taxes	(35)	(44)
Net loss on sale of premises and equipment	—	1
Increase in accrued interest receivable and other assets	(78)	(59)
Increase (decrease) in accrued interest payable and other liabilities	(83)	35

Net Cash Provided by Operating Activities	529	621

Cash Flows from Investing Activities
Net (increase) decrease in investment in interest-earning time deposits	269	(233)
Proceeds from sale of bank premises and equipment	—	1
Purchase of property and equipment	(24)	(13)
Net increase in Federal Home Loan Bank stock	(15)	(33)
Net increase in loans receivable	(2,816)	(9,395)
Proceeds from the sale of portfolio loans	809	—

Net Cash Used in Investing Activities	(1,777)	(9,673)

Cash Flows from Financing Activities
Net increase in deposits	4,138	4,722
Increase (decrease) in short-term borrowings	(500)	500
Increase in advances from borrowers for taxes and insurance	16	56

Net Cash Provided by Financing Activities	3,654	5,278

Net Increase (Decrease) in Cash and Cash Equivalents	2,406	(3,774)

Cash and Cash Equivalents - Beginning	1,791	5,565

Cash and Cash Equivalents - Ending	$4,197	$1,791

Supplementary Cash Flows Information
Income taxes paid	$430	$440

Interest paid	$2,066	$1,456

See notes to financial statements.
F-5

Quaint Oak Savings Bank

Notes to Financial Statements

Note 1 — Nature of Operations

The Bank operates under a state bank charter as a mutual savings bank. The Bank is subject to regulation of the Pennsylvania Department of Banking and the Federal Deposit Insurance Corporation. The area served by the Bank is principally Bucks County, Pennsylvania. The principal deposit products offered by the Bank are passbook savings accounts, capital investment accounts, and certificates of deposit. Loan products offered are fixed and adjustable rate mortgages, home equity loans, and lines of credit.

On February 15, 2007, the Board of Trustees of the Bank approved a Plan of Conversion pursuant to which the Bank will be converting from a Pennsylvania mutual savings bank to a Pennsylvania stock chartered savings bank to be known as “Quaint Oak Bank”. The Plan of Conversion has not yet been submitted to the appropriate regulatory agencies or the Bank’s depositors for approval.

Note 2 — Summary of Significant Accounting Policies

Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses and the valuation of deferred tax assets.

Significant Group Concentrations of Credit Risk

The Bank operates primarily in Bucks County, Pennsylvania. The concentration of credit by type of loan is set forth in Note 4. Although the Bank has a diversified loan portfolio, its debtors’ ability to honor their contracts is influenced by the region’s economy. These customers are also the primary depositors of the Bank.

Cash and Cash Equivalents

For purposes of reporting cash flows, cash and cash equivalents include interest and non-interest-earning demand deposits. The Bank maintains a portion of its interest-earning demand deposits and time deposits at various commercial financial institutions. At times, the balances exceed the FDIC insured limits.

Restricted Stock

Federal law requires a member institution of the Federal Home Loan Bank system to hold restricted stock of its district Federal Home Loan Bank according to a predetermined formula. The stock is carried at cost.

F-6

Quaint Oak Savings Bank

Notes to Financial Statements

Note 2 — Summary of Significant Accounting Policies (Continued)

Transfers of Financial Assets

Transfers of financial assets are accounted for as sales, when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Bank, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (3) the Bank does not maintain effective control over the transferred assets through the agreement to repurchase them before their maturity.

Loans Receivable

Loans receivable that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are stated at their outstanding unpaid principal balances, net of an allowance for loan losses and any deferred fees. Interest income is accrued on the unpaid principal balance. Loan origination fees and costs are deferred and recognized as an adjustment of the yield (interest income) of the related loans. The Bank is generally amortizing these amounts over the contractual life of the loan.

The accrual of interest is discontinued when principal or interest has become 90 days past due. A loan may remain on accrual status if it is in the process of collection and is either guaranteed or well secured. When a loan is placed on nonaccrual status, unpaid interest credited to income in the current year is reversed and unpaid interest accrued in prior years is charged against the allowance for loan losses. Interest received on nonaccrual loans generally is either applied against principal or reported as interest income, according to management’s judgment as to the collectibility of principal. Generally, loans are restored to accrual status when the obligation is brought current, has performed in accordance with the contractual terms for a reasonable period of time and the ultimate collectibility of the total contractual principal and interest is no longer in doubt.

Allowance for Loan Losses

The allowance for loan losses is established through provisions for loan losses charged against income. Loans deemed to be uncollectible are charged against the allowance for loan losses, and subsequent recoveries, if any, are credited to the allowance.

The allowance for loan losses is maintained at a level considered adequate to provide for losses that can be reasonably anticipated. Management’s periodic evaluation of the adequacy of the allowance is based on the Bank’s past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower’s ability to repay, the estimated value of any underlying collateral, composition of the loan portfolio, current economic conditions and other relevant factors. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

The allowance consists of specific, general and unallocated components. The specific component relates to loans that are classified as either doubtful, substandard or special mention. For such loans that are also classified as impaired, an allowance is established when the discounted cash flows (or collateral value or observable market price) of the impaired loan is lower than the carrying value of that loan. The general component covers non-classified loans and is based on historical loss experience adjusted for qualitative factors. An unallocated component is maintained to cover uncertainties that could affect management’s estimate of probable losses. The unallocated component of the allowance reflects the margin of imprecision inherent in the underlying assumptions used in the methodologies for estimating specific and general losses in the portfolio.

F-7

Quaint Oak Savings Bank

Notes to Financial Statements

Note 2 — Summary of Accounting Policies (Continued)

Allowance for Loan Losses (Continued)

A loan is considered impaired when, based on current information and events, it is probable that the Bank will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan by loan basis for multi-family and nonresidential mortgage and commercial loans by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price or the fair value of the collateral if the loan is collateral dependent.

Large groups of smaller balance homogeneous loans are collectively evaluated for impairment. Accordingly, the Bank does not separately identify individual savings accounts and residential loans for impairment disclosures, unless such loans are the subject of a restructuring agreement.

Bank Premises and Equipment

Bank premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed on the straight-line method over the assets’ estimated useful lives.

Advertising Costs

The Bank follows the policy of charging the costs of advertising to expense as incurred. Advertising expense was $19,000 and $20,000 for the years ended December 31, 2006 and 2005, respectively.

Income Taxes

Deferred income taxes are provided on the liability method whereby deferred tax assets are recognized for deductible temporary differences and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Off-Balance Sheet Financial Instruments

In the ordinary course of business, the Bank has entered into off-balance sheet financial instruments consisting of commitments to extend credit. Such financial instruments are recorded in the balance sheet when they are funded.

Reclassifications

Certain items in the 2005 financial statements have been reclassified to conform to the 2006 financial statement presentation format. These reclassifications had no effect on net income.

F-8

Quaint Oak Savings Bank

Notes to Financial Statements

Note 2 — Summary of Accounting Policies (Continued)

New Accounting Standards

In February 2006, the Financial Accounting Standards Board (FASB) issued Statement No. 155, “Accounting for Certain Hybrid Financial Instruments”. Statement No. 155 amends FASB Statement No. 133 and FASB Statement No. 140, and improves the financial reporting of certain hybrid financial instruments by requiring more consistent accounting that eliminates exemptions and provides a means to simplify the accounting for these instruments. Specifically, Statement No. 155 allows financial instruments that have embedded derivatives to be accounted for as a whole (eliminating the need to bifurcate the derivative from its host) if the holder elects to account for the whole instrument on a fair value basis. Statement No. 155 is effective for all financial instruments acquired or issued after the beginning of an entity’s first fiscal year that begins after September 15, 2006. The Bank is required to adopt the provisions of Statement No. 155, as applicable, beginning in fiscal year 2007. Management does not believe the adoption of Statement No. 155 will have any impact on the Bank’s financial position and results of operations.

In March 2006, the FASB issued Statement No. 156, “Accounting for Servicing of Financial Assets – An Amendment of FASB Statement No. 140.” Statement No. 156 requires that all separately recognized servicing assets and servicing liabilities be initially measured at fair value, if practicable. The statement permits, but does not require, the subsequent measurement of servicing assets and servicing liabilities at fair value. Statement No. 156 is effective as of the beginning of an entity’s first fiscal year that begins after September 15, 2006, which for the Bank will be as of the beginning of fiscal 2007. Management does not believe that the adoption of Statement No. 156 will have any effect on the Bank’s financial statements.

In July 2006, the Financial Accounting Standards Board (FASB) issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109” (FIN 48)), which clarifies the accounting for uncertainty in tax positions. This Interpretation requires that companies recognize in their financial statements the impact of a tax position, if that position is more likely that not of being sustained on audit, based on the technical merits of the position. The provisions of FIN 48 are effective for fiscal years beginning after December 15, 2006, with the cumulative effect of the change in accounting principle recorded as an adjustment to opening retained earnings. Management does not expect that there will be any impact of adopting FIN 48 on the Bank’s financial statements.

In September 2006, the FASB issued Statement No. 157, “Fair Value Measurements,”which defines fair value, establishes a framework for measuring fair value under GAAP, and expands disclosures about fair value measurements. The new guidance is effective for financial statements issued for fiscal years beginning after November 15, 2007, and for interim periods within those fiscal years. Management is currently evaluating the potential impact, if any, of the adoption of FASB Statement No. 157 on the Bank’s financial position, results of operations and cash flows.

On September 13, 2006, the Securities and Exchange Commission “SEC” issued Staff Accounting Bulleting No. 108 (“SAB 108”). SAB 108 provides interpretive guidance on how the effects of the carryover or reversal of prior year misstatements should be considered in quantifying a potential current year misstatement. Prior to SAB 108, companies might evaluate the materiality of financial-statement misstatements using either the income statement or balance sheet approach, with the income statement approach focusing on new misstatements added in the current year, and the balance sheet approach focusing on the cumulative amount of misstatement present in a company’s balance sheet. Misstatements that would be material under one approach could be viewed as immaterial under another approach, and not be corrected. SAB 108 now requires that companies view financial statement misstatements as material if they are material according to

F-9

Quaint Oak Savings Bank

Notes to Financial Statements

Note 2 — Summary of Accounting Policies (Continued)

New Accounting Standards (Continued)

either the income statement or balance sheet approach. Management has analyzed SAB 108 and determined that upon adoption it will have no impact on the Bank’s financial position and results of operations.

In September 2006, the FASB issued FASB Staff Position AUG AIR-1, “Accounting for Planned Major Maintenance Activities” which is effective for fiscal years beginning after December 15, 2006. This position statement eliminates the accrue-in-advance method of accounting for planned major maintenance activities. Management does not expect this pronouncement to have a significant impact on the determination or reporting of our financial results.

In February 2007, the FASB issued SFAS 159, “The Fair Value Option for Financial Assets and Financial Liabilities-Including an amendment of FASB Statement No.115". SFAS No.159 permits entities to choose to measure many financial instruments and certain other items at fair value. Unrealized gains and losses on items for which the fair value option has been elected will be recognized in earnings at each subsequent reporting date. SFAS No. 159 is effective for the Bank January 1, 2008. Management is evaluating the impact that the adoption of SFAS No. 159 will have on the Bank’s financial statements.

Note 3 — Investment in Interest-Earning Time Deposits

The interest-earning time deposits as of December 31, 2006 and 2005, by contractual maturity, are shown below:

	2006	2005
	(In Thousands)
Due in one year or less	$1,711	$1,444
Due after one year through five years	—	536

	$1,711	$1,980

F-10

Quaint Oak Savings Bank

Notes to Financial Statements

Note 4 — Loans Receivable

The composition of net loans receivable at December 31, 2006 and 2005 is as follows:

	2006	2005
	(In Thousands)
Residential mortgages:
One-to-four family, owner occupied	$19,163	$21,704
One-to-four family, non-owner occupied	11,800	8,956
Multi-family (five or more)	4,522	5,215
Nonresidential mortgages	14,404	11,508
Commercial lines of credit	1,530	2,088
Home equity loans	3,535	3,521
Loans on savings accounts	11	14

Total Loans	54,965	53,006

Allowance for loan losses	(575)	(491)
Deferred loan fees and costs	163	175

Net Loans	$54,553	$52,690

During 2006, the Bank sold $809,000 of portfolio loans at par with servicing retained. No servicing asset or liability has been recorded due to immateriality. At December 31, 2006, such loans serviced for others totaled $809,000.

The following is a summary of changes in the allowance for loan losses for the years ended December 31, 2006 and 2005:

	2006	2005
	(In Thousands)
Balance, beginning	$491	$347
Charge-offs	(60)	—
Recoveries	—	—

Net charge-offs	(60)	—

Provision charged to operations	144	144

Balance, ending	$575	$491

The recorded investment in impaired loans, not requiring an allowance for loan losses was $-0- at December 31, 2006 and 2005. The recorded investment in impaired loans requiring an allowance for loan losses was $83,000 and $576,000 at December 31, 2006 and 2005, respectively. At December 31, 2006 and 2005, the related allowance for loan losses associated with this loan was $4,000 and $29,000, respectively. For the years ended December 31, 2006 and 2005, the average recorded investment in impaired loans was $148,000 and $576,000, respectively, and the interest income recognized on impaired loans was $5,000 for 2006 and $1,000 for 2005.

F-11

Quaint Oak Savings Bank

Notes to Financial Statements

Note 4 — Loans Receivable (Continued)

At December 31, 2006 and 2005, the Bank had nonaccrual loans of $-0- and $576,000. Additional interest income that would have been recorded under the original terms of the loan agreements amounted to approximately $-0- and $33,000 for the years ended December 31, 2006 and 2005, respectively. There were $195,000 and $-0- loans that were past due 90 days or more and still accruing interest at December 31, 2006 and 2005, respectively.

Note 5 — Bank Premises and Equipment

The components of bank premises and equipment at December 31, 2006 and 2005 are as follows:

	2006	2005
	(In Thousands)
Leasehold improvements	$9	$1
Furniture, fixtures and equipment	128	111

	137	112
Accumulated depreciation	(91)	(79)

	$46	$33

The Bank has an operating lease for its banking office, expiring in November 2007. Rent expense under the lease for the years ended December 31, 2006 and 2005 was $21,000 and $15,000, respectively. Future minimum lease payments under this operating agreement are $32,000.

Note 6 — Deposits

Deposits at December 31, 2006 and 2005 consist of the following:

	2006		2005
	Amount	Weighted Average Interest Rate	Amount	Weighted Average Interest Rate
	(Dollars in Thousands)
Passbook savings accounts	$4,702	1.39%	$7,617	1.39%
Statement savings accounts	6,752	2.72	8,347	2.22
Certificate of deposit accounts	44,296	4.71	35,648	3.91

	$55,750	4.19%	$51,612	3.26%

F-12

Quaint Oak Savings Bank

Notes to Financial Statements

Note 6 — Deposits (Continued)

A summary of certificates of deposits by maturity at December 31, 2006 is as follows: (In Thousands)

Year ending December 31:
2007	$29,906
2008	4,396
2009	5,719
2010	3,499
2011	776

$44,296

The aggregate amount of certificates of deposit with a minimum denomination of $100,000 was $11,188,000 and $9,209,000 at December 31, 2006 and 2005, respectively.

A summary of interest expense for the years ended December 31, 2006 and 2005 is as follows:

	2006	2005
	(In Thousands)
Passbook savings accounts	$84	$119
Statement savings accounts	207	200
Certificate of deposit accounts	1,759	1,128

	$2,050	$1,447

Note 7 — Borrowings

The Bank has a line of credit commitment from another bank for borrowings up to $1,500,000. This line of credit is a demand facility subject to continued review and modification or suspension at any time. Advances are secured by certain qualifying assets of the Bank. There were no borrowings under this line of credit at December 31, 2006 and 2005.

The Bank has a line of credit facility with the Federal Home Loan Bank of $5,000,000 through December 17, 2007. At December 31, 2006 there were no borrowings outstanding under this line. At December 31, 2005, $500,000 was outstanding under this line with interest at 4.23%. The Bank has a maximum borrowing capacity with the Federal Home Loan Bank of approximately $38,708,000. Federal Home Loan Bank advances are secured by qualifying assets of the Bank.

F-13

Quaint Oak Savings Bank

Notes to Financial Statements

Note 8 — Income Taxes

The components of income tax expense for the years ended December 31, 2006 and 2005 are as follows:

	2006	2005
	(In Thousands)
Federal:
Current	$331	$318
Deferred	(35)	(44)

	296	274
State, current	63	60

	$359	$334

A reconciliation of the statutory income tax at a rate of 34% to the income tax expense included in the statements of income for the years ended December 31, 2006 and 2005 is as follows:

	2006	2005
Federal income tax at statutory rate	34.0%	34.0%
State tax, net of federal benefit	4.5	4.6
Other	0.1	—

	38.6%	38.6%

The components of the net deferred tax asset at December 31, 2006 and 2005 are as follows:

	2006	2005
	(In Thousands)
Deferred tax assets:
Allowance for loan losses	$195	$167

Deferred tax liabilities:
Bank premises and equipment	(8)	(10)
Deferred loan costs	(55)	(60)

	(63)	(70)

Net Deferred Tax Asset	$132	$97

The net deferred tax asset at December 31, 2006 and 2005 of $132,000 and $97,000 is included in other assets, respectively.

F-14

Quaint Oak Savings Bank

Notes to Financial Statements

Note 9 —Transactions with Executive Officers and Directors

Certain directors and executive officers of the Bank, their families and their affiliates are customers of the Bank. Any transactions with such parties, including loans and commitments, were in the ordinary course of business at normal terms, including interest rates and collateralization, prevailing at the time and did not represent more than normal risks. These persons were indebted to the Bank for loans totaling $20,000 and $25,000 at December 31, 2006 and 2005, respectively. During the year ended December 31, 2006, $-0- of new loans and $5,000 repayments were made.

Certain directors of the Bank are involved in the origination of loans for the Bank. Fees paid to these related parties for the years ended December 31, 2006 and 2005 were approximately $94,000 and $168,000, respectively. Certain directors of the Bank provided outside services to the Bank for $19,000 and $20,000 for the years ended December 31, 2006 and 2005, respectively. These outside services included accounting, property inspection and business development.

Note 10 — Financial Instruments with Off-Balance Sheet Risk

The Bank is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit. Those instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the balance sheet.

The Bank’s exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments as it does for on-balance sheet instruments.

A summary of the Bank’s financial instrument commitments at December 31, 2006 and 2005 is as follows:

	2006	2005
	(In Thousands)
Commitments to grant loans	$977	$788
Unfunded commitments under lines of credit	410	672

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Since the commitments may expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. The Bank evaluates each customer’s credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management’s credit evaluation. Collateral held varies, but includes principally residential and commercial real estate.

F-15

Quaint Oak Savings Bank

Notes to Financial Statements

Note 11 — Regulatory Matters

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary-actions by regulators that, if undertaken, could have a direct material effect on the Bank’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices. The Bank’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk-weightings and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth below) of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets, and of Tier 1 capital to average assets. Management believes, as of December 31, 2006, that the Bank meets all capital adequacy requirements to which it is subject.

As of December 31, 2006, the Bank was well capitalized under the regulatory framework for prompt corrective action. There are no conditions or events since December 31, 2006 that management believes have changed the Bank’s category.

The Bank’s actual capital amounts and ratios at December 31, 2006 and 2005 and the minimum amounts and ratios required for capital adequacy purposes and to be well capitalized under the prompt corrective action provisions are as follows:

	Actual		For Capital Adequacy Purposes		To be Well Capitalized under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
	(Dollars in Thousands)
As of December 31, 2006:
Total capital (to risk-weighted assets)	$5,216	13.66%	$≥3,055	≥8.00%	$≥3,819	≥10.00%
Tier 1 capital (to risk-weighted assets)	4,737	12.40	≥1,528	≥4.00	≥2,291	≥6.00
Tier 1 capital (to average assets)	4,737	7.79	≥2,431	≥4.00	≥3,039	≥5.00
As of December 31, 2005:
Total capital (to risk-weighted assets)	$4,599	13.34%	$≥2,758	≥8.00%	$≥3,448	≥10.00%
Tier 1 capital (to risk-weighted assets)	4,167	12.09	≥1,379	≥4.00	≥2,069	≥6.00
Tier 1 capital (to average assets)	4,167	7.28	≥2,290	≥4.00	≥2,862	≥5.00

F-16

Quaint Oak Savings Bank

Notes to Financial Statements

Note 12 — Fair Value of Financial Instruments

The fair value of a financial instrument is the current amount that would be exchanged between willing parties, other than in a forced liquidation.

The following disclosure of the estimated fair value of financial instruments is made in accordance with the requirements of SFAS No.107 “Disclosures About Fair Value of Financial Instruments.” The estimated fair value amounts have been determined by the Bank using available market information and appropriate valuation methodologies. However, considerable judgment is necessarily required to interpret market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts the Bank could realize in a current market exchange. The use of different market assumptions and / or estimation methodologies may have a material effect on the estimated fair value amounts. SFAS 107 excludes certain financial instruments and all non-financial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented may not necessarily represent the underlying fair value of the Bank.

The fair value estimates presented herein are based on pertinent information available to management as of December 31, 2006 and 2005. Although management is not aware of any factors that would significantly affect the estimated fair value amounts, such amounts have not been comprehensively revalued for purposes of these financial statements since December 31, 2006 and 2005 and, therefore, current estimates of fair value may differ significantly from the amounts presented herein.

The following assumptions were used to estimate the fair value of the Bank’s financial instruments;

Cash and cash equivalents

For cash and cash equivalents, the carrying amount is a reasonable estimate of fair value.

Interest-earning time deposits

The fair value of interest-earning time deposits is based on a present value estimate using rates currently offered for time deposits with similar remaining maturities.

Loans receivable, net

The fair value of loans is estimated based on the present value of cash flows using interest rates currently offered for loans with similar terms to borrowers of similar credit quality.

Federal Home Loan Bank stock

The carrying amount of Federal Home Loan Bank stock approximates fair value.

Accrued interest receivable and payable

The carrying amount of accrued interest receivable and payable approximates fair value.

Deposits

The fair value of passbook and statement savings accounts, which are payable on demand, is the carrying amount. The fair value of certificates of deposit is based on a present value estimate using rates currently offered for deposits with similar remaining maturities.

Short-term borrowings

The fair value of short-term borrowings approximates its carrying value.

F-17

Quaint Oak Savings Bank

Notes to Financial Statements

Note 12 — Fair Value of Financial Instruments (Continued)

Off-balance sheet financial instruments

Fair values for the Bank’s off-balance sheet financial instruments (lending commitments) are based on fees currently charged to enter into similar agreements, taking into account, the remaining terms of the agreements and the counterparties’ credit standing.

The estimated fair values of the Banks financial instruments at December 31, 2006 and 2005 are as follows:

	2006		2005
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
	(In Thousands)
Assets:
Cash and cash equivalents	$4,197	$4,197	$1,791	$1,791
Investment in interest-earning time deposits	1,711	1,713	1,980	1,968
Investment in FHLB stock	263	263	248	248
Loans receivable, net	54,553	52,901	52,690	51,399
Accrued interest receivable	274	274	198	198

Liabilities:
Deposits	55,750	55,453	51,612	51,314
Short-term borrowings	—	—	500	500
Accrued interest payable	94	94	62	62

Off-balance sheet financial instruments	—	—	—	—

F-18

        You should rely only on the information contained in this document or that to which we have referred you. We have not authorized anyone to provide you with information that is different. This document does not constitute an offer to sell, or the solicitation of an offer to buy, any of the securities offered hereby to any person in any jurisdiction in which such offer or solicitation would be unlawful. The affairs of Quaint Oak Savings Bank, to be named Quaint Oak Bank following the conversion and offering, and Quaint Oak Bancorp may change after the date of this prospectus. Delivery of this document and the sales of shares made hereunder does not mean otherwise.

QUAINT OAK BANCORP, INC.

(Proposed Holding Company for Quaint Oak Bank)

Up to 1,207,500 Shares of Common Stock

Common Stock

PROSPECTUS

Ryan Beck & Co., Inc.

____________ _________, 2007

Dealer Prospectus Delivery Obligation

        Until the later of _______ __, 2007 or 25 days after commencement of the offering, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers.

        Article VI of the Registrant’s Bylaws provides as follows:

        6.1 Persons Covered. Subject to, and in accordance with, the provisions of this Article VI, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, including actions by or in the right of the Corporation, whether civil, criminal, administrative, or investigative, by reason of the fact that such person is or was a director, officer, employee, fiduciary, trustee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary, trustee, or agent of another corporation, partnership, joint venture, trust, or other enterprise.

        6.2 Derivative Actions.

        (a) In the case of a threatened, pending, or completed action or suit by or in the right of the Corporation against a person named in Section 6.1 by reason of such person holding a position named in Section 6.1, the Corporation shall indemnify such person if such person satisfies the standard in Section 6.2(b), for expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of the action or suit.

        (b) In the case of a threatened, pending, or completed action or suit by or in the right of the Corporation, a person named in Section 6.1 shall be indemnified only if:

(1) such person is successful on the merits or otherwise; or

(2) such person acted in good faith in the transaction that is the subject of the suit or action, and in a manner reasonably believed to be in, or not opposed to, the best interests of the Corporation. However, such person shall not be indemnified in respect of any claim, issue, or matter as to which such person has been adjudged liable to the Corporation unless (and only to the extent that) the court of common pleas or the court in which the suit was brought shall determine, upon application, that despite the adjudication of liability but in view of all the circumstances, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

        6.3 Third-Party Actions.

        (a) In case of a threatened, pending, or completed suit, action, or proceeding (whether civil, criminal, administrative, or investigative), other than a suit by or in the right of the Corporation, together hereafter referred to as a third-party action, against a person named in Section 6.1 by reason of such person holding a position named in Section 6.1, the Corporation shall indemnify such person if such person satisfies the standard in Section 6.3(b), for amounts actually and reasonably incurred by such person in connection with the defense or settlement of the third-party action, including, but not limited to (i) expenses (including attorneys’ fees), (ii) amounts paid in settlement, (iii) judgments, and (iv) fines.

        (b) In case of a third-party action, a person named in Section 6.1 shall be indemnified only if:

(1) such person is successful on the merits or otherwise; or

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(2) such person acted in good faith in the transaction that is the subject of the third-party action and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding, such person had no reasonable cause to believe such person’s conduct was unlawful. The termination of a third-party action by judgment, order, settlement, conviction, or upon a pleas of nolo contendere or its equivalent shall not, in itself, create a presumption that the person failed to satisfy the standard of this Section 6.3(b).

        6.4 Determination That Standard Has Been Met. A determination that the standard of either Section 6.2(b) or 6.3(b) has been satisfied may be made by a court, or, except as stated in the record sentence of Section 6.2(b), the determination may be made by:

(1) the Board of Directors by a majority vote of a quorum consisting of directors of the Corporation who were not parties to the action, suit, or proceeding;

(2) if such a quorum is not obtainable or if obtainable and a majority of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

(3) the shareholders of the Corporation.

        6.5 Proration. Anyone making a determination under Section 6.4 may determine that a person has met the standard as to some matters but not as to others, and may reasonably prorate amounts to be indemnified.

        6.6 Advancement of Expenses. Reasonable expenses incurred by a director, officer, employee, or agent of the Corporation in defending a civil or criminal action, suit, or proceeding described in Section 6.1 may be paid by the Corporation in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the Corporation.

        6.7 Other Rights. The indemnification and advancement of expenses provided by or pursuant to this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any insurance or other agreement, vote of shareholders or directors, or otherwise, both as to actions in their official capacity and as to actions in another capacity while holding an office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

        6.8 Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article VI.

        6.9 Security Fund; Indemnity Agreements. By action of the Board of Directors (notwithstanding their interest in the transaction), the Corporation may create and fund a trust fund or fund of any nature, and may enter into agreements with its officers, directors, employees, and agents for the purpose of securing or insuring in any manner its obligation to indemnify or advance expenses provided for in this Article VI.

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        6.10 Modification. The duties of the Corporation to indemnify and to advance expenses to any person as provided in this Article VI shall be in the nature of a contract between the Corporation and each such person, and no amendment or repeal of any provision of this Article VI, and no amendment or termination of any trust fund or other fund created pursuant to Section 6.9 hereof, shall alter to the detriment of such person the right of such person to the advancement of expenses or indemnification related to a claim based on an act or failure to act which took place prior to such amendment, repeal, or termination.

        6.11 Proceedings Initiated by Indemnified Persons. Notwithstanding any other provision in this Article VI, the Corporation shall not indemnify a director, officer, employee, or agent for any liability incurred in an action, suit, or proceeding initiated by (which shall not be deemed to include counter-claims or affirmative defenses) or participated in as an intervenor or amicus curiae by the person seeking indemnification unless such initiation of or participation in the action, suit, or proceeding is authorized, either before or after its commencement, by the affirmative vote of a majority of the directors then in office.

        6.12 Savings Clause. If this Article VI or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director, officer, employee, and agent of the Corporation as to costs, charges, and expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement with respect to any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article VI that shall not have been invalidated and to the fullest extent permitted by applicable law.

        If the laws of the Commonwealth of Pennsylvania are amended to permit further indemnification of the directors, officers, employees, and agents of the Corporation, then the Corporation shall indemnify such persons to the fullest extent permitted by law. Any repeal or modification of this Article VI by the Board of Directors or the shareholders of the Corporation shall not adversely affect any right or protection of a director, officer, employee, or agent existing at the time of such repeal or modification.

Item 25. Other Expenses of Issuance and Distribution.

Description	Expense
OTS filing fees	$ 7,000
Pennsylvania Department of Banking filing fees	4,570
SEC filing fees	1,486
Printing, postage, mailing and EDGAR expenses	70,000
NASD filing fee	2,000
Legal fees (excluding expenses)	125,000
Blue Sky filing fees (including expenses)	20,000
Accounting fees (including expenses	45,000
Appraiser’s fees (including business plan).	35,000
Marketing Agent fees and expenses (including legal expenses)	180,000
Transfer agent fees and expenses	7,500
Certificate printing	2,000
Miscellaneous	50,444

Total	$550,000

Item 26. Recent Sales of Unregistered Securities.

Not Applicable.

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Item 27. Exhibits

        The exhibits filed as a part of this Registration Statement are as follows (Filed herewith unless otherwise noted):

No.	Description
1.1	Engagement Letter, entered into March 2, 2007, between Quaint Oak Savings Bank and Ryan Beck & Co., Inc.
1.2	Form of Agency Agreement among Quaint Oak Bancorp, Inc., Quaint Oak Savings Bank and Ryan Beck & Co., Inc. (1)
2.1	Plan of Conversion of Quaint Oak Savings Bank
3.1	Articles of Incorporation of Quaint Oak Bancorp, Inc.
3.2	Bylaws of Quaint Oak Bancorp, Inc.
4.1	Form of Stock Certificate of Quaint Oak Bancorp, Inc.
5.1	Opinion of Elias, Matz, Tiernan & Herrick L.L.P. regarding legality of securities to be registered(1)
8.1	Opinion of Elias, Matz, Tiernan & Herrick L.L.P. regarding federal tax matters
8.2	Opinion of Beard Miller Company LLP regarding state tax matters
8.3	Letter from RP Financial, LC. regarding subscription rights
10.1	Employment Agreement by and between Robert T. Strong and Quaint Oak Savings Bank
10.2	Service Agreement by and between Quaint Oak Savings Bank and George M. Ager, Jr.
10.3	Service Agreement by and between Quaint Oak Savings Bank and John J. Augustine
10.4	Service Agreement by and between Quaint Oak Savings Bank and Kenneth R. Gant
10.5	Service Agreement by and between Quaint Oak Savings Bank and Robert J. Phillips
10.6	Service Agreement by and between Quaint Oak Savings Bank and Marsh B. Spink
23.1	Consent of Elias, Matz, Tiernan & Herrick LLP (included in Exhibits 5.1(1) and 8.1 to this Registration Statement)
23.2	Consent of Beard Miller Company LLP
23.3	Consent of RP Financial, LC.
24.1	Powers of Attorney (included in the signature page hereto)
99.1	Appraisal Report of RP Financial, LC. (2)
99.2	Subscription Order Form and Instructions (1)
99.3	Additional Solicitation Material to be used in connection with the offering (1)
99.4	Form of Proxy Statement and Proxy Card for depositors of Quaint Oak Savings Bank
(1)	To be filed by amendment.
(2)	Excludes certain tabular and statistical information pursuant to a hardship exemption request made under Rule 202 of Regulation S-T.

Item 28. Undertakings.

The small business issuer hereby undertakes:

        (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

        (i) include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

        (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

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        (iii) include any additional or changed material information on the plan of distribution.

        (2) For determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of securities at that time to be the initial bona fide offering.

        (3) To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the termination of the offering.

        (4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

        (i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

        (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

        (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

        (iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser. The small business issuer will provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

The small business issuer hereby undertakes that:

        (5) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430(A) and contained in a form of prospectus filed by the small business issuer pursuant to Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

        (6) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

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SIGNATURES

        In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of Southampton, Commonwealth of Pennsylvania, on March 21, 2007.

QUAINT OAK BANCORP, INC

By:	/s/ Robert T. Strong
Robert T. Strong President and Chief Executive Officer (Duly Authorized Representative)

        In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby makes, constitutes and appoints Robert T. Strong his true and lawful attorney, with full power to sign for each person and in such person’s name and capacity indicated below, and with full power of substitution, any and all amendments to this registration statement, hereby ratifying and confirming such person’s signature as it may be signed by said attorney to any and all amendments.

Signature	Title	Date
/s/ Robert T. Strong	President and Chief Executive Officer	March 21, 2007
Robert T. Strong

/s/ Diane J. Colyer	Operations Officer (principal financial and accounting officer)	March 21, 2007
Diane J. Colyer

/s/ Robert J. Phillips	Chairman	March 21, 2007
Robert J. Phillips

/s/ George M. Ager, Jr	Director	March 21, 2007
George M. Ager, Jr.

/s/ John J. Augustine	Director	March 21, 2007
John J. Augustine

/s/ Andrew E. DiPiero, Jr.	Director	March 21, 2007
Andrew E. DiPiero, Jr.

/s/ Kenneth R. Gant	Director	March 21, 2007
Kenneth R. Gant

/s/ Marsh B. Spink	Director	March 21, 2007
Marsh B. Spink